SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only  (as permitted by Rule 14a-6(e)
    (2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              V BAND CORPORATION                               .
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not applicable                                .
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X]  Feecomputed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.


     (1)  Title of each class of securities to which transaction applies:
          Common Stock, par value $0.01 per share                              .
          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          5,428,621                                                            .
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          $0.27 (cash merger consideration per share of Common Stock)          .
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          $1,465,727.67                                                        .
          ----------------------------------------------------------------------

     (5)  Total fee paid:
          $294                                                                 .
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

PRELIMINARY COPY - For the information of the Securities and Exchange Commission only

[GRAPHIC OF V-BAND LOGO]                                      V Band Corporation
                                                             3 Westchester Plaza
                                                              Elmsford, NY 10523

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  June 4, 1999

To the Shareholders of V Band Corporation:

         A Special Meeting of Shareholders of V Band Corporation (the "Company") will be held at the Company's offices at 3 Westchester Plaza, Elmsford, NY 10523, on June 4, 1999 at 10 a.m., for the following purposes:

         1. To consider and vote upon a proposed merger, which is described in the accompanying Proxy Statement, pursuant to which the Company will be merged with and into IPC Merger Sub, Inc., a wholly owned subsidiary of IPC Information Systems, Inc.("IPC"), and the holders of the Company's Common Stock will be entitled to receive $0.27 cash for each share of Common Stock of the Company held by them, and to adopt the Agreement and Plan of Merger pursuant to which the merger will be effected, a copy of which is attached to the Proxy Statement as Appendix A.

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has determined that only holders of Common Stock of record at the close of business on April 26, 1999 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

                                             By Order of the Board of Directors,

                                         /s/ Marc Teichman
                                             ----------------
                                             Marc Teichman
                                             Secretary
Elmsford, New York
May    , 1999

[GRAPHIC OF V-BAND LOGO]                                      V Band Corporation
                                                             3 Westchester Plaza
                                                              Elmsford, NY 10523

To the Shareholders:


         You are cordially invited to attend a Special Meeting of Shareholders of V Band Corporation (the "Company") to be held on June 4, 1999 at 10 a.m. at the Company's offices at 3 Westchester Plaza, Elmsford, NY 10523.

         At the meeting, you will be asked to consider and vote on the approval of a merger (the "Merger") of the Company with and into a wholly owned subsidiary of IPC Information Systems, Inc. ("IPC") in which the shareholders of the Company will be entitled to receive $0.27 cash for each share of Common Stock held by them. The attached notice of meeting and proxy statement explain the proposed Merger and provide specific information about the Special Meeting. Please read these materials carefully.

         The Board of Directors has concluded that the Merger Agreement and the proposed Merger are advisable and fair to, and in the best interests of, the Company's stockholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER. There is no assurance that the Company can continue as a going concern in the absence of the Merger.

         The affirmative vote of two-thirds of the outstanding shares of Common Stock of the Company is required to approve the Merger. I less than two-thirds of the Company's outstanding shares of Common Stock are voted affirmatively, the Merger will not be consummated and the consideration offered by IPC will not be available to you. THUS, YOUR FAILURE TO VOTE COULD HAVE THE SAME CONSEQUENCES TO YOU AS A VOTE AGAINST THE MERGER.

         Whether or not you are able to attend the Special Meeting, you are urged to sign, date, and mail the enclosed proxy promptly.



                                                     Very truly yours,


                                                 /s/ Thomas E. Feil,
                                                     -----------------------
                                                     Thomas E. Feil,
                                                     Chief Executive Officer

[GRAPHIC OF V-BAND LOGO]

                                  INTRODUCTION


         The enclosed proxy is solicited by the Board of Directors of V Band Corporation (the "Company") for use at the Special Meeting of the Shareholders of the Company to be held on June 4, 1999 (the "Special Meeting"), or at any adjournments thereof, for the purposes set forth in the foregoing notice. The approximate date of mailing of the foregoing notice, this Proxy Statement and the accompanying proxy is May ___, 1999.

         At the Special Meeting, the shareholders will be asked to consider and take action upon a proposal, unanimously recommended by the Board of Directors of the Company, to adopt an Agreement and Plan of Merger dated as of April 14, 1999 (the "Merger Agreement") among IPC Information Systems, Inc. ("IPC"), IPC Merger Sub, Inc., a wholly owned subsidiary of IPC incorporated in Delaware ("Merger Sub"), and the Company. Under the Merger Agreement, and subject to the approval of shareholders representing two-thirds of the outstanding shares of Common Stock and the satisfaction of certain other conditions, a merger (the "Merger") will occur between the Company and Merger Sub. Upon consummation of the Merger, the Company will merge with and into Merger Sub, the separate existence of the Company will cease, and all shareholders of the Company, with the exception of the shareholders who properly exercise their dissenters' rights, will receive $0.27 for each share owned, without interest.

         The consummation of the Merger is subject to a number of conditions. Accordingly, even if shareholders adopt and approve the Merger Agreement and the Merger, there is no assurance that the Merger will be consummated.

         A shareholder giving a proxy has the power to revoke it any time before it is exercised by filing with the Company a duly executed proxy bearing a later date or by giving written notice of such revocation to the Secretary of the Company prior to the meeting. A proxy may also be revoked by attending the meeting and voting in person.

         The expenses of solicitation will be paid by the Company. The principal solicitation of proxies is being made by mail. However, officers and other employees of the Company may solicit proxies by telephone, telegraph or personal interview, without additional compensation therefor. Forms of proxies will also be distributed through brokers, custodians, and other like persons to the beneficial owners of Common Stock of the Company and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.

         The record date for the determination of shareholders entitled to vote at the meeting is the close of business on April 26, 1999. On that date, the Company had 5,428,621 shares of Common Stock, $0.01 par value, issued and outstanding. As of that date there were approximately ______ holders of record. Each shareholder of record as of that date is entitled to one vote for each share then held.

         All of the shares of Common Stock of the Company represented by valid proxies, unless otherwise specified therein or revoked, will be voted FOR the adoption of the Merger Agreement and the Merger. Where a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. However, if a broker or shareholder nominee limits on the proxy card the number of shares voted on the adoption of the Merger Agreement and the Merger, such "non-votes" will not be voted on the adoption of the Merger Agreement and the Merger.

         Some statements contained in this proxy statement regarding future financial performance and results and other statements that are not historical facts are forward-looking statements. Such statements relate to, among other things, the Merger and future operating results. The words "expect," "project," "estimate," "predict," "anticipate," "believes," "plans," "intends," and similar expressions are also intended to identify forward-looking statements. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to: general business and economic conditions in the Company's industry; pricing pressures and other competitive factors; results of the Company efforts to reduce costs; issues arising from addressing year 2000 information technology issues; opportunities that the Company may pursue; the availability and terms of financing; conditions to the consummation of the Merger, which could affect the timing or occurrence of the Merger; legal proceedings and changes in state or federal legislation or registration.

         Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. The Company does not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated in, contemplated by or implied by such statements.

                                 SPECIAL FACTORS

Background of the Merger

         In response to competitive factors in the market for the Company's products, the larger size of the Company's competitors, and the Company's declining financial performance, the Company has from time to time attempted to solicit interest in a business combination with a larger entity.

         In 1989, the Company engaged Goldman Sachs & Co. as a financial advisor to advise a committee of the Company's Board of Directors with respect to strategic alternatives, including a sale of the Company. In 1995, the Company engaged Benedetto, Gartland & Greene, Inc. as a financial advisor to assist it in exploring strategic alternatives, including a sale of the Company. In each case, the Company's financial advisors contacted third parties, but failed to secure any interest in a business combination involving the Company. The Company subsequently attempted to raise additional capital to fund the development of a new generation of products. That effort was also unsuccessful.

         Given these results, senior executives of the Company began to directly contact executives of several other companies which sell telecommunications equipment to the financial community in an effort to obtain an interest in a business combination with the Company. As a result of the Company's direct efforts, the Company entered into a confidentiality agreement with IPC on September 11, 1998 and provided IPC with the opportunity to review detailed information about the Company.

         By a proposed letter of intent dated February 26, 1999, IPC made a proposal to acquire the Company by means of a merger. Representatives of the Company and IPC were unable to reach an agreement upon the terms of the proposed letter of intent, but agreed to attempt to negotiate the terms and conditions of a definitive merger agreement that could be recommended to each party's board of directors. During the ensuing discussions with IPC, IPC expressed concern with respect to the Company's ability to engage in discussions with other companies and notified the Company that it would terminate all discussions with the Company unless the Company agreed to deal solely with IPC during the course of those discussions. As a result, the Company entered into an Exclusivity Agreement with IPC on March 10, 1999 (the "Exclusivity Agreement"), in which it agreed to deal exclusively with IPC to facilitate the negotiation of the Merger Agreement until either party notified the other of the termination of the negotiations, subject to a minimum period of ten business days (which was subsequently extended until March 31, 1999).

         Prior to entering into the Exclusivity Agreement, the Company's direct efforts had resulted in only one other expression of interest in a possible business combination with the Company. That expression of interest was tentative in nature and was not as favorable to the Company as the IPC proposal. As a result, the Company elected to enter into the Exclusivity Agreement with IPC and engaged in the negotiations which resulted in the Merger Agreement.

         At a meeting held on April 13, 1999, the Company's Board of Directors unanimously approved and adopted the Merger Agreement and the arrangements for the Special Meeting.

Stockholder's Agreement

         Under a Stockholder's Agreement with IPC dated April 14, 1999 (the "Stockholder's Agreement"), Mr. Thomas E. Feil, the Chief Executive Officer and a director of the Company, has agreed to vote the 1,430,472 shares of Common Stock beneficially owned by him, representing approximately 26.35% of the outstanding shares of Common Stock, in favor of the Merger.

         The Stockholder's Agreement also provides that Mr. Feil will vote his shares against any action or agreement that would result in a breach by the Company of the Merger Agreement and against: any extraordinary corporate transaction, including, without limitation, a merger, consolidation or other business combination involving the Company or its subsidiaries; a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; any change in the majority of the board of directors of the Company; any material change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws; any other material change in the Company's corporate structure or business; or any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or the Stockholder's Agreement. Mr. Feil has also agreed that for the term of the Stockholder's Agreement he will not offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of the shares subject to the Stockholder's Agreement to any party other than IPC.

         The Stockholder's Agreement does not provide for the purchase of Mr. Feil's shares. Under the terms of the Stockholder's Agreement and the Merger Agreement, Mr. Feil's shares are treated in the same manner as the shares held by all other shareholders of the Company.

         The Stockholder's Agreement terminates upon the earlier to occur of (i) the completion of the Merger, (ii) the date the Merger Agreement is terminated in accordance with its terms, and (iii) the date, if any, on which the Merger Agreement is amended in a manner which adversely changes the amount, composition, or timing of the merger consideration.

Recommendation Of Board Of Directors

         The Board of Directors of the Company has unanimously authorized the adoption of the Merger Agreement and the Plan of Merger contained therein and recommends their approval by the shareholders.

         In evaluating the terms of the proposed Merger, the Board of Directors considered the history and prospects of the industry in which the Company operates, the Company's past and present operations and earnings and cash flow trends, the fact that the terms of the Merger are more favorable to the Company than a tentative proposal made by another company which had expressed an interest in acquiring the Company, and the fact that the Company has received no other offer to acquire its assets or shares. The Board also considered the fact that the transaction was negotiated at arms' length between the Company and IPC, the fact that shareholders of the Company other than Mr. Feil will receive the same price per share in the Merger as Mr. Feil is entitled to receive upon consummation of the Merger, and the fact that no other special arrangements or understandings exist between IPC and Mr. Feil.

         In evaluating the Merger, the Board of Directors also considered the uncertain nature of the Company's ability to continue as a going concern. As a result of changes in the market for the Company's products, the Company has incurred substantial recurring losses from operations. These losses have resulted in a decline in the Company's shareholders' equity from approximately $26.04 million on October 31, 1994 to approximately $1.4 million on January 31, 1999. These losses and their effect on the Company's financial condition have created substantial concern on the part of the Company's customers which has resulted in a further loss of business.

         After considering the limited alternative courses of action available to the Company, the Board of Directors has concluded that a transaction such as the Merger is in the best interests of the Company and its shareholders and that the Merger is the most favorable transaction currently available to the Company. There is no assurance that the Company can continue to operate as a going concern in the absence of the Merger.

         The Board of Directors believes that the price offered by IPC reflects the greater value which the Company's properties have to a larger company in the Company's industry. The Merger Agreement (including the per share price to be paid to Mr. Feil and other shareholders of the Company) was negotiated at arms' length between the Company and IPC. Accordingly, and in light of the other factors outlined above, the Board of Directors believes the price to be paid by IPC is a fair price and is in the best interests of the Company's shareholders.

         In light of all of the factors outlined above, the Board of Directors concluded that it was not necessary to obtain any representation of unaffiliated shareholders and that it was not advisable to incur the expense required to obtain a report, appraisal or opinion from an outside party in connection with the Merger.

         New York law requires an affirmative vote of two-thirds of the outstanding shares of Common Stock of the Company for approval of the Merger. Since affiliates of the Company which are holders of Common Stock as of the record date of the Special Meeting hold only ___% of the outstanding Common Stock of the Company, the approval of more than a majority of the shares of Common Stock held by unaffiliated shareholders will be required to approve the Merger.

Conflicts of Interest

         In considering the recommendation of the Board with respect to the Merger, stockholders should be aware that certain officers and directors of the Company have interests in connection with the Merger which may present them with actual or potential conflicts of interest.

CHANGE IN CONTROL PAYMENTS. In an effort to retain the services of the Company's President in the face of the uncertainty associated with the Company's financial condition and its efforts to seek a business combination, the Board of Directors on November 15, 1998 approved a payment to be made to Mr. Thomas Hughes in the amount of his annual base salary in the event that a change in control of the Company occurs during the term of his employment or within six months thereafter. During January, 1999 and March, 1999, the Company and its subsidiaries provided similar benefits to a total of three additional employees of the Company and its subsidiaries.

INDEMNIFICATION.  The  Merger  Agreement  provides  that IPC will not  alter any
exculpatory  or  indemnification   provisions  now  existing  in  the  Company's
Certificate of Incorporation or Bylaws for the benefit of any director or officer of the Company. In addition, IPC has agreed in the Merger Agreement to provide officers' and directors' liability insurance for a period of six years after the Effective Time for each person now covered by the Company's directors' and officers' insurance.

Purpose of the Merger

         The transaction contemplated by the Merger Agreement has been structured to successfully consummate the acquisition of the Company by IPC as expeditiously as possible. The consummation of those transactions will provide IPC with all of the assets and liabilities of the Company, and increase IPC's presence in the market for the Company's products.

                                   THE MERGER

         The following summary of the material terms of the proposed Merger is qualified in its entirety by reference to the full text of the Merger Agreement which is attached to this Proxy Statement as Appendix A.

Merger Agreement

         Under the terms of the Merger Agreement, the Company would be merged with and into Merger Sub, each outstanding share of the Company's Common Stock (other than shares as to which dissenters' rights have properly been preserved) would be converted into the right to receive, upon surrender of the certificates representing such shares as described below under "Payment for Shares; Paying Agent", $0.27 cash, and the separate corporate existence of the Company would cease. After the consummation of the Merger, the shareholders of the Company will cease to have any rights with respect to their shares other than the right to receive $0.27 per share or to perfect any rights which they may have as dissenting shareholders.

Effective Time

         The Merger will be consummated at the time that a certificate of the merger of the Company and Merger Sub is filed with the Delaware Secretary of State (the "Effective Time"). The Effective Time will be as promptly as practicable after the Special Meeting on June 4, 1999, assuming that approval of the Company's shareholders to the Merger has been obtained at the meeting and that all other conditions to the Merger have been satisfied or waived.

Vote Required to Approve the Merger

         New York law requires an affirmative vote of two-thirds of the outstanding shares of Common Stock of the Company for approval of the Merger. IPC holds an irrevocable proxy for shares representing approximately 26.35% of the Common Stock. See "SPECIAL FACTORS;

Stockholder's Agreement." IPC has stated its intention to vote those shares in favor of the Merger.

Payment for Shares; Paying Agent

         ChaseMellon  Shareholder  Services,  LLC has been  appointed  to act as
Paying Agent in connection with the Merger. Immediately after the Effective Time, IPC will cause the Paying Agent to send a transmittal form to each record holder of Common Stock advising them of the procedure for surrendering stock certificates in exchange for cash. On proper surrender of an executed transmittal form together with such certificates to the Paying Agent, shareholders will be entitled to receive $0.27 cash for each share of Common Stock previously represented by the surrendered certificates.

         If the transmittal form is returned to the Paying Agent signed by a person other than the registered holder of the stock certificates being surrendered, such certificates must also be properly endorsed or accompanied by a properly executed stock power and the signatures thereon as well as on the transmittal form must be guaranteed by a commercial bank or trust company in the United States or by a member of any national securities exchange. If the transmittal form is signed by an executor, administrator, trustee, guardian, attorney-in-fact, corporate officer or others acting in a fiduciary or representative capacity, proper documentary evidence of the appointment and authority of such person to so act must be enclosed with the transmittal form, and such evidence must be satisfactory to the Paying Agent.

         If payment is to be made to a person other than one in whose name the surrendered certificate is registered, it shall be a condition of payment that the certificate be properly endorsed and otherwise in proper form for transfer. The person requesting such transfer shall either (i) pay to the Paying Agent any transfer or other taxes required by reason of payment of cash to any person other than the registered shareholder or (ii) establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

         Funds will be disbursed to shareholders only upon proper surrender of certificates. Any funds not disbursed within 60 days of the Effective Time will be returned to IPC. Thereafter, upon surrender of certificates formerly representing shares of Common Stock, IPC shall, subject to abandoned property laws, make the $0.27 cash payment as described above. No interest shall accrue or be payable with respect to the cash amount per share payable to any shareholder.

Representations and Warranties

         In the Merger Agreement, the Company, IPC and Merger Sub have made certain representations and warranties to each other with respect to, among other things, their respective organization and good standing, and proper authorization and authority to enter into and perform their respective obligations under the Merger Agreement. The Company has made additional representations to IPC and Merger Sub with respect to, among other things, the Company's capitalization, title to assets, public filings (including financial statements), properties, undisclosed liabilities, compliance with law, tax returns and payments, real property, intellectual property, tangible assets, inventory, contracts, notes and accounts receivable, powers of attorney, insurance, litigation, product warranties, product liabilities, employees, employee benefits, and the absence of any material adverse changes with respect to the Company.

Certain Covenants

CONDUCT PRIOR TO EFFECTIVE TIME. The Company has agreed in the Merger Agreement that among other things, it will: (i) not take any action outside of the ordinary course of business; (ii) not amend its Certificate of Incorporation or By-Laws; (iii) not grant any rights to obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights outstanding on the date of the Merger Agreement); (iv) not declare, set aside, or pay any dividend or distribution with respect to its capital stock or redeem, repurchase, or otherwise acquire any of its capital stock; (v) not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the ordinary course of business; (vi) not allow any security interest upon any of its assets outside the ordinary course of business; (vii) not make any capital investment in, make any loan to, or acquire the securities or assets of any other person outside the ordinary course of business; and (viii) not make any change in employment terms for any of its directors, officers, and employees outside the ordinary course of business.

EXCLUSIVITY. The Company has also agreed that it will not permit, and will not permit any of its subsidiaries, to solicit, initiate or knowingly encourage the submission of inquiries, proposals or offers from any third party relating to:
(i) any acquisition of 10% or more of the consolidated assets of the Company and its subsidiaries or of over 10% of any class of equity securities or the Company or any of its subsidiaries; (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any third party beneficially owning 10% or more of any class of equity securities of the Company or any of its subsidiaries; (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of the Company, other than the Merger; or (iv) any other transaction which would, or could, reasonably be expected to materially interfere with, prevent or materially delay the Merger or which would, or could reasonably be expected to, materially dilute its benefit to IPC. The Company has also agreed that it will not enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any third party any information with respect to the business, properties or assets of the Company in connection with the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any third party to do or seek any of the foregoing. However, the Company and the Board of Directors may: (i) engage in discussions or negotiations with a third party who has made a superior acquisition proposal if the Board of Directors, after consultation with and advice from its outside counsel determines in good faith that, in the exercise of its fiduciary responsibilities, such discussions or negotiations should be commenced or such information should be furnished or such facilitation undertaken; and (ii) furnish information pursuant to an appropriate and customary confidentiality letter concerning the Company and its businesses, properties or assets to a third party who has made a superior acquisition proposal as to which a prior determination of the Board of Directors has been made.

ADJUSTMENT OF OPTIONS. The Company is also obligated to adjust each outstanding option to purchase the Company's Common Stock to receive, in lieu of each share of the Company's Common Stock for which such option is exercisable, cash in an amount equal to the excess of $0.27 over the exercise price of such option.

CREDIT FACILITY. The Company has agreed to use its best efforts to enable Merger Sub to repay the Company's outstanding indebtedness under the Company's credit facility with National Bank of Canada immediately after the Closing and to receive a full and complete release of all security interests provided by that credit facility.

Conditions to the Merger

         The obligations of each of the Company, IPC and Merger Sub to effect the Merger are conditioned upon, among other things: (i) the approval and adoption of the Merger Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock; (ii) the absence of any preliminary or permanent injunction or other court order which prevents consummation of the Merger having been issued and remaining in effect. The respective obligations of the Company, IPC and Merger Sub to effect the Merger are also subject to the performance in all material respects of their respective agreements contained in the Merger Agreement required to be performed by each of them on or prior to the Effective Date, and the accuracy of their respective representations and warranties set forth in the Merger Agreement and the receipt of certain legal opinions and other closing documents.

         The obligations of IPC and Merger Sub to effect the Merger are subject to the following additional conditions: (i) the absence of any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Company and its subsidiaries, taken as a whole, except for such changes which were contemplated in a business plan provided by the Company to IPC at the time of the Merger Agreement; and (ii) the number of shares of Common Stock held by holders who have exercised their dissenter's rights being limited to 10% or less of the Company's outstanding Common Stock.

Termination

         The Merger Agreement may be terminated in the event of any of the following:

                  (i)      by mutual consent;

                  (ii) by IPC and Merger Sub, if the Company has breached any material representation, warranty, or covenant contained in the Merger Agreement in any material respect or if the Merger has not occurred by July 31, 1999 because of the failure by the Company to satisfy any of the conditions to their obligations to close;

                  (iii) by the Company if IPC or Merger Sub has breached any material representation, warranty or covenant contained in the Merger Agreement in any material respect or if the Merger has not occurred by July 31, 1999 because of the failure by IPC or Merger Sub to satisfy any of the conditions to the Company's obligation to close;

                  (iv) by the Company, if a person has made an acquisition proposal that the Board of Directors determines, in good faith, is reasonably likely to be completed and would, if completed, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger Agreement and the Merger (a "Superior Acquisition Proposal"); and

                  (v) by the Company, IPC, or Merger Sub, if the Company's shareholders have failed to adopt the Merger.

         If the Company, IPC, or Merger Sub terminates the Merger Agreement as a result of the foregoing, all rights and obligations of the parties under the Merger Agreement will terminate without liability, except for any liability of a breaching party and except for the confidentiality obligations of the parties and except for any obligation of the Company to make the termination payment described below. If (i) the Company terminates the Merger Agreement because of its receipt of a Superior Acquisition Proposal or (ii) if any party terminates the Merger Agreement because the Company's shareholders have failed to adopt the Merger and the Company or any of its subsidiaries enters into an agreement on or before December 31, 1999 providing for certain transactions, the Company is obligated to pay IPC a termination fee of $200,000.

Certain Results of the Merger

         As a result of the Merger, the separate corporate existence of the Company will cease. The shareholders of the Company will cease to have any rights with respect to their shares other than the right to receive $0.27 per share or to perfect any rights they may have as dissenting shareholders. The Common Stock will no longer be registered under the Securities Exchange Act of 1934 and the Company will no longer have the obligation to file reports thereunder.

Federal Income Tax Consequences

         The following discussion is a summary of the principal federal income tax consequences of the Merger to stockholders of the Company whose shares of Common Stock are surrendered pursuant to the Merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of rights). The discussion applies only to stockholders in whose hands shares of Common Stock are capital assets and may not apply to shares of Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation or to stockholders who are not citizens or residents of the United States.

         THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON PRESENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER,

EACH STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISER TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH STOCKHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

         The receipt of cash pursuant to the Merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of dissenters' rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In general, for federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the cash received by the stockholder pursuant to the Merger and the stockholder's adjusted tax basis in the shares of Common Stock surrendered pursuant to the Merger. Such gain or loss will be a capital gain or loss. The rate at which any such gain will be taxed to non-corporate stockholders (including individuals, estates and trusts) will, as a general matter, depend upon each stockholder's holding period in the shares of Common Stock at the Effective Time. If a non-corporate stockholder's holding period for the shares of Common Stock is more than 12 months, either a 20 percent or a 10 percent capital gains rate generally will apply to such gain, depending on the amount of taxable income of such stockholder for such year. If the stockholder's holding period for the shares of Common Stock is one year or less, such gain will be taxed at the same rates as ordinary income. Capital loss generally is deductible only to the extent of capital gain plus ordinary income of up to $3,000. Net capital loss in excess of $3,000 may be carried forward to subsequent taxable years.

         For corporations, capital losses are allowed only to the extent of capital gains, and net capital gain is taxed at the same rate as ordinary income. Corporations generally may carry capital losses back up to three years and forward up to five years.

         Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the stockholder fails to furnish such stockholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely a creditable advance payment which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information.

Rights of Dissenting Shareholders

         Sections 623 and 910 of the New York Business Corporation Law give to any shareholder of the Company who wishes to object to the Merger (an "Objecting Shareholder") the right to receive from the Company, the fair value of such shareholder's shares in cash, provided that the Merger is not abandoned or fails to be approved, and provided further that the following procedures are carefully followed.

         (a) The Objecting Shareholder must not vote in favor of the Merger and, before the proposal to approve the Merger is submitted to a vote at the Special Meeting to be held on June

4, 1999, the Objecting Shareholder must file with the Company a written objection to the Merger stating the Objecting Shareholder's intention to demand payment for the Objecting Shareholder's shares. The written objection should be delivered prior to the Special Meeting to V Band Corporation, 3 Westchester Plaza, Elmsford, NY 10523, Attention of Mr. Robert Riiska, Chief Financial Officer. Registered Mail, Return Receipt Requested is recommended. The objection may also be submitted at the Special Meeting before a vote is taken on the Merger.

         (b) The  objection  must  include  (i) a notice of election to dissent,
(ii) the shareholder's name and residence address, (iii) the number of shares as to which the shareholder dissents and (iv) a demand for payment of the fair value of the shareholder's shares if the Merger is consummated.

         (c) A NEGATIVE VOTE IS NOT SUFFICIENT. A shareholder may not dissent as to less than all of the shares as to which he has a right to dissent, held by him of record that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

         (d) Within ten days after the date of the Annual Meeting, the Company must give written notice to each Objecting Shareholder that the Merger has been authorized by the vote of the Company's shareholders.

         (e) Together with the written demand or within one month thereafter, the Objecting Shareholder must submit certificates representing all of his shares of the Company's stock to the Company or its transfer agent for the purpose of affixing a notation indicating that a demand for payment has been made. Otherwise, at the option of the Company, exercised by written notice given within 45 days from the date of filing of the notice to dissent, the Shareholder will lose his dissenters' rights, unless a court, for good cause shown, otherwise directs.

         (f) Within 15 days after the later of the Effective Time or last day of the period during which written demand by the Objecting Shareholder must be made (but in no case later than 90 days from the date of the Special Meeting), the Company must make a written offer by registered mail to each Objecting Shareholder to pay for such Shareholder's shares at a specified price which the Company considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the Merger has been consummated at the time of such offer, the offer shall also be accompanied by (i) the advance payment to each Objecting Shareholder who has submitted to the Company his or her stock certificates as described in the preceding paragraph (e), of an amount equal to 80% of the amount of such offer, or (ii) as to each Objecting Shareholder who has not yet submitted such Shareholder's stock certificates, a statement that the Company will make an advance payment to such Objecting Shareholder of an amount equal to 80% of the amount of such offer promptly upon submission of such Objecting Shareholder's stock certificates. Every advance payment or statement as to advance payment shall include advice to the Objecting Shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. Any offer shall be made at the same price per share to all Objecting Shareholders.

         (g) If, within 30 days after making such offer, the Objecting Shareholder and the Company agree upon the price to be paid for the Objecting Shareholder's shares, payment must be made by the Company within 60 days of the date of the making of such offer or the Effective Time, whichever is later, upon the surrender of the certificates representing the Objecting Shareholder's shares.

         (h) If the Company  fails to make such offer as  provided in  paragraph
(f) or if the Objecting Shareholder and the Company fail to agree upon the price to be paid within 30 days of the date of the Company's offer, the Company must, within 20 days after the expiration of the applicable time period, institute a special proceeding in the Supreme Court of the State of New York, County of Westchester to determine the rights of the Objecting Shareholder and to fix the fair value of the Objecting Shareholder's shares.

         (i) If the Company fails to institute such special proceeding, the Objecting Shareholder may do so within 30 days after the expiration of such 20 day period. Failure of the Objecting Shareholder to institute such proceedings will result in the loss of such Objecting Shareholder's dissenters' rights unless the court, for good cause shown, otherwise directs.

         (j) Within 60 days after the final determination of the special proceeding, the Company must pay to each Objecting Shareholder the amount found to be due him or her, upon surrender of the certificates representing the Objecting Shareholder's shares.

         The foregoing summary of the rights of Objecting Shareholders does not purport to be complete and is qualified in its entirety by reference to Sections 623 and 910 of the New York Business Corporation Law, a copy of which appears in Appendix B to this Proxy Statement.

Source of Funds

         If the Merger is consummated, and no dissenters' rights are exercised, shareholders of the Common Stock will receive aggregate cash consideration for their shares of approximately $1.5 million. All of these funds will be supplied by IPC from its general corporate funds.


     MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's Common Stock is listed for quotation in the National Association of Securities Dealers OTC Bulletin Board under the symbol "VBAN". The following table shows the high and low closing bid prices for the Company's Common Stock during each of the fiscal quarters identified below. These bid prices were obtained from IDD Information Services. The quotations represent prices in the over-the-counter market between dealers in securities and do not include retail markup, markdown, or commissions.

Fiscal 1999                                 High               Low
-----------                                 ----               ---
Second Quarter
First Quarter                               $ .22              $ .17

Fiscal 1998                                 High               Low
-----------                                 ----               ---
Fourth Quarter                              $ .41              $ .13
Third Quarter                               $ .38              $ .11
Second Quarter                              $ .88              $ .25
First Quarter                               $1.75              $ .63

Fiscal 1997                                 High               Low
-----------                                 ----               ---
Fourth Quarter                              $2.44              $1.50
Third Quarter                               $2.44              $1.38
Second Quarter                              $2.00              $1.25
First Quarter                               $2.50              $1.25

On April 14, 1999 (the last trading day before the announcement of the Merger Agreement) the low bid price, high ask price and closing bid price of the Common Stock were $0.22, $0.34 and $0.28 respectively. As of May , 1999, there were approximately [500] holders of record of the Company's Common Stock.

The Company has never paid a regular dividend on its shares, and does not anticipate paying dividends in the near future.

Under the terms of the Credit Agreement dated as of May 28, 1997 between the Company and National Bank of Canada, New York Branch, the Company is restricted from declaring or paying dividends if an event of default has occurred and is continuing thereunder.

                                   THE COMPANY

General

The Company was incorporated in New York in 1977 and commenced business operations in 1980. It is a leading supplier of instant access voice communications systems. These systems include sophisticated software-based communications workstations, switching equipment, peripheral products, project management services, technical services and wide-area network solutions. The Company's products and services are used worldwide primarily by financial services organizations for the trading of stocks, bonds and other financial instruments. Other applications include the mission critical communications requirements of the electric power industry and emergency service providers.

The largest share of the Company's sales is derived from the sale and servicing of voice trading systems to the financial services industry. Traders and dealers require instant access communication to a large constituency, including peers, customers, and market information providers. In contrast to conventional business telephone systems, voice trading systems utilize more network access lines than telephone handsets. Each workstation provides the user with immediate push button access to as many as 320 telephone lines along with a visual indication of the current operational status of each line. The Company's voice trading systems offer a distributed switching architecture (without a central controller) and full software control for ease of moves, additions, and changes. Other markets for these systems include communication control centers for utilities, government and military agencies, emergency service E9-1-1 dispatch centers and network operations.

Available Information

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied or obtained by mail upon payment of the SEC's prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the New York Regional Office of the SEC, 7 World Trade Center, New York, New York 10048. The SEC also maintains a Web site that contains reports, proxy, information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

         Accompanying and forming a part of this Proxy Statement are the Company's Annual Report on Form 10-K for the year ended October 31, 1998, as amended and the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1999.

Selected Financial Data

The following table presents certain summary selected consolidated financial data of the Company as of and for each year of the five fiscal years in the period ended October 31, 1998 and for the three month periods ended January 31, 1999 and January 31, 1998. This financial data was derived from audited and unaudited historical financial statements of the Company and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this Proxy Statement and the financial statements and notes accompanying this Proxy Statement.

The selected financial data set forth below do not purport to be complete and should be read in conjunction with, and are qualified in their entirety by, the Company's interim unaudited financial statements and annual financial statements, including the notes thereto, which accompany this Proxy Statement.

                                 For the 3 Months
                                Ended January 31, .                           For the Year Ended October 31, .
                                -------------------                     -------------------------------------------
                                1999         1998         1998          1997         1996         1995         1994
                                ----         ----         ----          ----         ----         ----         ----
                                                        (in 000's, except per share data)

Sales                            $3,776        $4,724      $18,573       $31,081     $32,886       $29,351     $31,078
Income (loss) before
cumulative effect of
accounting change                 (568)       (2,322)      (4,369)       (8,512)          27      (11,594)         627

Cumulative effect of
accounting change                   -             -           -             -           -             -          1,242
                                 ------        ------      -------       -------     -------       -------     -------

Net income (loss) per
basic and diluted common
share                            $(568)      $(2,322)     $(4,369)      $(8,512)         $27     $(11,594)      $1,869
                                 ======      ========     ========      ========         ===     =========      ======

Per share data:
   Income (loss) before
   cumulative effect of
   accounting change             $(.10)        $(.43)       $(.81)       $(1.58)        $.01       $(2.18)        $.12

   Cumulative effect of
   accounting change                -             -           -             -           -             -            .23
                                 ------        ------      -------       -------     -------       -------     -------
   Net income (loss)             $(.10)        $(.43)       $(.81)       $(1.58)        $.01       $(2.18)       $.35
                                 ======        ======       ======       =======        ====       =======       ====

Weighted average number of
basic and diluted common
shares outstanding
                                  5,429         5,413        5,423         5,372       5,323         5,322       5,311

Cash dividends per common
share                              $.00          $.00         $.00          $.00        $.00          $.00        $.00

Working capital                    $928        $2,987       $1,395        $5,151     $10,619        $9,622     $18,935

Total assets                     $8,006       $11,564       $8,807       $14,552     $22,042       $21,212     $36,027

Shareholders' equity             $1,392        $3,832       $1,920        $6,097     $14,488       $14,398     $26,039

Management's Discussion and Analysis of Financial Condition and Results of Operations

As an aid to understanding the Company's operating results, the following table shows, for the periods indicated, the percentage relationship which each item bears to sales.

                                                   3 Months Ended
                                                  January 31, 1999,                  Fiscal Year Ended October 31,
                                                  -----------------                  -----------------------------
                                                1999            1998            1998            1997            1996
                                                ----            ----            ----            ----            ----
Sales
   Equipment ......................             55.4%           68.3%           66.8%           81.8%           84.2%
   Service ........................             44.6            31.7            33.2            18.2            15.8
                                               -----           -----           -----           -----          ------
Total sales .......................            100.0           100.0           100.0           100.0           100.0
Cost of sales
   Equipment(*) ...................             78.3            75.1            69.0            73.8            59.2
   Service (*) ....................             63.3            65.9            67.8            76.7            62.2
                                               -----           -----           -----           -----          ------
Total cost of sales ...............             71.6            72.2            68.6            74.3            59.7
                                               -----           -----           -----           -----          ------
Gross Profit ......................             28.4            27.8            31.4            25.7            40.3
Selling, general and administrative
expenses ..........................             37.8            62.8            44.6            39.2            31.0
Research and development expenses .              5.0            12.7             9.2            11.5             9.5
                                               -----           -----           -----           -----          ------
Operating loss ....................            (14.4)          (47.7)          (22.4)          (25.0)          (0.1)
                                               =====           =====           =====           =====          ======
Net income (loss) .................            (15.0)%         (49.2)%         (23.5)%         (27.4)%           .01%
                                               =====           =====           =====           =====          ======

*  Presented as a percentage of the related sales categories.

Comparison of First Quarter 1999 and 1998

Results of Operations
---------------------
Sales for the first quarter of 1999, ended January 31, 1999, of $3,776 were $948, or 20%, lower than the $4,724 reported in the first quarter of 1998. Equipment sales of $2,093 in the first quarter of 1999 decreased by $1,135, or 35%, from the equipment sales of $3,228 in the first quarter of 1998. This decrease was primarily due to decreased demand for the Company's products. Sales from the Company's service business increased to $1,683, or 13%, for the first quarter of 1999 from $1,496 for the first quarter of 1998. This increase was primarily due to new maintenance contracts entered into after the expiration of warranty periods for installations of the Company's exchange phone in previous fiscal years and an increase in other customers serviced by the Company.

Gross profit margin was 28% for the first quarter of 1999 and 1998. The gross profit margin for the equipment sales was 22% in the first quarter of 1999 compared to 25% for the same period in 1998. This decrease was primarily attributable to price discounting required in competitive bidding for new installations as well as additions to existing customer installations. The gross profit margin for service sales was 37% for the first quarter of 1999 as compared to 34% for the same period in 1998. The increase was attributable to the increase in maintenance sales for the first quarter.

Operating expenses for the first quarter of 1999 were $1,614 or $1,952 lower than the $3,566 reported for the first quarter of 1998. The decrease was primarily attributable to the first quarter 1998 charge of $1,023 related to the Company's restructuring of its operations, reductions in research and development expenditures, and decreases in other operating expenses.

The net loss reported in the first quarter ended January 31, 1999 was $568, or $.10 per share, compared to a net loss of $2,322, or $.43 per share, for the first quarter of 1998. The loss was primarily attributable to the aforementioned decrease in equipment sales and gross profit margin for the first quarter of 1999. The average shares outstanding for the quarter ended January 31, 1998 increased to 5,429 versus 5,413 for the same period in 1997.

Financial Condition

The Company's cash was $630 at January 31, 1999, a decrease of $285 from the October 31, 1998 balance of $915. Short-term debt decreased $120 as a result of payments made during the quarter. Inventory decreased $540 as the Company substantially reduced new purchases and also rescheduled deliveries of goods previously ordered from its subcontractors and suppliers.

The Company's losses for 1997, 1998 and the first quarter of 1999 have had a substantial impact on its working capital and liquidity. On May 28, 1997 the Company entered into a Credit Agreement (the "Credit Agreement") with National Bank of Canada, New York Branch (the "Bank"). The Credit Agreement provides a $2 million credit facility to the Company secured by substantially all of the assets of the Company and its domestic subsidiaries. As a result of the Company's results of operations, the Bank amended the financial covenants of the Credit Agreement. The Company's operations are dependent upon the continued availability of funding under the Credit Agreement. The amended financial covenants require, among other things, an improvement in the Company's results of operations during the second fiscal quarter of 1999 and a return to profitability in the third fiscal quarter of 1999. There is no assurance that the Company will be able to satisfy these requirements.

Comparison of Fiscal Years 1998, 1997, and 1996

Sales

Sales for the year ended October 31, 1998 were $18.6 million, a $12.5 million, or 40% decrease from sales for 1997. The decline in 1998 sales was primarily due to a decrease in large exchange floor installations and a general decline in demand for the Company's products. Equipment sales, which include new equipment installations plus moves, adds, and changes for customers' existing systems, decreased by 51% from $25.4 million in 1997 to $12.4 million in 1998. Of this $13.0 million decrease, $7.0 million was attributable to a decline in large exchange floor installations and $6.0 million was attributable to a decrease in the sale of the Company's other products.

Sales in 1998 to non-financial customers (i.e., communication control centers for utilities, and government agencies, etc.) accounted for $4.0 million, or 21% of sales, a $1.5 million increase from 1997 non-financial customer sales. The increase was attributable to a $0.7 million increase in sales of the Company's Licom products and several specific sales of the Company's product in diverse applications in 1998.

Sales for the year ended October 31, 1997 were $31.1 million, a $1.8 million, or 5% decrease from sales for 1996. The decline in 1997 sales was primarily due to a decrease in sales of the Company's Licom subsidiary and was partially offset by an increase in the Company's service sales. Equipment sales, which include new equipment installations plus moves, adds, and changes for customers' existing systems, decreased by 8% from $27.7 million in 1996 to $25.4 million in 1997. Of this $2.3 million decrease, $1.5 million was attributable to a decline in the sales of Licom's products and $.8 million was attributable to a decrease in the sale of the Company's other products. The decline in the sale of the Company's Licom products was primarily due to a decline in the number of units sold resulting from increased competition in the market for Licom's products and the Company's emphasis on the sale of its other products.

Sales in 1997 to non-financial customers (i.e., communication control centers for utilities and government agencies) accounted for $2.5 million, or 8% of sales, a $3.5 million decrease from 1996 non-financial customer sales. The decrease was related primarily to several specific sales of the Company's product in diverse applications in 1996.

Since the Company sells products to its foreign customers and distributors for U.S. dollars, it is unaffected by currency translations. The Company's United Kingdom operation primarily transacts sales in pounds sterling or US dollars. Those sales transacted in pound sterling were not materially impacted by foreign exchange rate fluctuations during 1998 or 1997.

Direct sales were $16.4 million, or 88% of total sales in 1998, as compared to $24.9 million and $28.4 million, or 80% and 86% of sales in 1997 and 1996, respectively.

Gross Profit Margins

Gross profit margins for 1998 and 1997 were 31% and 26% respectively. The equipment gross profit margin was 31% in 1998 as compared to 26% in 1997. The increase in equipment gross profit margins in 1998 was attributable to modifications to existing systems and Licom new systems installed representing a higher percentage of total equipment sales. In general, both of these types of sales generate higher gross profit margins than new installations of the Company's core products. The service gross profit margin increased to 32% in 1998 from 23% in 1997. This was primarily attributable to efficiencies gained as a result of the January 1998 restructuring, and new maintenance contracts entered into during 1998.

Gross profit margins for 1997 and 1996 were 26% and 40% respectively. The equipment gross profit margin was 26% in 1997 as compared to 41% in 1996. The decrease in equipment gross profit margins for 1997 was attributable to special fourth quarter 1997 expense adjustments, including an $.8 million write-down of certain field and supplier inventory and a $.5 million increase in inventory reserves related to components for older product lines. In addition, the gross profit margin was unfavorably impacted by large customer contracts, for which the Company obtained lower gross profit margins, large manufacturing variances, due to a lower volume of purchases during the year, service variances, due to large contracts where the Company incurred additional warranty costs, and a decrease in gross profit margins from the Company's Licom business due to increased production costs. The service gross profit margin decreased to 23% in 1997 from 38% in 1996. This was primarily attributable to increased costs in the Company's service operations and an increase in the amount of technicians providing warranty services related to several large contracts.

Operating Expenses

Total operating expenses for 1998 decreased to $10.0 million, representing a 37% decrease from $15.8 million for 1997. Operating expenses as a percentage of sales were 54% in 1998 as compared to 51% in 1997. The selling, general and administrative expenses increase as a percentage of sales to 45% in 1998 from 39% in 1997 was attributable to a $1.0 million restructuring charge in 1998.

Total operating expenses for 1997 increased to $15.8 million, representing an 18% increase from $13.3 million for 1996. Operating expenses as a percentage of sales were 51% in 1997 as compared to 40% in 1996. The selling, general and administrative expenses increased as a percentage of sales to 39% in 1997 from 31% in 1996.

Selling, general and administrative costs for 1998 decreased $3.9 million to $8.3 million, or 32%, from $12.2 million in 1997. The decrease in selling, general and administrative expenses was primarily attributable to cost reductions initiated in the January 1998 restructuring program and the 1997 write-off of the remaining value of the goodwill of $2.3 million related to the Company's London operation.

Selling, general and administrative costs for 1997 increased $2 million to $12.2 million, or 20%, from $10.2 million in 1996. The increase in selling, general and administrative expense was primarily attributable to the Company writing off the remaining value of the goodwill of $2.3 million related to the Company's London operation.

Research and development expenses for 1998 of $1.7 million decreased $1.9 million, or 52% from $3.6 million in 1997. Research and development expenses as a percentage of sales decreased to 9% in 1998 as compared to 11% in 1997. The decrease is primarily due to the maturation of the Company's current product line and the suspension of development of a new generation product line.

Research and development expenses for 1997 of $3.6 million increased $.5 million, or 15%, from $3.1 million in 1996. Research and development expenses as a percentage of sales increased to 11% in 1997 as compared to 9% in 1996. The increase was primarily due to prototype and development expenses for specific customer contracts.

Other Income and Expense

Interest expense was $195,000 for 1998 and $80,000 in 1997, which was primarily due to the debt incurred related to the credit facility obtained by the Company in May 1997. No interest expense was reported in 1996.

Provision for Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") "Accounting for Income Taxes." Under SFAS 109, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between the financial statement carrying amount and the tax basis of assets and liabilities using presently enacted tax rates. During 1996, the Company reduced the deferred tax asset and valuation allowance by $208,000. During 1997, the Company increased the deferred tax asset and valuation allowance by $3,105,000 and $3,805,000 respectively. During 1998, the Company increased both the deferred tax asset and valuation allowance by $2,786,000. The total valuation allowance as of October 31, 1998 of $11,409,000 reduces the deferred tax asset to zero. The Company's 1998, 1997, and 1996 tax provisions of $0, $700,000, and $5,000, reflect effective tax rates of 0%, (9)%, and 16%, respectively.

Net Income (Loss) Per Basic and Diluted Common Share

For 1998, the Company recorded a net loss of $4.4 million or ($.81) per share, as compared to a net loss of $8.5 million or ($1.58) per share in 1997. The loss was primarily attributable to reduction in the overall sales level, partially offset by a reduction in operating expenses.

For 1997, the Company recorded a net loss of $8.5 million or ($1.58) per share, as compared to net income of $27,000 or $.01 per share in 1996. The loss was primarily attributable to the write-off of goodwill related to the Company's London operation, the write-down of spare and prototype inventory, the write-down of the Company's deferred tax asset, and a reduction in the Company's gross profit margin.

Liquidity and Capital Resources

The Company's cash at October 31, 1998 increased $.6 million, to $.9 million, compared to the $.3 million balance reported at October 31, 1997. Accounts receivable decreased $5.3 million, to $2.8 million in 1998 from $8.1 million in 1997 primarily due to retainage due on a large customer contract as of October 31, 1997, increased collection efforts, and a decline in the demand for the Company's products. Short-term debt decreased $1.5 million, and inventories decreased $.5 million.

The Company's cash at October 31, 1997 declined $2 million, to $.3 million, compared to the balances reported at October 31, 1996. Accounts receivable increased $1.4 million, to $8.1 million in 1997 from $6.7 million in 1996 primarily due to retainage due on a large customer contract. Other current liabilities (excluding short-term debt) decreased $2.1 million. Offsetting these items, short-term debt increased $2.9 million and inventory decreased $3.1 million.

The Company's working capital was $1.4 million as of October 31, 1998, a $3.8 million decrease from $5.2 million as of October 31, 1997. The reduction in working capital as of October 31, 1998 was primarily attributable to losses incurred by the Company.

The Company's working capital was $5.2 million as of October 31, 1997, a $5.4 million decrease from $10.6 million as of October 31, 1996. The reduction in working capital as of October 31, 1997 was primarily attributable to the increase in short-term debt and decreases in inventory and cash and cash equivalents. Working capital was $10.6 million as of October 31, 1996, a $1 million increase from $9.6 million as of October 31, 1995.

The Company's losses for 1998 and 1997 have had a substantial impact on its working capital and liquidity. On May 28, 1997 the Company entered into a Credit Agreement (the "Credit Agreement") with National Bank of Canada, New York Branch (the "Bank") which expires on May 28, 2000. The Credit Agreement provides a $2 million credit facility to V Band Corporation secured by substantially all of the assets of the Company and its domestic subsidiaries. As a result of the Company's results of operations in the past, the Bank amended the financial covenants of the Credit Agreement. The Company's operations are dependent upon the continued availability of funding under the Credit Agreement. The continued availability of funding under the Credit Agreement is dependent, in turn, upon the Company's ability to satisfy the amended financial covenants set forth in the Credit Agreement. The amended financial covenants require, among other things, an improvement in the Company's results of operations during the second fiscal quarter of 1999 and a return to profitability commencing in the third fiscal quarter of 1999. There is no assurance that the Company will be able to satisfy these requirements.

The Company has no significant commitments for capital expenditures as of October 31, 1998.

Year 2000

The Company utilizes software and related technologies throughout its business that may be affected by the date change in the year 2000. Systems modifications or replacement are underway which are expected to make all computer systems at the Company compliant with the year 2000 requirement. A committee consisting of key employees from the engineering, IT, production, and finance and management functions established procedures for testing all Company products, software and vendors for year 2000 compliance. To date, major product lines have been tested and found to be year 2000 compatible. Vendors have been formally contacted and asked to certify that year 2000 issues will not interfere with delivery of goods or services. A contingency plan will be finalized after the results of all testing and vendor responses are received. The Company's financial software is supported by an independent firm which licenses its products and services to the Company. Although the vendor has certified that its applications are in compliance with the year 2000 requirements, full testing coupled with a visit to the vendor's facility are planned during the second quarter of 1999. In the event major problems are discovered, the Company expects that new software can be installed and tested during the year.

All applicable testing for year 2000 compliance is scheduled for completion by June 30, 1999, which the Company believes will leave sufficient time to resolve any problems that might be discovered. As most costs are associated with time spent by employees or vendors, the Company expects to incur less than $50,000 of costs for year 2000 compliance issues.

Although there can be no assurance that the Company, its vendors, third party providers of goods and services (utilities, telecommunications etc.) or the Company's customers will not discover year 2000 compliance problems, the Company is currently unaware of any that would have an adverse affect on its operations and financial conditions. Failure by the Company to identify and correct any year 2000 issues on a timely basis could result in lost revenues, increased operating expenditures, loss of customers coupled with related litigation expenses and a business interruption, any of which could have a material adverse effect on the Company's financial condition.

A contingency plan will be finalized after the results of all testing and vendor responses are received.

                              INFORMATION ABOUT IPC

         IPC Information Systems, Inc. (together with its subsidiaries, the "Company" or "IPC") is a leader in providing integrated telecommunications equipment and services that facilitate the execution of transactions by the financial trading community. Such transactions involve the trading of equity and debt securities, commodities, currencies and other financial instruments. The Company designs, manufactures, installs and services turret systems and installs and services the cabling infrastructure and networks which provide financial traders with desktop access to time-sensitive communications and data. The Company's primary customers include securities and investment banking firms, merchant and commercial banks, interdealer brokers, foreign exchange and commodity brokers and dealers, securities and commodity exchanges, mutual and hedge fund companies, asset managers and insurance companies. The Company uses an integrated approach to marketing its products and services, leveraging its established customer base throughout the financial trading community. In addition, through its subsidiary, International Exchange Networks, Ltd. (IXnet), the Company operates an international voice and data network, providing a variety of dedicated private line, managed data and switched voice services, which has been specifically designed to meet the specialized telecommunications requirements of the financial trading community. In 1998, the Company's total revenues were $295.9 million and total earnings before interest, taxes, depreciation and amortization (EBITDA), excluding a non-recurring $10.6 million charge for change in control expense, was approximately $44.6 million.

Certain Assistance

         IPC has expressed a willingness to provide commercial and financial assistance to the Company in connection with the conduct of the Company's operations prior to the consumption of the Merger, including, without limitation, the conduct of the Company's business with its customers and suppliers. However, IPC has no obligation to provide such assistance under the terms of the Merger Agreement and there is no assurance that such assistance will be provided. Any transaction between the Company and IPC prior to the consumption of the Merger will be on an arm's length basis and will depend upon the ability of the Company and IPC to negotiate mutually acceptable terms with respect to such provision of assistance.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the stock ownership of all persons known by the Company to own beneficially more than 5% of the Company's shares of Common Stock. Each director of the Company, each executive officer named in the executive compensation table and all directors and executive officers of the Company as a group, as of May , 1999.

                                                                        Number of Shares                Percentage of
                                                                       Beneficially Owned                  Class
                                                                       ------------------                  -----
Thomas E. Feil                                                            1,430,472      (1)                26.4%
3 Westchester Plaza, Elmsford, NY  10523
Thomas Hughes                                                               130,567      (2)                  *
3 Westchester Plaza, Elmsford, NY  10523
Luke P. La Valle, Jr.                                                        12,000      (2)                  *
50 Broad Street, Suite 1609, New York, NY  10004
Thomas H. Lenagh                                                             10,000      (2)                  *
6 Greenwich Office Park, Greenwich, CT 06831
Brian S. North                                                               25,000      (2)                  *
1400 Eleven Penn Center, Philadelphia, PA  19103
A. Eugene Sapp, Jr.                                                           8,000      (2)                  *
2101 West Clinton Ave., Huntsville, AL  35807
J. Stephen Vanderwoude                                                        8,000      (2)                  *
2316 Young Road, Southern Pines, NC  28388
All directors and executive officers as a group (10 persons)              1,624,039      (1)                29.9%

----------------------------------------------------------------
* -  less than 1%

(1) Excludes 80,000 shares held in an irrevocable trust for Mr. Feil's daughter, over which Mr. Feil holds no voting or investment power. Includes 40,000 shares held by Mr. Feil's wife, over which Mr. Feil disclaims beneficial ownership.

(2) Includes shares that may be acquired upon exercise of options, which are currently exercisable or are exercisable within 60 days, as follows: Mr. Hughes, 130,567 shares; Mr. LaValle, 12,000 shares; Mr. Lenagh, 10,000 shares; Mr. North, 25,000 shares; Mr. Sapp, 8,000 shares; Mr. Vanderwoude, 8,000 shares; and all directors and executive officers as a group, 193,567 shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

It is anticipated that representatives of Deloitte & Touche LLP will be present at the Special Meeting and will have an opportunity to make a statement if they desire to do so, and to respond to any appropriate inquiries from shareholders.

                                 OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Special Meeting. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.


                                              By Order of the Board of Directors



                                           /s/ THOMAS E. FEIL
                                             ----------------------
                                             THOMAS E. FEIL
                                             Chief Executive Officer

Dated: May ___, 1999

                                                                      APPENDIX A




                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                         IPC INFORMATION SYSTEMS, INC.,


                              IPC MERGER SUB, INC.


                                       AND


                               V BAND CORPORATION


                                 APRIL 14, 1999

                                TABLE OF CONTENTS
         1.       Definitions       1

2.       Basic Transaction 5
         -----------------
                  (a)    The Merger                                           5
                  (b)    The Closing                                          6
                  (c)    Actions at the Closing                               6
                  (d)    Effect of Merger                                     6
                  (e)    Procedure for Payment                                7
                  (f)    Closing of Transfer Records                          7

         3.       Representations and Warranties of the Target                7
                  (a)    Organization, Qualification, and Corporate Power     8
                  (b)    Capitalization                                       8
                  (c)    Authorization of Transaction                         8
                  (d)    Noncontravention                                     8
                  (e)    Filings with the SEC                                 9
                  (f)    Title to Assets                                      9
                  (g)    Subsidiaries                                         9
                  (h)    Financial Statements                                 10
                  (i)    Events Subsequent to Most Recent Fiscal Quarter End  10
                  (j)    Undisclosed Liabilities                              10
                  (k)    Brokers' Fees                                        10
                  (l)    Legal Compliance                                     10
                  (m)    Tax Matters                                          11
                  (n)    Real Property                                        12
                  (o)    Intellectual Property                                13
                  (p)    Tangible Assets                                      14
                  (q)    Inventory                                            14
                  (r)    Contracts                                            14
                  (s)    Notes and Accounts Receivable                        15
                  (t)    Powers of Attorney                                   16
                  (u)    Insurance                                            16
                  (v)    Litigation                                           16
                  (w)    Product Warranty                                     16
                  (x)    Product Liability17
                  (y)    Employees                                            17
                  (z)    Employee Benefits17
                  (aa)   Environmental, Health, and Safety Matters            19
                  (bb)   Disclosure                                           19
         4.       Representations and Warranties of the Buyer and Merger Sub  19

                  (a)    Organization                                         19
                  (b)    Authorization of Transaction                         19
                  (c)    Noncontravention                                     19
                  (d)    Brokers' Fees                                        20
                  (e)    Disclosure                                           20
                  (f)    Merger Sub.                                          20

         5.       Covenants                                                   20
                  (a)    General                                              20
                  (b)    Notices and Consents                                 20
                  (c)    Regulatory Matters and Approvals                     20
                  (d)    Operation of Business                                21
                  (e)    Full Access                                          22
                  (f)    Notice of Developments                               22
                  (g)    Exclusivity                                          22
                  (h)    Insurance and Indemnification                        23
                  (i)    Stock Options                                        23
                  (j)    National Bank of Canada                              24
                  (k)    Form 10-Q                                            24

6.       Conditions to Obligation to Close                                    24
                  (a)    Conditions to Obligation of the Buyer and Merger Sub 24
                  (b)    Conditions to Obligation of the Target               26

         7.       Termination                                                 27
                  (a)    Termination of Agreement                             27
                  (b)    Effect of Termination                                27
                  (c)    Termination Fee                                      28

8.       Miscellaneous                                                        28
                  (a)    Survival                                             28
                  (b)    Press Releases and Public Announcements              28
                  (c)    No Third-Party Beneficiaries                         28
                  (d)    Entire Agreement                                     28
                  (e)    Succession and Assignment                            28
                  (f)    Counterparts                                         28
                  (g)    Headings                                             28
                  (h)    Notices                                              29
                  (i)    Governing Law                                        30
                  (j)    Jurisdiction; Service of Process                     30
                  (l)    Severability                                         31
                  (m)    Expenses                                             31
                  (n)    Construction                                         31
                  (o)    Incorporation of Exhibits and Schedules              31

Exhibit A--Delaware Certificate of Merger
Exhibit B--New York Certificate of Merger
Exhibit C--Form of Opinion of Counsel to the Target
Exhibit D--Form of Opinion of Counsel to the Buyer and Merger Sub
Disclosure Schedule--Exceptions to Representations and Warranties

                          AGREEMENT AND PLAN OF MERGER

         Agreement entered into as of April 14, 1999, by and among IPC Information Systems, Inc., a Delaware corporation (the "Buyer"), IPC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Buyer ("Merger Sub"), and V Band Corporation, a New York corporation (the "Target"). The Buyer, the Merger Sub, and the Target are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will acquire all of the assets of the Target for cash through a merger of the Target with and into Merger Sub.

         Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Buyer's willingness to enter into this Agreement, Thomas E. Feil ("Mr. Feil") and the Buyer have entered into a Stockholder's Agreement (the "Stockholder's Agreement") pursuant to which Mr. Feil has agreed to vote all shares of Target common stock beneficially owned by him (not less than 1,430,472 shares) in favor of the Merger.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1.       Definitions.

         "Acquisition Proposal" has the meaning set forth in ss.5(q) below.

         "Acquisition Transaction" has the meaning set forth in ss.5(q) below.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Business Plan" means the documents designated as such by separate agreement of the Parties.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer-owned Share" means any Target Share that the Buyer or Merger Sub owns beneficially.

         "Closing" has the meaning set forth in ss.2(b) below.

         "Closing Date" has the meaning set forth in ss.2(b) below. "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means the agreement between the Target and the Buyer dated September 11, 1998.

         "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries other than information that (i) was or becomes generally available to the public or (ii) was or becomes generally available to the Buyer or Merger Sub on a non-confidential basis prior to its disclosure to the Buyer, Merger Sub or their representatives.

         "Controlled Group" has the meaning set forth in Code ss.1563.

         "Credit Facility" means the revolving loan and letter of credit facility of the Target made pursuant to the credit agreement between the National Bank of Canada, New York Branch and the Target, dated May 28, 1997, as amended and the Loan Documents referred to therein.

         "Definitive Proxy Materials" means the definitive proxy materials relating to the Special Meeting.

         "Delaware Certificate of Merger" has the meaning set forth in ss.2(c) below.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

         "Disclosure Schedule" has the meaning set forth in ss.3 below.

         "Dissenting Share" means any Target Share held of record by any stockholder who or which has exercised his or its appraisal rights under the New York Business Corporation Law.

         "Effective Time" has the meaning set forth in ss.2(d)(i) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excess Loss Account" has the meaning set forth in Reg. ss.1.1502-19.

         "GAAP" means United States generally accepted accounting principles as in effect from time to ---- time.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Merger" has the meaning set forth in ss.2(a) below.

         "Merger Consideration" has the meaning set forth in ss.2(d)(v) below.

         "Merger Sub" has the meaning set forth in the preface above.

         "Most Recent Balance Sheet" means the balance sheet contained within financial statements for the Most Recent Fiscal Quarter End. "Most Recent Fiscal Quarter End" has the meaning set forth in ss.3(h) below.

         "Most Recent Fiscal Year End" has the meaning set forth in ss.3(h) below.

         "Mr. Feil" has the meaning set forth in the preface above.

         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

                  "New  York  Business   Corporation  Law"  means  the  Business
Corporation Law of the State of New York, as amended.

         "New York Certificate of Merger" has the meaning set forth in ss.2(c) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) which, in the case of the Target, it is understood has resulted in operating losses.

         "Party" has the meaning set forth in the preface above.

         "Paying Agent" has the meaning set forth in ss.2(e)(i) below.

         "Payment Fund" has the meaning set forth in ss.2(e)(i) below.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, `or a governmental entity (or any department, agency, or political subdivision thereof).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Public Report" has the meaning set forth in ss.3(e) below.

         "Reportable Event" has the meaning set forth in ERISA ss.4043.

         "Requisite Stockholder Approval" means the affirmative vote of the holders of two thirds of the Target Shares in favor of this Agreement and the Merger.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Special Meeting" has the meaning set forth in ss.5(c)(ii) below.

         "Stockholder's Agreement" has the meaning set forth in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Superior   Acquisition   Proposal"   has  the  meaning  set  forth  in
ss.7(a)(iv) below.

         "Surviving Corporation" has the meaning set forth in ss.2(a) below.

         "Target" has the meaning set forth in the preface above.

         "Target Share" means any share of the Common Stock, $.01 par value per share, of the Target which is the only class of capital stock of the Target that is outstanding and has voting rights..

         "Target Stockholder" means any Person who or which holds any Target Shares.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third   Party"  means  any  "group"  as  described  in  Rule  13d-5(b)
promulgated under the Securities Exchange Act, or Person, other than the Target, the Buyer, Merger Sub or any of their Affiliates.

         2.       Basic Transaction.

         (a) The Merger. On and subject to the terms and conditions of this Agreement, the Target will merge with and into Merger Sub (the "Merger") at the Effective Time and Merger Sub shall be the corporation surviving the Merger (the "Surviving Corporation").

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Thacher
Proffitt & Wood, Two World Trade Center, New York, New York commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Buyer and Merger Sub the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) the Buyer and Merger Sub will deliver to the Target the various certificates, instruments, and documents referred to in ss.6(b) below, (iii) the Target and Merger Sub will file with the Secretary of State of the State of Delaware a certificate of merger substantially in the form attached hereto as Exhibit A (the "Delaware Certificate of Merger"), (iv) the Target and Merger Sub will file with the Department of State of the State of New York a certificate of merger substantially in the form attached hereto as Exhibit B (the "New York Certificate of Merger"), and (v) the Buyer will cause the Surviving Corporation to deliver the Payment Fund to the Paying Agent in the manner provided below in this ss.2.

         (d)      Effect of Merger.

                  (i) General. The Merger shall become effective at the time (the "Effective Time") the Target and Merger Sub file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii)   Certificate  of   Incorporation.   The  Certificate  of
         Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time.

                  (iii) Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub immediately prior to the Effective Time.

                  (iv) Directors and Officers. The directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

                  (v) Conversion of Target Shares. At and as of the Effective Time, (A) each Target Share (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive an amount (the "Merger Consideration") equal to $0.27 in cash (without interest), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the New York Business Corporation Law, and (C) each Buyer-owned Share shall be canceled; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this ss.2(d)(v) after the Effective Time.

         (e)      Procedure for Payment.

                           (i)  Immediately  after the Effective  Time,  (A) the
                  Buyer will cause the Surviving Corporation to furnish to ChaseMellon Shareholders Services, L.L.C. (the "Paying Agent") a corpus (the "Payment Fund") consisting of cash (registered in the name of the Paying Agent or its nominee) sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding Target Shares (other than any Dissenting Shares and Buyer-owned Shares) and (B) the Buyer will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Target Shares for the holder to use in surrendering the certificates which represented his or its Target Shares against payment of the Merger Consideration. No interest will accrue or be paid to the holder of any outstanding Target Shares.

                           (ii) The Buyer may cause the  Paying  Agent to invest
                  the cash included in the Payment Fund in one or more investments as the Buyer may direct from time to time; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration as necessary. The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and the Buyer will cause the Surviving
                  Corporation to replace promptly any portion of the Payment Fund which the Paying Agent loses through investments.

                  (iii) The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining 60 days after the Effective Time, and thereafter all former stockholders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

                           (iv) The Buyer shall cause the Surviving  Corporation
                  to pay all charges and expenses of the Paying Agent.

         (f)      Closing  of  Transfer  Records.   After  the  Effective  Time,
transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

         3. Representations and Warranties of the Target. The Target represents and warrants to the Buyer and Merger Sub that the statements contained in this ss.3 are correct and complete as of the date of this Agreement, and that the statements contained in ss.ss.3(a), (b), (c), (d), (e), (f), (k) and (bb), and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout the aforesaid subsections of this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

         (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, as set forth in the Disclosure Schedule. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified would have a material adverse effect upon the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole. Each of the Target and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it except for such licenses, permits and authorizations, the absence of which would not have a material adverse effect upon the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole. ss.3(a) of the Disclosure Schedule lists the directors and officers of each of the Target and its Subsidiaries. The Target has delivered to the Buyer and Merger Sub correct and complete copies of the certificate of incorporation and bylaws of each of the Target and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Target and its Subsidiaries are correct and complete. None of the Target and its Subsidiaries is in default under or in violation of any provision of its certificate of incorporation or bylaws.

         (b) Capitalization. The entire authorized capital stock of the Target consists of 20,000,000 Target Shares, of which 5,428,621 Target Shares are issued and outstanding and 1,719,322 Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom  stock,  profit  participation,  or similar  rights with  respect to the
Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

         (c) Authorization of Transaction. The board of directors of the Target has adopted this Agreement (including the plan of merger incorporated herein) in accordance with Section 902 of the New York Business Corporation Law. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

         (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the certificate of incorporation or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, consent or approval under any material agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of the New York Business Corporation Law, the Securities Exchange Act, and applicable state securities laws, none of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for such authorizations, consents or approvals which, if not obtained, would not have a material adverse effect upon the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole.

         (e) Filings with the SEC. The Target has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Target has provided the Buyer with access to a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date) filed by the Target since January 1, 1994.

         (f) Title to Assets. The Target and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (g) Subsidiaries. ss.3(g) of the Disclosure Schedule sets forth for each Subsidiary of the Target (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Target have been duly authorized and are validly issued, fully paid, and nonassessable. One of the Target and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Target, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws or in the case of V Band plc, foreign law), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Target and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Target to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Target. None of the Target and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Target.

         (h) Financial Statements. The Target has filed a Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1999 (the "Most Recent Fiscal Quarter End") and an Annual Report on Form 10-K for the fiscal year ended October 31, 1998 (the "Most Recent Fiscal Year End"). The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target and its Subsidiaries as of the indicated dates and the results of operations of the Target and its Subsidiaries for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of the Target and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments.

         (i) Events Subsequent to Most Recent Fiscal Quarter End. From the Most Recent Fiscal Quarter End to the date of this Agreement, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries taken as a whole.

         (j) Undisclosed Liabilities. None of the Target and its Subsidiaries has any Liability, including any Liability for Taxes, except for
(i) Liabilities set forth on the face of, or in the notes to, the Most Recent Balance Sheet or in the notes to the balance sheet dated as of the Most Recent Fiscal Year End, (ii) Liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business and (iii) Liabilities that individually or in the aggregate do not have a material adverse effect upon the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries taken as a whole.

         (k) Brokers' Fees. None of the Target and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (l) Legal Compliance. Each of the Target, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) the failure of which to comply with would have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (m)      Tax Matters.

                  (i) Each of the Target and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Target and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Target and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Target and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Target and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Each of the Target and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Third Party.

                  (iii) Neither the Target nor its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Target and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the Target and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. ss.3(m)(iii) of the Disclosure
         Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Target and its Subsidiaries for taxable periods ended on or after October 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Target has provided the Buyer with access to correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and its Subsidiaries since October 31, 1994.

                  (iv) None of the Target and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) None of the Target and its Subsidiaries has filed a consent under Code ss.341(f) concerning collapsible corporations. None of the Target and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. None of the Target and its Subsidiaries has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). None of the Target and its Subsidiaries has issued or assumed (A) any obligation described in Section 279(b) of the Code, (B) any applicable high yield discount obligation, as defined in
         Section 163(i) of the Code, or (C) any registration-required obligations, within the meaning of Section 163(f)(2) of the Code, that is not in registered form. Each of the Target and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. None of the Target and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Target and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) or (B) has any Liability for the Taxes of any Person (other than any of the Target and its Subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) ss.3(m)(vi) of the Disclosure Schedule sets forth the following information with respect to each of the Target and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Target or each Subsidiary in its assets; (B) [intentionally omitted] (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Target or any Subsidiary; and
         (D) the amount of any deferred gain or loss allocable to the Target or any Subsidiary arising out of any Deferred Intercompany Transaction.

                  (vii) The unpaid Taxes of the Target and its Subsidiaries (A) did not, as of the Most Recent Fiscal Quarter End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries in filing their Tax Returns.

         (n)      Real Property.

                  (i) Neither the Target nor its Subsidiaries owns any real property.

                  (ii) ss.3(n)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to or by any of the Target and its Subsidiaries. The Target has provided the Buyer with access to correct and complete copies of the leases and subleases listed in ss.3(n)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in ss.3(n)(ii) of the Disclosure Schedule:

                           (A) the  lease  or sublease is legal, valid, binding,
                  enforceable, and in full force and effect;

                           (B) the lease or sublease  will continue to be legal,
                  valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) no  party  to  any  lease  or  sublease  that  is
                  material to the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the lease or sublease has  repudiated
                  any provision thereof;

                           (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (F)   with    respect   to   each    sublease,    the
                  representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                           (G) none of the Target and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (H) each facility leased or subleased that is material to the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole thereunder have received all approvals of governmental authorities (including licenses and permits) required to be obtained by the Target or its Subsidiaries in connection with the operation thereof and have been operated and maintained, to the extent the Target and its Subsidiaries are required to do so, in all material respects in accordance with applicable laws, rules, and regulations; and

                           (I) all facilities leased or subleased thereunder are
                  supplied with utilities and other services necessary for the operation of said facilities.

         (o)      Intellectual Property.

                  (i) The Target and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Target and its Subsidiaries as presently conducted. Each item of Intellectual Property owned or used by any of the Target and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Target or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Target and its Subsidiaries has taken all action necessary to maintain and protect each item of Intellectual Property that it owns or uses which is material to the business of the Target and its Subsidiaries as presently conducted.

                  (ii) None of the Target and its  Subsidiaries  has  interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Target and its Subsidiaries has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Target and its Subsidiaries must license or refrain from using any Intellectual Property rights of any Third Party, in each case which is pending on the date of this Agreement).

                  (iii) ss.3(o)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Target and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Target and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Target and its Subsidiaries has granted to any Third Party with respect to any of its Intellectual Property (together with any exceptions).

                  (iv) ss.3(o)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any Third Party owns and that any of the Target and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission.

         (p) Tangible Assets. The Target and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted.

         (q) Inventory. All inventory of the Target and its Subsidiaries, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business of the Target and its Subsidiaries, except for items of obsolete materials and materials of below standard quality, all of which have been written down in the Most Recent Balance Sheet to realizable market value, or for which adequate reserves have been provided in the Most Recent Balance Sheet. The present quantity of all inventory of the Target and its Subsidiaries is reasonable and warranted in the present circumstances of the business of the Target and its Subsidiaries.

         (r) Contracts. ss.3(r) of the Disclosure Schedule lists the following contracts and other agreements to which any of the Target and its Subsidiaries is a party on the date of this Agreement:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services (including maintenance), the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000 per annum;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible or any agreement under which it is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person;

                  (v)      any agreement concerning noncompetition;

                  (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (vii)    any collective bargaining agreement;

                  (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $75,000 or providing severance or change of control benefits;

                  (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (x) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Target and its Subsidiaries taken as a whole; or

                  (xi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

Target has provided the Buyer with access to a correct and complete copy of each written agreement listed in ss.3(r) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(r) of the Disclosure Schedule. With respect to any such agreement which is material to the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (s) Notes and Accounts Receivable. All notes and accounts receivable of the Target and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries.

         (t) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Target and its Subsidiaries.

         (u) Insurance. ss.3(u) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Target and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past six (6) years:

                  (i)      the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii)    the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage;

                  (v)   a description of  any retroactive premium adjustments or
         other   loss-sharing arrangements; and

                           (vi) a list of losses  incurred  that were covered in
                  whole or in part by such policies.

         (v) Litigation. ss.3(v) of the Disclosure Schedule sets forth each instance in which any of the Target and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Target and its Subsidiaries, has been threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Neither the Target nor its Subsidiaries has any reason to believe that any other such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Target and its Subsidiaries.

         (w) Product Warranty. Each product manufactured, assembled, sold, leased, or delivered by any of the Target and its Subsidiaries has been in conformity, in all material respects, with all applicable contractual commitments and all express and implied warranties, and none of the Target and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries. No product manufactured, sold, leased, or delivered by any of the Target and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. ss.3(w) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Target and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

         (x) Product Liability. None of the Target and its Subsidiaries has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, assembled, sold, leased, or delivered by any of the Target and its Subsidiaries, which Liability would have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole.

         (y) Employees. To the Knowledge of the Target and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of the Target and its Subsidiaries. None of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Target and its Subsidiaries has committed any unfair labor practice. Neither the Target nor its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Target and its Subsidiaries.

         (z)      Employee Benefits.

                  (i) ss.3(z) of the Disclosure Schedule lists each Employee Benefit Plan that any of the Target and its Subsidiaries maintains or to which any of the Target and its Subsidiaries contributes or has any obligation to contribute.

                           (A) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and descriptions  (including
                  Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                           (E) The  market  value  of  assets  under  each  such
                  Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (F) The Target  has  provided  Buyer  with  access to
                  correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that any of the Target, its Subsidiaries, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Target and its Subsidiaries, threatened.

                           (B) There have been no Prohibited  Transactions  with
                  respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Target and its Subsidiaries, threatened. Neither the Target nor its Subsidiaries has any Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                           (C) Neither the Target nor its Subsidiaries has incurred or has any reason to expect that any of the Target and its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA ss.4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) None of the Target, its Subsidiaries, and the other members of the Controlled Group that includes the Target and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA ss.4201) under any Multiemployer Plan.

                  (iv) None of the Target and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

         (aa) Environmental, Health, and Safety Matters. Each of the Target, its Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements, the failure to comply with which would have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole.

         (bb) Disclosure. The Definitive Proxy Materials will comply with the Securities Exchange Act in all material respects. The Definitive Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer and Merger Sub will supply specifically for use in the Definitive Proxy Materials.

         4. Representations and Warranties of the Buyer and Merger Sub. Each of the Buyer and Merger Sub represents and warrants to the Target that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss.4.

         (a)      Organization.   Each  of  the  Buyer  and   Merger  Sub  is  a
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. Each of the Buyer and Merger Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and Merger Sub, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or Merger Sub is subject or any provision of the certificate of incorporation or bylaws of either the Buyer or Merger Sub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or Merger Sub is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and applicable state securities laws, neither the Buyer nor Merger Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for such authorizations, consents or approvals which, if not obtained, would have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Buyer and its Subsidiaries taken as a whole.

         (d) Brokers' Fees. Neither the Buyer nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.

         (e) Disclosure. None of the information that the Buyer and Merger Sub will supply specifically for use in the Definitive Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         (f) Merger Sub. Merger Sub has not heretofore conducted any business and has no material assets or liabilities other than those associated with this Agreement.

         5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

         (b) Notices and Consents. The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any Third Party consents, that the Buyer may request in connection with the matters referred to in ss.3(d) above.

         (c) Regulatory Matters and Approvals. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(d) and ss.4(c) above. Without limiting the generality of the foregoing:

                  (i) Securities Exchange Act and State Securities Laws. The Target will prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to the Special Meeting. The Target will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. The Buyer will provide the Target with whatever information and assistance in connection with the foregoing filing that the Target reasonably may request.

                  (ii) New York Business Corporation Law. The Target will call a special meeting of its stockholders (the "Special Meeting") as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the New York Business Corporation Law. The Target will mail the Definitive Proxy Materials to its stockholders as soon as reasonably practicable. The Definitive Proxy Materials will contain the affirmative recommendation of the board of directors of the Target in favor of the adoption of this Agreement and the approval of the Merger;
         provided, however,   that neither the board of directors  nor any
         director or officer of the Target shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

         (d) Operation of Business. The Target will not (and will not cause \or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (i)      none of   the    Target   and its  Subsidiaries  will
         authorize or effect any change in its certificate of incorporation or bylaws;

                  (ii) none of the Target and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (iii) none of the Target and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                  (iv) none of the Target and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business (including in such Ordinary Course of Business, transactions under the Target's Credit Facility with National Bank of Canada and its successors and assigns);

                  (v) none of the Target and its Subsidiaries will impose or allow any Security Interest upon any of its assets outside the Ordinary Course of Business; (including in such Ordinary Course of Business, transactions under the Target's Credit Facility with National Bank of Canada and its successors and assigns);

                  (vi) none of the Target and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                  (vii) none of the Target and its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (viii) none of the Target and its Subsidiaries will commit to any of the foregoing.

         (e) Full Access. The Target will (and will cause each of its Subsidiaries to) permit representatives of the Buyer to have full access during normal business hours to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. Each of the Buyer and Merger Sub will treat and hold and use as such any Confidential Information it receives from any of the Target and its

Subsidiaries in the course of the reviews contemplated by this ss.5(e), solely in accordance with the terms of the Confidentiality Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

         (f) Notice of Developments. Each Party will give prompt written notice to the others of any development (i) causing a breach of any of its own representations and warranties in ss.3 and ss.4 above and (ii) any development which would cause a breach of such representations and warranties if such representations and warranties were required to be correct and complete on each day from the date of this Agreement to the Closing Date. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g)      Exclusivity.

                  (i) the Target shall not, and shall not permit any of its Subsidiaries to (whether directly or indirectly through advisors, agents or other intermediaries) and,

                  (ii) the Target shall not, and shall not permit any of its Subsidiaries to, authorize or knowingly permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries to, solicit, initiate or knowingly encourage the submission of inquiries, proposals or offers from any Third Party relating to (A) any acquisition of 10% or more of the consolidated assets of the Target and its Subsidiaries or of over 10% of any class of equity securities of the Target or any of its Subsidiaries, (B) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 10% or more of any class of equity securities of the Target or any of its Subsidiaries, (C) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Target or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of the Target, other than the transaction contemplated by this Agreement or (D) any other transaction the consummation of which would, or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would, or could reasonably be expected to, materially dilute the benefits to the Buyer of the transaction contemplated hereby (collectively, the "Acquisition Proposals" and which, if consummated, will be an "Acquisition Transaction") or enter into or participate in any discussions (except as may be necessary to inform a Third Party of the provisions of this ss.5(g), or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to the business, properties or assets of the Target in connection with the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing; provided, however, that the provisions of this ss.5(g) shall not limit or prohibit the Target or its board of directors from (i) engaging in discussions or negotiations with such a Third Party who has made a Superior Acquisition Proposal but only if the board of directors of the Target, after consultation with and advice from its outside counsel determines in good faith that, in the exercise of its fiduciary responsibilities, such discussions or negotiations should be commenced or such information should be furnished or such facilitation undertaken; (ii) furnishing information pursuant to an appropriate and customary confidentiality letter concerning the Target and its businesses, properties or assets to a Third Party who has made a Superior Acquisition Proposal as to which a prior determination of the board of directors of the Target as contemplated under clause (i) above as been made; provided, further that (A) the board directors of the Target shall not, and shall not authorize any officers or representatives to, take any of the foregoing actions until notice to the Buyer of the Target's intent to take such action shall have been given; and (B) if the board of directors of the Target receives a Superior Acquisition Proposal, to the extent it may do so without breaching its fiduciary duties as determined in good faith after consultation with its outside counsel, and without violating any of the conditions of such Superior Acquisition Proposal, then the Target shall promptly inform the Buyer of the material terms and conditions of such proposal and the identity of the Third Party making it; or (iii) taking a position on a tender offer by a Third Party, as required by Rule 14e-2 under the Securities Exchange Act (provided no such position shall constitute a recommendation of such transaction if it does not constitute a Superior Acquisition Proposal), or complying with its duties of disclosure under applicable state law. As of the date hereof, the Target shall immediately cease and cause each of its Subsidiaries and its and their advisors, agents and other intermediaries to cease, any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any of the foregoing.

         (h) Insurance and Indemnification. The Buyer will not take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation or bylaws of the Target for the benefit of any individual who served as a director or officer of the Target at any time prior to the Effective Time. For six years after the Closing Date, Buyer will provide, pursuant to a policy maintained by Buyer or will cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Closing Date covering each such Person currently covered by the Target's officers' and directors' liability insurance on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof.

         (i) Stock Options. At the Effective Time, each option to purchase Target Shares granted by the Target to an employee or director under any employee or director stock option plan or other compensation plan or arrangement of the Target, which is outstanding and unexercised immediately prior to the Effective Time (whether or not such options are then vested or exercisable), shall be adjusted so as to entitle the option holder to receive, in lieu of each Target Share that would otherwise have been issuable upon the exercise of such option, an amount, in cash, computed by multiplying (i) the positive difference, if any, between (x) $0.27 per Target Share and (y) the exercise price per Target Share applicable to the option by (ii) the number of Target Shares subject to such option. Prior to the Effective Time, the Target agrees to take, or cause to be taken, all actions necessary under such options to provide for their adjustment and final settlement in accordance with this ss.5(i). At the Effective Time, the Surviving Corporation will make the cash payment, if any, required to be made to each option holder at which time each such option shall be canceled and declared null and void. Notwithstanding any other provision of this ss.5(i), the Surviving Corporation shall have the right to withhold payment in respect of any option to purchase Target Shares that is outstanding and unexercised at the Effective Time and otherwise eligible for final settlement hereunder, until such time as it receives satisfactory written documentation of the adjustments required to be made to such option under this ss.5(i) and evidence of the option holder's consent to such adjustment and settlement.

         (j) National Bank of Canada. The Target will use its best efforts to take all steps necessary (i) to enable the entire indebtedness under the Credit Facility and otherwise to the National Bank of Canada to be paid by the Surviving Corporation in full immediately after the Closing and (ii) to obtain from the National Bank of Canada immediately after the Closing, in return, a full and complete release, including the return of all collateral physically possessed, the reassignment of any collateral and the execution of UCC-3's, as the case may be, of all Security Interests related thereto, including those granted under the General Security Agreement, as amended, the Security Agreement
- Patents, Trademarks and Copyright, as amended, the May 28, 1997 Pledge Agreement, as amended, and the March 5, 1999 Pledge Agreement.

         (k) Form 10-Q. The Target will make all filings with the SEC that it is hereinafter required to make under the Securities Exchange Act including the quarterly report on Form 10-Q for the quarter ended April 30, 1999.

         6.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer and Merger Sub. The obligation of each of the Buyer and Merger Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver by the Buyer and Merger Sub of the following conditions:

                  (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (ii) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date except (A) for those expressly stated to be made as of the date of this Agreement, (B) where the failure of such representations and warranties (taken together without regard to any materiality or Knowledge qualification set forth therein) to be true and correct has not had, or could not be reasonably expected to have, a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole or (C) where the failure of such representations and warranties to be true is contemplated by the Business Plan;

                  (iii)  the   representations   and  warranties  set  forth  in
         ss.ss.3(a), (b), (c), (d), (e), (f), (k) and (bb) above shall be true and correct at and as of the Closing Date;

                  (iv) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (v) since the Most Recent Fiscal Quarter End, there shall have been no material adverse change in the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole, except as contemplated by the Business Plan;

                  (vi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries after giving effect to the transactions contemplated by this Agreement, or (D) affect adversely the right, before or following the Closing, of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (vii) the Target shall have delivered to the Buyer and Merger Sub a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(vi) is satisfied in all respects;

                  (viii)  the  holders  of not more than 10% of the  outstanding
         Target  Shares  shall  have  demanded   appraisal  of  such  shares  in
         accordance with New York Business Corporation Law;

                  (ix) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(d) and ss.4(c) above (and not subject to the exception set forth in the last sentence therein);

                  (x) the Buyer and Merger Sub shall have received from counsel to the Target an opinion substantially in form and substance as set forth in Exhibit C attached hereto, addressed to the Buyer and Merger Sub, and dated as of the Closing Date;

                  (xi) the Buyer and Merger Sub shall have received the resignations, effective as of the Closing, of each director and officer of the Target and its Subsidiaries other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;
                  (xii) the Target and its Subsidiaries shall have operated in all material respects consistent with the Business Plan which has been agreed to among the parties hereto; and

                  (xiii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and Merger Sub.

         (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver by Target of the following conditions:

                  (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date except for those expressly stated to be made as of the date of this Agreement;

                  (ii) each of the Buyer and Merger Sub shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

                  (iv) each of the Buyer and Merger Sub shall have delivered to the Target a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iii) is satisfied in all respects;

                  (v) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (vi) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(d) and ss.4(c) above (and not subject to the exception set forth in the last sentence therein);

                  (vii) the Target shall have received from counsel to the Buyer and Merger Sub an opinion substantially in form and substance as set forth in Exhibit D attached hereto, addressed to the Target, and dated as of the Closing Date; and

                  (viii) all actions to be taken by the Buyer and Merger Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target.

         7.       Termination.

         (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (i) the  Parties   may   terminate   this  Agreement by mutual
          written consent at any time prior to the Effective Time;

                  (ii) the Buyer and Merger Sub may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or Merger Sub has notified the Target of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 1999, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from the Buyer or Merger Sub breaching any representation, warranty, or covenant contained in this Agreement);

                  (iii) the Target may terminate this Agreement by giving written notice to the Buyer and Merger Sub at any time prior to the Effective Time (A) in the event the Buyer or Merger Sub has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer and Merger Sub of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 1999, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement);

                  (iv) The Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time, in the event that a Person has made an Acquisition Proposal that the board of directors of the Target determines, in good faith is reasonably likely to be subject to completion and would, if consummated, result in a transaction more favorable, from a financial point of view, to the Target Stockholders than this Agreement and the Merger (a "Superior Acquisition Proposal"); or

                  (v) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

         (b) Effect of Termination. Other than as set forth in ss.7(c) below, if any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in ss.5(e) above shall survive any such termination.
         (c) Termination Fee. In the event of termination by the Target pursuant to (i) 7(iv) above or (ii) if Requisite Stockholder Approval is not obtained and the Target and/or any of its Subsidiaries, on or before December 31,1999, has entered into an agreement providing for an Acquisition Transaction (which, for purposes of this subsection (c), shall substitute 33 % for 10% each time 10% appears in ss.5(g) hereof), Target shall pay to Buyer a termination fee of two hundred thousand dollars ($200,000) not as a penalty but in recognition of the substantial time and efforts expended, expenses incurred and other opportunities foregone by the Buyer in connection with this Agreement.

         8.       Miscellaneous.

         (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in ss.2 above concerning payment of the Merger Consideration and the provisions in ss.5(h) above concerning insurance and indemnification) will survive the Effective Time.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in ss.2 above concerning payment of the Merger Consideration are intended for the benefit of the Target Stockholders and (ii) the provisions in ss.5(h) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         (d) Entire Agreement. This Agreement (including the Disclosure Schedule and the other documents referred to herein) and the Confidentiality Agreement constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Target:

         V Band Corporation
         3 Westchester Plaza
         Elmsford, New York 10523
         Attention:  Thomas Hughes, President
         Phone:  (914) 347-7118
         Fax:    (914)  347-7524

         Copy to:

         Buchanan Ingersoll P.C.
         Eleven Penn Center 14th Center
         1835 Market Street
         Philadelphia, Pennsylvania  19103-2895
         Attention:  Brian North
         Phone:  (215) 665-3828
         Fax:    (215) 665-8760

         If to the Buyer:

         IPC Information Systems, Inc.
         88 Pine Street
         Wall Street Plaza
         New York, New York  10005
         Attention: Daniel Utevsky
         Phone: (212) 858-7908
         Fax:   (212) 509-7959

         Copy to:

         Thacher Proffitt & Wood
         Two World Trade Center
         New York, New York 10048
         Attention:  Thomas N. Talley
         Phone: (212) 912-7645
         Fax:   (212) 432-7152

         If to Merger Sub:

         IPC Merger Sub, Inc.
         c/o IPC Information System, Inc.
         88 Pine Street
         Wall Street Plaza
         New York, New York  10005
         Attention: Daniel Utevsky
         Phone: (212) 858-7908
         Fax:   (212) 509-7959

         Copy to:

         Thacher Proffitt & Wood
         Two World Trade Center
         New York, New York 10048
         Attention:  Thomas N. Talley
         Phone:   (212) 912-7645
         Fax:  (212) 432-7152

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (j) Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

         (k) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the New York Business

Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (m) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Target and its Subsidiaries shall not incur expenses to Third Parties in connection with this Agreement and the Merger in excess of two hundred thousand dollars ($200,000) in the aggregate.

         (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (o) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                               IPC INFORMATION SYSTEMS, INC.

                                          By:
                                             -----------------------------------
                                          Name:

                                          Title:


                                                                               V
                                          BAND CORPORATION

                                                                             By:
                                          -----------------------------------
                                          Name:

                                          Title:



                                                  IPC MERGER SUB, INC.

                                                                             By:
                                          -----------------------------------
                                          Name:

                                          Title:

                                                                      APPENDIX B

                        NEW YORK BUSINESS CORPORATION LAW

Section 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

         (a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

                  (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

                           (A) Any plan of merger or  consolidation to which the
corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

                                    (i)   To   a  shareholder  of   the  parent
corporation  in a merger  authorized  by  section  905  (Merger  of  parent  and
subsidiary   corporations),   or  paragraph   (c)  of  section  907  (Merger  or
consolidation of domestic and foreign corporations); or

                                    (ii)  To  a  shareholder  of  the  surviving
corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

                                    (iii) Notwithstanding subclause (ii) of this
clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers,.Inc.

                           (B) Any sale, lease, exchange or other disposition of
all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of (assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

                           (C) Any share  exchange  authorized by section 913 in
which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation cvsystem by the National Association of Securities Dealers, Inc.

                  (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

                  (3) (Added, L 1997) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be canceled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

Section 623. Procedure to enforce shareholder's right to receive payment for shares

         (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

         (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

         (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph
(g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

         (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

         (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

         (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

         (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

         (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

                  (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

                  (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

                  (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

                  (4)  The  court  shall   determine   whether  each  dissenting
shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

                  (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

                  (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

                  (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following:
                          (A) that the fair  value of the  shares as  determined
materially exceeds the amount which
the corporation offered to pay;

                          (B) that no offer or required advance payment was made
by the corporation;

                          (C)  that the  corporation  failed  to  institute  the
special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

                  (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

         (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

         (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

                  (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

                  (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

                  (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

         (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

         (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

         (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                                                      APPENDIX C
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-Q


 [ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

            For the quarterly period ended                January 31, 1999
                                                          ----------------

 [   ]   TRANSITION  REPORT  PURSUANT  TO SECTION 13 OR 15(d) OF THE  SECURITIES
         EXCHANGE ACT OF 1934


            For the transition period from              to


                         Commission file number 0-13284

                               V BAND CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                                           13-2990015
-------------------------------                           -------------------
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                            Identification No.)


                   3 Westchester Plaza, Elmsford, New York 10523
              ----------------------------------------------------
              (Address and zip code of principal executive office)


                                 (914) 789-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes [ X ]    No [   ]

The number of shares of Common Stock outstanding, as of January 31, 1999, was 5,428,621 shares.

                               V BAND CORPORATION
                           FORM 10-Q QUARTERLY REPORT
                   FOR THE THREE MONTHS ENDED JANUARY 31,1999




                                TABLE OF CONTENTS


                          PART I. Financial Information

Item 1.        Financial Statements

               Consolidated  balance sheets at January 31, 1999  (unaudited) and
                    October 31, 1998

               Consolidated  statements of operations for the three months ended
                    January 31, 1999 and 1998 (unaudited)

               Consolidated  statements of cash flows for the three months ended
                    January 31, 1999 and 1998 (unaudited)

               Notes to consolidated financial statements (unaudited)

Item 2.        Management's Discussion and Analysis of Financial
                    Condition and Results of Operations


Item 3.        Quantitative and Qualitative Disclosures About Market Risk



                           PART II. Other Information

Item 6.        Exhibits and Reports on Form 8-K


SIGNATURES

                           V BAND CORPORATION AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS
                          JANUARY 31, 1999 AND OCTOBER 31, 1998
                              (in 000's, except share data)

                                                              January 31,    October 31,
                                                                 1999           1998
                                                                --------      --------
         ASSETS                                               (unaudited)
Current Assets:
Cash ......................................................     $    630      $    915
Accounts receivable, less allowance for doubtful
    accounts of $292 in 1999 and $289 in 1998 .............        2,867         2,813
Inventories, net ..........................................        3,701         4,241
Prepaid expenses and other current assets .................          344           313
                                                                --------      --------
                       Total current assets ...............        7,542         8,282
                                                                --------      --------
Fixed Assets:
Furniture, fixtures, equipment and leasehold improvements .        7,831         7,811
Less: Accumulated depreciation and amortization ...........       (7,516)       (7,444)
                                                                --------      --------
                       Total fixed assets .................          315           367
                                                                --------      --------

Other Assets ..............................................          149           158
                                                                --------      --------

    TOTAL ASSETS ..........................................     $  8,006      $  8,807
                                                                ========      ========
    LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Short-term debt ...........................................     $  1,305      $  1,425
Accounts payable ..........................................        2,245         2,434
Accrued wages .............................................          910           842
Customer deposits .........................................        1,480         1,389
Other accrued expenses ....................................          674           797
                                                                --------      --------
                       Total  current liabilities .........        6,614         6,887
                                                                --------      --------
Commitments and Contingencies (see notes)

                           V BAND CORPORATION AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS
                          JANUARY 31, 1999 AND OCTOBER 31, 1998
                              (in 000's, except share data)
                                      (continued)

                                                              January 31,    October 31,
                                                                 1999           1998
                                                                --------      --------
                                                               (unaudited)
Shareholders' Equity:
Common stock, $.01 par value; authorized 20,000,000 shares;
    issued 7,147,943 shares ...............................           71            71
Capital in excess of par value ............................       20,016        20,016
Deficit ...................................................       (7,207)       (6,639)
Cumulative translation adjustment .........................          281           240
                                                                --------      --------
                                                                  13,160        13,688
Less Treasury stock, ata cost; 1,719,322 shares............      (11,768)      (11,768)
                                                                --------      --------
                       Total shareholders' equity .........        1,392         1,920
                                                                --------      --------

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ............     $  8,006      $  8,807
                                                                ========      ========

                 See notes to consolidated financial statements

                       V BAND CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED JANUARY 31, 1999
                     AND 1998 (unaudited) (in 000's, except
                                 per share data)



                                                           1999          1998
                                                         -------        -------
Sales
      Equipment ..................................       $ 2,093        $ 3,228
      Service ....................................         1,683          1,496
                                                         -------        -------
           Total sales ...........................         3,776          4,724
                                                         -------        -------

Cost of Sales
      Equipment ..................................         1,639          2,423
      Service ....................................         1,066            986
                                                         -------        -------
           Total cost of sales ...................         2,705          3,409
                                                         -------        -------

           Gross profit ..........................         1,071          1,315
                                                         -------        -------

Operating Expenses
      Selling, general and administrative ........         1,425          2,964
      Research and development ...................           189            602
                                                         -------        -------
           Total operating expenses ..............         1,614          3,566
                                                         -------        -------

           Operating loss ........................          (543)        (2,251)

Interest Expense .................................           (35)           (50)
Other Income (Expense) ...........................            10            (21)
                                                         -------        -------
           Net loss ..............................       $  (568)       $(2,322)
                                                         =======        =======

Net loss per basic and diluted common share ......       $  (.10)       $  (.43)
                                                         =======        =======

Weighted average number of basic and diluted
    shares outstanding ...........................         5,429          5,413
                                                         =======        =======


                 See notes to consolidated financial statements

                             V BAND CORPORATION AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED JANUARY 31, 1999 AND 1998 (unaudited)
                                          (in 000's)

                                                                          1999        1998
                                                                       --------     --------
Cash Flows from Operating Activities
    Net loss .....................................................     $  (568)     $(2,322)
    Adjustments to reconcile net loss to net
       cash provided by (used in) operating activities:
       Depreciation ..............................................          73          126
       Amortization of other assets ..............................           9            8
       Provision for doubtful accounts ...........................           3            3
       Waiver of Chief Executive Officer's compensation ..........        --             50
       Changes in assets and liabilities:
           Accounts receivable ...................................         (57)       3,837
           Inventories ...........................................         540         (974)
           Prepaid expenses and other current assets .............         (31)          17
           Other assets ..........................................          --           --
           Accounts payable and other current liabilities ........        (153)         881
           Foreign currency translation adjustment ...............          41            7
                                                                       -------      -------
               Net cash (used in) provided by operating activities        (144)       1,633
                                                                       -------      -------

Cash Flows from Investing Activities
    Capital expenditures .........................................         (21)         (33)
                                                                       -------      -------
               Net cash used in investing activities .............         (21)         (33)
                                                                       -------      -------

Cash Flows from Financing Activities
    Proceeds from short-term debt ................................       3,075        5,800
    Payments of short-tem debt ...................................      (3,195)      (7,404)
                                                                       -------      -------
               Net cash used in financing activities .............        (120)      (1,604)
                                                                       -------      -------

Net decrease in cash .............................................        (285)          (4)
Cash at beginning of period ......................................         915          336
                                                                       -------      -------
Cash at end of period ............................................     $   630      $   332
                                                                       =======      =======

Supplementary Disclosures
    Income taxes paid ............................................     $  --        $     4
                                                                       =======      =======
    Interest paid ................................................     $    35      $    52
                                                                       =======      =======

                 See notes to consolidated financial statements

                       V BAND CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (in 000's)

Note A -- Basis of Presentation

The accompanying consolidated financial statements include the accounts of V Band Corporation and its wholly-owned subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the Company's audited financial statements for the fiscal year ended October 31, 1998 as set forth in the Company's annual report on Form 10-K. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at January 31, 1999 and all periods presented have been made.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company's ability to continue as a going concern is uncertain based on the matters discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon the Company's ability to return to profitability and to maintain compliance with its amended bank covenants.

The Company has incurred recurring losses from operations. As a result of the Company's results of operations, the bank amended the financial covenants of the Credit Agreement (see Note D). The amended financial covenants require, among other things, an improvement in the Company's results of operations during the second fiscal quarter of 1999 and a return to profitability commencing in the third quarter of 1999. The Company's operations are dependent upon the continued availability of funding under the Credit Agreement. The continued availability of funding under the Credit Agreement is dependent, in turn, upon the Company's ability to satisfy the amended financial covenants set forth in the Credit Agreement and upon the ability of the Company to generate sufficient revenue and results from operations to support such funding. The Company is presently seeking additional sales orders in order to improve the results of its operations. There is no assurance that the Company will be able to improve the results of its operations to satisfy the amended financial covenants.

Note B -- Significant accounting policies

Revenue recognition - Equipment revenue, for new system installations and modifications to existing systems at customer locations, is recognized as the product is shipped. For long-term contracts, equipment revenue is recognized under the percentage of completion method. Service revenue, which includes maintenance contract revenue and repairs, is recognized when the service has been completed.

Note C -- Inventories

Inventories are summarized as follows:

                                                  January 31,       October 31,
                                                     1999               1998

Finished goods ...........................         $ 3,166            $ 3,812
Parts and components .....................           3,044              3,339
                                                   -------            -------
                                                     6,210              7,151
Less: Inventory reserves .................          (2,509)            (2,910)
                                                   -------            -------
                                                   $ 3,701            $ 4,241
                                                   =======            =======


Note D  -- Short-term debt

In May 1997, the Company entered into a Credit Agreement with National Bank of Canada, (the "Credit Agreement") which expires in May 2000. The Credit Agreement provided a revolving loan and letter of credit facility of up to $4 million. The Company's obligations under the Credit Agreement are secured by a security interest in all of the assets of V Band Corporation and its domestic subsidiaries. Under the terms of the Credit Agreement, the Company is restricted from paying dividends if an event of default has occurred and is continuing thereunder. Due to the Company's results of operations for 1997, the Company failed to satisfy the financial covenants set forth in the Credit Facility. On February 9, 1998, National Bank of Canada waived the Company's failure to satisfy those covenants at October 31, 1997 and amended the covenants for fiscal year 1998. In addition, the interest rate on the outstanding borrowings was modified to prime plus 2 percent effective February 1, 1998. The amended financial covenants were not satisfied for the three-month period ended April 30, 1998. On June 4, 1998, National Bank of Canada waived the Company's failure to satisfy those covenants at April 30, 1998 and amended the covenants for the remainder of fiscal year 1998. The Company satisfied the amended financial covenants for the three-month periods ended July 31, 1998, October 31, 1998 and January 31, 1999, but was in violation of a non-financial covenant as of October 31, 1998. The prime rate was 7.75% at January 31, 1999. On February 18, 1999, National Bank of Canada waived the non-financial covenant default, amended the financial covenants for all periods through expiration, and reduced the revolving loan and credit facility to $2 million.

Item 2.  Management's Discussion and Analysis of Financial Condition and Results
           of Operations (in 000's except per share data)

Results of Operations

Sales for the first quarter of 1999, ended January 31, 1999, of $3,776 were $948, or 20%, lower than the $4,724 reported in the first quarter of 1998. Equipment sales of $2,093 in the first quarter of 1999 decreased by $1,135, or 35%, from the equipment sales of $3,228 in the first quarter of 1998. This decrease was primarily due to decreased demand for the Company's products. Sales from the Company's service business increased to $1,683, or 13%, for the first quarter of 1999 from $1,496 for the first quarter of 1998. This increase was primarily due to new maintenance contracts entered into after the expiration of warranty periods for installations of the Company's eXchange phone in previous fiscal years and an increase in other customers serviced by the Company.

Gross profit margin was 28% for the first quarter of 1999 and 1998. The gross profit margin for the equipment sales was 22% in the first quarter of 1999 compared to 25% for the same period in 1998. This decrease was primarily attributable to price discounting required in competitive bidding for new installations as well as additions to existing customer installations. The gross profit margin for service sales was 37% for the first quarter of 1999 as compared to 34% for the same period in 1998. The increase was attributable to the increase in maintenance sales for the first quarter.

Operating expenses for the first quarter of 1999 were $1,614 or $1,952 lower than the $3,566 reported for the first quarter of 1998. The decrease was primarily attributable to the first quarter 1998 charge of $1,023 related to the Company's restructuring of its operations, reductions in research and development expenditures, and decreases in other operating expenses.

The net loss reported in the first quarter ended January 31, 1999 was $568, or $.10 per share, compared to a net loss of $2,322, or $.43 per share, for the first quarter of 1998. The loss was primarily attributable to the aforementioned decrease in equipment sales and gross profit margin for the first quarter of 1999. The average shares outstanding for the quarter ended January 31, 1998 increased to 5,429 versus 5,413 for the same period in 1997.

Financial Condition

The Company's cash was $630 at January 31, 1999, a decrease of $285 from the October 31, 1998 balance of $915. Short-term debt decreased $120 as a result of payments made during the quarter. Inventory decreased $540 as the Company substantially reduced new purchases and also rescheduled deliveries of goods previously ordered from its subcontractors and suppliers.

The Company's losses for 1997, 1998 and the first quarter of 1999 have had a substantial impact on its working capital and liquidity. On May 28, 1997 the Company entered into a Credit Agreement (the "Credit Agreement") with National Bank of Canada, New York Branch (the "Bank"). The Credit Agreement provides a $2 million credit facility to the Company secured by substantially all of the assets of the Company and its domestic subsidiaries. As a result of the Company's results of operations, the Bank amended the financial covenants of the Credit Agreement. The Company's operations are dependent upon the continued availability of funding under the Credit Agreement. The continued availability of funding under the Credit Agreement is dependent, in turn, upon the Company's ability to satisfy the amended financial covenants set forth in the Credit
Agreement. The amended financial covenants require, among other things, an improvement in the Company's results of operations during the second fiscal quarter of 1999 and a return to profitability in the third fiscal quarter of 1999. There is no assurance that the Company will be able to satisfy these requirements.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

Although the Company currently invoices its customers in US dollars or UK pounds, exchange rates for these and other local currencies in countries where the Company may operate in the future may fluctuate in relation to the US dollar. Such fluctuations may have an adverse effect on the Company's earnings or assets when local currencies are exchanged for US dollars. Any weakening of the value of such local currency against the US dollar could result in lower revenues and earnings for the Company. To date, gains and losses related to foreign currency transactions and foreign currency translation have not been material for the Company. Included in the Company's consolidated balance sheet at October 31, 1998 are net assets of the Company's United Kingdom subsidiary of $816,000. There has been no material change in this information during the first fiscal quarter of 1999.


Item 6.  Exhibits and Reports on Form 8-K

         (a)       Exhibits
                  10.18 Agreement dated November 15, 1998 between the Company and Thomas Hughes.
                  10.19 Agreement dated December 1, 1998 between the Company and
                        Nicholas Nestora.
                  10.20 Agreement dated December 1, 1998 between the Company and
                         Marc Teichman.

                               V BAND CORPORATION


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             V BAND CORPORATION
                                                  (Registrant)



Date: March 17, 1999
                                             /s/ Thomas E. Feil
                                             ------------------
                                             Thomas E. Feil
                                             Chairman & Chief Executive Officer
                                             (Duly Authorized Officer)



Date:  March 17, 1999
                                             /s/ Robert O. Riiska
                                             --------------------
                                             Robert O. Riiska
                                             Chief Financial Officer
                                             (Principal Accounting Officer)

                                                                        EX-10.18

                                    AGREEMENT

                  AGREEMENT dated as of the 15 day of November, 1998 by and between V BAND CORPORATION, a New York corporation with a principal place of business at 565 Taxter Road, Elmsford, NY 10523 and THOMAS HUGHES, an individual with a residence at [ address deleted ] (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, Executive is a key employee of the Company (as that term is hereafter defined) and the Company desires to provide Executive with the compensation benefits described in this Agreement as an inducement to his high level of commitment to advance the best interests of the Company.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Supplemental Agreement. This Agreement is supplemental to the Executive's employment arrangements with the Company, but replaces and supersedes the Agreement dated as of January 17, 1998 (the "Prior Agreement") by and between V Band Corporation and Executive. The prior Agreement and the rights and obligations of the parties thereunder are hereby terminated.

                  2. Continuation and Termination of Executive's Employment. The parties agree that Executive shall continue to serve as the President and Chief Operating Officer of V Band Corporation until Executive's employment is terminated, at the absolute discretion of V Band Corporation or Executive, by giving the other party thirty (30) days prior written notice.

                  3. Reimbursement of Expenses. Executive shall be entitled to the reimbursement of all reasonable out-of-pocket expenses incurred during the course of his employment by V Band Corporation in accordance with the reimbursement policies of V Band Corporation in effect on the date of this Agreement.

                  4. Change of Control Payment. If a Change of Control (as hereafter defined) of the Company occurs at any time during the period of Executive's employment as President of the Company or within six (6) months after the termination of Executive's employment as President of the Company, the Company will pay the Executive the amount of $150,000. This payment will be made to Executive in twelve (12) equal monthly installments, commencing thirty (30) days after the date of the Change of Control of the Company. The Executive's right to receive the payments provided by this Agreement are subject to the following conditions:

                  (a) In the event that Executive elects to terminate his employment by V Band Corporation, at his absolute discretion, he has provided the Company with the notice required by Section 2 of this Agreement; and

                  (b) The Executive will not be entitled to receive any payments after the date the Company terminates the Executive's employment for Cause (as defined in Section 5 of this Agreement).

                  5. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Cause" shall mean (a) fraud, criminal wrongdoing, or intentional misconduct by the Executive, or (b) the willful failure to perform the Executive's responsibilities during the term of his employment hereunder, which failure continues for a period of fourteen (14) calendar days after the Executive has received written notice of such failure.

                  "Change of Control" shall mean the occurrence of any of the following events: (1) a "change of control of the Company that is required to be reported to the Securities and Exchange Commission; (2) fifty percent (50%) or more of the outstanding shares of the Company's Common Stock is acquired by one person, group, or entity; (3) the consummation of a merger, consolidation, or other business combination in which the holders of the Company's common stock immediately preceding the consummation of such merger, consolidation, or other business combination do not immediately after the consummation of such merger, consolidation, or business combination hold more than fifty percent (50%) or more of the voting securities of the surviving corporation of such transaction.

                  "Company" shall mean V Band Corporation and, in the event of a merger, consolidation, or business combination, the corporation which is the surviving corporation.

                  6. Miscellaneous.

                           (a) This Agreement and the rights and  obligations of
the parties hereunder shall be governed by and construed in accordance with the internal, substantive laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

                           (b)  The  Executive  shall  not  have  any  right  to
transfer, assign, hypothecate, or otherwise encumber any part or all of the amounts payable hereunder.

                           (c) This  Agreement may not be amended,  altered,  or
modified, except by a written instrument signed by the parties hereto, or their respective successors, and may not be otherwise terminated except as provided herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.



                                             V BAND CORPORATION


                                             By: /s/Thomas Feil
                                                ---------------
                                                Thomas Feil
                                                Title: Chief Executive Officer

                                                /s/Thomas Hughes
                                                ----------------
                                                THOMAS HUGHES

                                                                        EX-10.19

                                    AGREEMENT


                  AGREEMENT dated as of the 1st day of December, 1998 by and between V Band Corporation, a New York Corporation with a principal place of business at 565 Taxter Road, Elmsford, New York 10523 and Nicholas Nestora, an individual with a residence at [address deleted] (the "Executive").


                                   WITNESSETH

                  WHEREAS, Executive is a key employee of the Company (as that term is hereinafter defined) and the Company desires to provide Executive with the compensation benefits described in this Agreement as an inducement to his high level of commitment to advance the best interests of the Company.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Supplemental Agreement. This Agreement is supplemental to the Executive's employment arrangements with the Company.

                  2. Change of Control Payment. If a Change of Control (as hereinafter defined) of the Company occurs at any time prior to December 31, 1999, the Company will pay the Executive the amount of $125,000. This payment will be made to the Executive in twelve equal monthly installments, commencing on the date of the Change of Control of the Company. The Executive's right to receive the payments provided by this agreement are subject to the following conditions:

                           a) The Executive  will not be entitled to receive any
payments under the agreement if the Executive voluntarily terminates his employment with the Company prior to the date of the change of control; and

                           b) The Executive will not be entitled to any payments
after the date the Company terminates the Executive's employment for Cause (as defined in Section 3 of this Agreement).

                  3. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           a) "Cause" shall mean fraud, criminal wrongdoing,  or
intentional misconduct by the Executive, or the willful or negligent failure to perform the Executive's responsibilities, which failure continues for a period of fourteen (14) calendar days after the employee has received documented, written notice of such failures.


                           b) "Change of Control"  shall mean the  occurrence of
any of the following events: (1) a "change of control" of the Company that is required to be reported to the Securities and Exchange Commission; (2) 50% or more of the outstanding shares of the Company's Common Stock is acquired or controlled by one person, group, or entity; (3) the consummation of a merger, consolidation, or other business combination in which the holders of the Company's Common Stock immediately preceding the consummation of such merger, consolidation, or other business combination do not immediately after the consummation of such merger, consolidation, or business combination hold 50% or more of the voting securities of the surviving corporation of such transaction.

                           c) "Company"  shall mean V Band  Corporation  and, in
the event of a merger, consolidation, or business combination in which V Band Corporation is not the surviving corporation, the corporation which is the surviving corporation.

                  4. Miscellaneous.

                           a) This  Agreement and the rights and  obligations of
the parties hereunder shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

                           b)  The  Executive   shall  not  have  any  right  to
transfer, assign, hypothecate or otherwise encumber any part or all of the amounts payable hereunder.

                           c) This  Agreement  may not be  amended,  altered  or
modified, except by a written instrument signed by the parties hereto, or their respective successors, and may not be otherwise terminated except as provided herein.

                           d) Once change of control  occurs as outlined in this
Agreement, and payments have begun, executive shall not be entitled to receive any payment under the Severance Agreement dated June 18, 1998, a copy of which is attached hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                                            V BAND CORPORATION

                                                       By:  /s/Thomas E. Feil
                                                            -----------------
                                                            Thomas E. Feil
                                                            Chairman & CEO

                                                            /s/ Nicholas Nestora
                                                            --------------------
                                                            Nicholas Nestora

                                                                        EX-10.20

                                    AGREEMENT


                  AGREEMENT dated as of the 1st day of December, 1998 by and between V Band Corporation, a New York Corporation with a principal place of business at 565 Taxter Road, Elmsford, New York 10523 and Marc Teichman, an individual with a residence at [address deleted] (the "Executive").


                                   WITNESSETH

                  WHEREAS, Executive is a key employee of the Company (as that term is hereinafter defined) and the Company desires to provide Executive with the compensation benefits described in this Agreement as an inducement to his high level of commitment to advance the best interests of the Company.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Supplemental Agreement. This Agreement is supplemental to the Executive's employment arrangements with the Company.

                  2. Change of Control Payment. If a Change of Control (as hereinafter defined) of the Company occurs at any time prior to December 31, 1999, the Company will pay the Executive the amount of $90,000. This payment will be made to the Executive in twelve equal monthly installments, commencing on the date of the Change of Control of the Company. The Executive's right to receive the payments provided by this agreement are subject to the following conditions:

                           a) The Executive  will not be entitled to receive any
payments under the agreement if the Executive voluntarily terminates his employment with the Company prior to the date of the change of control; and

                           b) The Executive will not be entitled to any payments
after the date the Company terminates the Executive's employment for Cause (as defined in Section 3 of this Agreement).

                  3. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           a) "Cause" shall mean fraud, criminal wrongdoing,  or
intentional misconduct by the Executive, or the willful or negligent failure to perform the Executive's responsibilities, which failure continues for a period of fourteen (14) calendar days after the employee has received documented, written notice of such failures.

                           b) "Change of Control"  shall mean the  occurrence of
any of the following events: (1) a "change of control" of the Company that is required to be reported to the Securities and Exchange Commission; (2) 50% or more of the outstanding shares of the Company's Common Stock is acquired or controlled by one person, group, or entity; (3) the consummation of a merger, consolidation, or other business combination in which the holders of the Company's Common Stock immediately preceding the consummation of such merger, consolidation, or other business combination do not immediately after the consummation of such merger, consolidation, or business combination hold 50% or more of the voting securities of the surviving corporation of such transaction.

                           c) "Company"  shall mean V Band  Corporation  and, in
the event of a merger, consolidation, or business combination in which V Band Corporation is not the surviving corporation, the corporation which is the surviving corporation.

                  4. Miscellaneous.

                           a) This  Agreement and the rights and  obligations of
the parties hereunder shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

                           b)  The  Executive   shall  not  have  any  right  to
transfer, assign, hypothecate or otherwise encumber any part or all of the amounts payable hereunder.

                           c) This  Agreement  may not be  amended,  altered  or
modified, except by a written instrument signed by the parties hereto, or their respective successors, and may not be otherwise terminated except as provided herein.

                           d) Once change of control  occurs as outlined in this
Agreement, and payments have begun, executive shall not be entitled to receive any payment under the Severance Agreement dated June 18, 1998, a copy of which is attached hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                                    V BAND CORPORATION

                                                    By:  /s/Thomas E. Feil
                                                         -----------------
                                                         Thomas E. Feil
                                                         Chairman & CEO


                                                         /s/Marc Teichman
                                                         ----------------
                                                         Marc Teichman

                                                                      APPENDIX D
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   FORM 10-K/A
                                Amendment No. 1

 [ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended October 31, 1998
                                             ----------------

 [   ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
        EXCHANGE ACT OF 1934 (No Fee Required)

             For the transition period from              to

                         Commission file number 0-13284

                               V BAND CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)

             New York                                         13-2990015
             --------                                         ----------
   (State or other jurisdiction of                           (IRS Employer
   incorporation or organization)                         Identification No.)

                  3 Westchester Plaza, Elmsford, New York 10523

              (Address and zip code of principal executive office)

                                 (914) 789-5000
                                 --------------
              (Registrant's telephone number, including area code)

           Securities registered pursuant to Section 12(b) of the Act:

                                      None

           Securities registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                                (Title of class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

The number of shares of Common Stock outstanding as of January 31, 1999 was 5,428,621 shares.

The aggregate market value of the Common Stock of the registrant held by non-affiliates as of January 31, 1999 was $812,124.

* The Company has assumed that all of the outstanding shares were held by non-affiliates except for the shares beneficially owned by any officer or director of the Company who owns 1% or more of the Company's outstanding common stock and persons known by the Company beneficially to own 10% or more of the Company's outstanding common stock. The market value was based on the closing price of these shares on January 31, 1999.

Documents incorporated by reference

None.

                               V BAND CORPORATION
                             FORM 10-K ANNUAL REPORT
                   FOR THE FISCAL YEAR ENDED OCTOBER 31, 1998


                                TABLE OF CONTENTS


                                     PART I

Item 1.       Business
Item 2.       Properties
Item 3.       Legal Proceedings
Item 4.       Submission of Matters to a Vote of Security Holders

                                PART II

Item 5.       Market for the Registrant's Common Equity and Related
                  Stockholder Matters

Item 6.       Selected Financial Data
Item 7.       Management's Discussion and Analysis of Financial Condition
                  and Results of Operations

Item 7A.      Quantitative and Qualitative Disclosures About Market Risk

Item 8.       Financial Statements and Supplementary Data

Item 9.       Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

                               PART III

Item 10.      Directors and Executive Officers of the Registrant
Item 11.      Executive Compensation
Item 12.      Security Ownership of Certain Beneficial Owners and Management
Item 13.      Certain Relationships and Related Transactions

                                PART IV

Item 14.      Exhibits, Financial Statement Schedule, and Reports on Form 8-K

                                     PART I

Item 1.    Business

General

V Band Corporation (together with its subsidiaries, the "Company"), was incorporated in New York in 1977 and commenced business operations in 1980. It is a leading supplier of instant access voice communications systems. These systems include sophisticated software-based communications workstations, switching equipment, peripheral products, project management services, technical services and wide-area network (WAN) solutions. V Band's products and services are used worldwide primarily by financial services organizations for the trading of stocks, bonds and other financial instruments. Other applications include the mission critical communications requirements of the electric power industry and emergency service providers.

The largest share of the Company's sales is derived from the sale and servicing of voice trading systems to the financial services industry. Traders and dealers require instant access communication to a large constituency, including peers, customers, and market information providers. In contrast to conventional business telephone systems, voice trading systems utilize more network access lines than telephone handsets. Each workstation provides the user with immediate push button access to as many as 320 telephone lines along with a visual indication of the current operational status of each line. The Company's voice trading systems offer a distributed switching architecture (without a central controller) and full software control for ease of moves, additions, and changes. Other markets for these systems include communication control centers for utilities, government and military agencies, emergency service E9-1-1 dispatch centers and network operations.

Beginning in 1994, the Company implemented significant changes in the manner in which it conducts business. During 1994, the Company established a direct sales and service network in the United States and the United Kingdom by acquiring four companies which distributed and serviced the Company's products in the principal markets of New York, London and Boston. The Company further increased its direct sales and service network in the United States by opening sales offices in Chicago and San Francisco. In 1995, the Company restructured its manufacturing process by out-sourcing the manufacture of many sub-assemblies of the Company's products. In 1995, the Company also reorganized its management, engineering, manufacturing and administrative organizations, and reduced the number of its employees. During 1996, the Company established V Band Asian Partners, a strategic alliance of thirteen distributors of the Company's products in the Asian market.

In 1994, the Company acquired certain assets of Windmill Communications, Inc. ("Windmill"), Advantage Communications, Inc. ("Advantage"), ACT Computer Support, LTD. ("ACT") and acquired the outstanding capital stock of Mercury Dealing Systems ("Mercury"). The Windmill and Advantage acquisitions provided the Company with a service presence and increased sales strength in the New York City and Boston markets respectively. The Mercury and ACT acquisitions increased the Company's sales and service presence in the London market. These acquisitions, coupled with the opening of sales offices in Chicago and San Francisco, implemented the Company's strategy of enhancing market share through the direct sale and full service of its products, including project management, maintenance and other services. The Company's sales offices are complemented in certain regions of the domestic and global marketplace by distributors which sell and service the Company's products.

During 1995, the Company transferred the production of its printed circuit boards from an internal manufacturing process to external contract manufacturers. This action was undertaken to reduce the cost of the Company's products and permitted the Company to substantially reduce the size of its production facilities. The Company also reorganized its management, engineering, manufacturing and administrative organizations and substantially reduced the number of the Company's employees.

During 1996, the Company established V Band Asian Partners, a strategic partnership with The Trade Wind Group, a long-time distributor of the Company's products based in Australia. V Band Asian Partners is an alliance of thirteen distributors whose marketing efforts and servicing capabilities are coordinated and supported by The Trade Wind Group. Through this partnership, the Company has improved its ability to capitalize on the growth in the Asian financial marketplace.

During 1995,  the Company  executed an agreement with the Chicago Board of Trade
(CBOT) for the sale and installation of a major trading floor communications system that includes approximately 1,700 custom-designed exchange floor telephones and various peripheral equipment in transactions valued, in aggregate, at approximately $9 million. The (CBOT) exchange phone system employs the same advanced technology base used in the Company's Broad Band DN switching architecture and Power Deck product line. The Company provided full installation services, including project management and cabling for the 9,000 line communication system. The project was completed in January 1998.

In 1996, the Company executed an agreement for a major expansion and relocation of the Chicago Board of Trade's financial trading floor. This contract, which augmented the agreement mentioned above, was valued in excess of $2.5 million and was completed in 1997.

During 1997, the Company completed major system installations in several non-traditional, emerging financial centers including Oslo, Norway and Moscow. In 1997, the Company executed an agreement with the New York Mercantile Exchange for the sale, installation and maintenance of a major two floor trading communications system that includes approximately 600 custom-designed exchange floor telephones (with up to 8 handsets each) and various peripheral equipment. This transaction, valued at over $4.9 million, was completed in 1997.

In January 1998, the Company established a plan to restructure its operations. The plan included consolidation of office space in New York and London and the centralization of the administrative functions of the Company's United States service operation into its New York operation. In addition, the Company reassigned several marketing and administrative staff to field sales support functions as a further effort to enhance revenues. As a result of this plan, the Company reduced the number of its employees from the October 31, 1997 level of 186 to 110 as of October 31, 1998.

In July 1998, the Company restructured the operations of its United Kingdom subsidiary, V Band PLC. An agreement with Siemens Corporation allowed the Company to outsource V Band PLC's service dispatch and spare parts inventory functions, further reducing operating costs while improving overall service levels and parts availability for V Band PLC's base of customers. The number of field service personnel was held constant. For the fiscal years ended October 31, 1998 and 1997, V Band PLC had sales of $5.3 and $7.1, respectively. At October 31, 1998, V Band PLC had 27 employees.

In October 1998, the Company signed a joint sales and marketing agreement with FORE Systems, Inc., a leading supplier of high bandwidth multimedia networking solutions. The agreement calls for the two firms to work together on the development and support of specific vertical markets for instant access voice/data networks and ATM-based solutions that enable multimedia LANs. In addition, FORE Systems and V Band have agreed to work collectively in the areas of compatibility testing, customer field trial, demonstrations and ongoing technical support.

Also in October 1998, the Company announced a strategic partnership agreement with Bosch Telecom, Europe's fourth largest telecommunications manufacturer. Through this agreement, V Band PLC has become the exclusive source for sales and service of both Bosch's and V Band's product line for financial services firms in the United Kingdom. In addition, the two companies will be combining technical resources to begin exploring additional joint solutions for voice, video and data as applied to the financial industry. The Company anticipates to receive revenues from sales of Bosch communications systems and accompanying service contract agreements in the first quarter of fiscal year 1999.

Through a subsidiary, Licom, Inc. ("Licom"), the Company also designs, manufactures and sells fiber optic-based voice and data multiplexers specifically designed for the "mission critical" communications of the electric power industry, such as inter-substation communications. Other markets for Licom multiplexers include command and control applications for "right-of-way" companies such as utilities, transportation companies, and emergency service organizations. In 1997, the Company consolidated the operations of its Licom subsidiary into the operations of its core business in Elmsford, NY.

Products and Markets

The Company introduced its first voice trading system in 1981. Since then, the Company has developed, manufactured and distributed several new generations of systems, increasing power, features, flexibility and network management capabilities while reducing repair cost and space requirements.

In June 1990, the Company introduced the industry's first all digital voice trading system, the VIAX DN. Digital connectivity reduces network costs, improves reliability, and offers users the ability to program their station options directly from the console. Digital technology has sharply reduced the space required for the common equipment. The Company's current digital system, the "BroadBand DN", requires as little as one-eighth of the space that was required by the systems first introduced in 1987.

In  1993,  the  Company   introduced  Power  Deck,  a  highly  advanced  digital
communications workstation for the financial community. The Power Deck user interface is fully compatible with the Company's BroadBand DN technology platform, and features state-of-the-art surface mount design. Significant innovations include a high resolution graphics display, enhanced user programmability and an ergonomically designed detachable keypad that improves productivity and gives users precise control of critical phone functions.

In 1995, the Company introduced BroadBand DN, the latest generation of its distributed digital switching system. BroadBand DN is built on a high-speed computing platform allowing direct connection to the digital facilities of the public network and providing digital connectivity to the desktop. The system's basic architecture allows for software feature enhancements and reduces the risk of future obsolescence. The administration software empowers the user with system control and configuration capability, allows diagnostic reporting, and eases the ability to perform moves, adds, and changes from a personal computer. The Company's digital trading consoles give the users access to all system lines, paperless button labeling and fully programmable loudspeaker monitoring of multiple lines simultaneously.

In 1995, the Company introduced DXi, a high-speed digital communications console. The DXi is fully compatible with the Company's BroadBand DN technology platform and employs the same base technology as the Power Deck. The Company also introduced its digital eXchange Phone, which was installed successfully at the Chicago Board of Trade. The eXchange Phone employs the technology base of the Power Deck product line and provides state-of-the-art communications designed specifically for the hectic and demanding environment of an exchange. The eXchange Phone was ergonomically designed to optimize trading floor space and maintain high efficiency for member firms.

In 1995, the Company developed the APL (Audio Processing Line) card, which increases the capacity of telephone lines that can be handled by each BroadBand DN node by combining the AP-ACC (Audio Processing-Analog Control Card) and ALC (Analog Line Card) cards into a single card. This card enables the Company to increase the capacity and use of card space in its backroom cabinets and racks. Also, a new speaker interface was developed which allows speakers to be dynamically programmed from the Power Deck and DXi consoles. The Company also developed advanced intercom features for its digital trading consoles and a speakerphone for its Power Deck trading console.

In 1995,  the  Company  introduced  a suite of highly  sophisticated  networking products and tools designed to address the needs of its current and future customers. These products, Global Switching Module ("GSM"), WAN ONE inter-networking products, PassPort Network Management Platform and F.A.S.T. (Fast Access Support Technology), represent the leading edge in networking capabilities for the financial trading environment.

The GSM, which employs a one gigabit switch for information throughput, can support a trading floor with over 2,400 user consoles and delivers access to over 16,000 lines without system blocking. The Company installed GSM at several customer locations during 1996.

The WAN ONE product enables remote trading floor communication systems to operate as if they were located together. For example, traders in London can have instant, local access to lines in New York, Canada, or virtually anywhere in the world.

The PassPort Network Management Platform is a sophisticated UNIX-based suite of tools that control and maintain large systems in a cost-effective manner. True multi-tasking and simultaneous multi-user operations allow large system managers to effectively administer distributed trading systems across existing corporate LANs and WANs.

The Company's F.A.S.T. service enables service technicians to troubleshoot and perform moves, adds and changes (MACs) remotely through phone lines, thereby increasing system performance and serviceability.

In 1996, a second generation digital exchange floor phone product was developed that enables the use of up to eight handsets per phone. The Company believes that its products are well positioned to compete for business in the exchange floor marketplace.

In 1996, the Company introduced the Clarity Speaker System. The Clarity Speaker System allows traders and brokers to simultaneously monitor an unprecedented number of lines without the need for numerous individual speaker cube arrays. The Clarity Speaker System employs advanced digital signal processing and features that help users to more readily manage incoming communications in a high traffic environment while requiring minimal space at the trading desk. The Company also introduced a DXi hard-key button module that will enable its Power Deck and DXi trading consoles to support hard keys as well as softkeys, or a combination of both.

In 1997, the Company redesigned and enhanced the physical attributes of its Power Deck and DXi voice trading consoles to increase their visual appeal with end users. This redesign involved new faceplates, rounded streamlined edging and an all-new color scheme. In addition, the Company developed a full-duplex version of the Clarity speaker system and added numerous software enhancements to the feature set of its line of digital trading consoles.

In 1998, numerous software enhancements were introduced for the Company's Broad Band DN line of products. In addition, the Company finalized and deployed a full-duplex "open microphone" version of the Clarity Speaker System. This development allows hands-free monitoring of up to 24 lines simultaneously and offers various communications features and options.

Through Licom's product ProMX, the Company supplies fiber optic-based multiplexers to the electric power industry. The ProMX is an integrated, modular multiplexing unit designed to carry "mission critical" communications and operate in circumstances and physical environments for which conventional equipment is not usually designed to withstand. ProMX interfaces with protective relays, supervisory control and data acquisition (SCADA), voice, data and telemetry. The ProMX units, or nodes, communicate with fiber optic networks at data transmission rates of 1.544 million bits per second (T1), 2.048 million bits per second (E1) or 51.84 million bits per second (SONET OC1). ProMX nodes, common in transmission substations, are often located together with console systems equipment in the command center. Licom, based in Elmsford, New York, continues to market, test, ship and support the ProMX product line.

Product Development

The Company's product development strategy is to continually improve its current product lines and to develop advanced new products and technologies to meet the evolving needs of the markets it serves. The Company's emphasis is on software and features that facilitate the integration of computer networks and digital voice systems within the trading floor environment.

During the years ended October 31, 1998, 1997 and 1996, the Company's annual research and development expenditures were $1.7 million, $3.6 million and $3.1 million or 9%, 12% and 9% of sales, respectively.

Sales, Service and Distribution

In 1994, the Company completed the transformation of its distribution channels into a direct sales and service network in the United States and United Kingdom with the acquisition of certain assets of four unrelated companies distributing and or servicing the Company's products. These business acquisitions provided the Company with a service presence and increased its sales strength in the New York City, Boston and London markets. These acquisitions advanced the Company's strategy to enhance market share through the direct sale and full service of its products, which includes project management, maintenance and other services in the United States and United Kingdom.

The Company currently maintains direct sales and service centers in New York City, Boston, Chicago, San Francisco and London to provide sales, services and support to customers in the United States and London markets. Through these centers, the Company sells equipment, including modifications to existing systems, and support services, including maintenance contracts and project management. The Company utilizes several distributors to support its operations throughout other regions of the United States.

The Company utilizes a network of international distributors to deliver sales and service support in other global markets, such as Canada, the Pacific Rim, South America and Europe. To accommodate the increased activity level of global financial markets, V Band expanded its base of foreign distributors during 1996. At present, there are approximately 25 authorized V Band distributors worldwide, with new digital systems placed in emerging financial centers in Russia, Greece and South Africa. During 1996, V Band Corporation and Australia-based Trade Wind Group announced the formation of V Band Asian Partners, a strategic partnership to expand distribution channels for V Band's products in Pacific Rim countries. Licom uses direct and distributor sales, service, project management and maintenance in the United States and Canada, and uses independent distributors for international sales and service.

Sales to Morgan Guaranty Trust Company of New York and affiliates (including sales through its vendor, AT&T Solutions) represented 15%, 6% and 10% of sales in 1998, 1997 and 1996, respectively. Sales to the Chicago Board of Trade and its general contractor represented 8%, 10% and 21% of sales in 1998, 1997 and 1996, respectively. During 1998 and 1997 sales to The New York Mercantile Exchange accounted for 1% and 16% of the Company's sales.

Equipment sales, excluding Licom's ProMX, consisting of new systems installed and modifications to existing systems, in all markets, were $10.9 million, $24.4 million and $25.3 million, representing 58%, 79% and 77% of the Company's sales in 1998, 1997 and 1996, respectively. Licom sales represented 9%, 3% and 7% of the Company's sales in 1998, 1997 and 1996, respectively. Service sales, which consists of maintenance contract sales, support, service and miscellaneous repairs accounted for 33%, 18% and 16%, of sales during 1998, 1997 and 1996, respectively. The Company's Licom subsidiary operates from the Company's Elmsford, NY facility.

The Company's foreign sales for 1998, 1997 and 1996 were $7.7 million, $11.4 million and $9.7 million, or 41%, 37% and 29%, respectively, of total consolidated sales. For further information regarding foreign sales, see Note 9 -- Notes to Consolidated Financial Statements.

The Company's sales of systems for application in "non-financial" communications control centers of utilities, railroads and other "right-of-way" companies as well as E9-1-1 emergency service centers and government/military applications were, in the aggregate, 21%, 8% and 20% of the Company's sales for 1998, 1997 and 1996, respectively.

Manufacturing and Sources of Supply

During 1995, the Company restructured its manufacturing operations to reduce the cost of its products by out-sourcing the production of its printed circuit boards. As part of this restructuring, the Company significantly down-sized its production facility by relocating its operations, in July 1995, to a 15,000 square foot facility in Elmsford, New York, from its former 67,000 square foot leased facility in Yonkers, New York. The Elmsford facility houses the Company's purchasing, production control, final assembly, quality control, testing and repair operations.

The Company primarily utilizes two outside subcontractors to manufacture its custom fabricated, printed circuit boards. The Company provides the product designs, engineering bill of materials and testing procedures to ensure that suppliers meet the Company's quality and reliability standards. The Company has been be able to reduce some of its product cost due to the economies of scale afforded by the outside contractors in the purchase of components.

While the Company believes that reduced equipment production volume has strained its relationships with many of its subcontractors and suppliers, the Company did not experience any significant delays in the delivery of material from either subcontractors or suppliers in 1998. Due to the overall decline in equipment revenue in 1998 and management's efforts to reduce the Company's investment in inventory, the Company substantially reduced new purchases and also rescheduled deliveries of goods previously ordered from its subcontractors and suppliers. To achieve more favorable economies of scale, an increasing number of components are currently sourced from single suppliers. There is, therefore, no assurance that, in the event of a supply shortage, such components will be readily available in the quality and quantity necessary to meet the Company's needs. In 1997, the Company experienced several delays in the delivery of product, primarily related to the production of Licom products. In accordance with industry practice, the Company seeks to maintain inventory in quantities sufficient to ship products within four to eight weeks of receipt of orders. This requires the Company to maintain a significant investment in inventory.

Patents

In 1994, the Company was granted a U.S. patent relating to the design of the Power Deck console system. In 1993, the Company was granted a U.S. patent relating to the design of the VIAX DN console system. In 1992, the Company received patents on its system digital switch architecture and its power supplies.

The Company believes that patent protection for its designs could enhance its ability to successfully market its product technology at reduced risk to competitors' imitation of the Company's products. However, no assurance can be given that any patent issued will effectively limit competition for the Company's products and the Company's protection of its market position through technological development has, to date, been derived primarily from the Company's ability to keep secret its proprietary information and knowledge. The unique design features of the Company's products may be susceptible to discovery by third persons who have access to such products. Technological changes in the telephone terminal equipment industry occur rapidly and new patents are constantly being issued for products sold in the industry. No assurance can be made that claims will not be brought against the Company alleging that the Company's products, or aspects thereof, infringe on competitors' patents. The Company has no such claims pending. The Company seeks to protect its proprietary rights to computer software through copyright, non-disclosure agreements and software licenses.

Distributor Support and Warranty Policy

The Company's service personnel, together with third-party service firms engaged by the Company or by the Company's customers, perform all necessary maintenance of products sold by the Company or by its distributors, including components manufactured by others. The Company performs maintenance and assists distributors and third-party maintenance companies under its standard warranty policy. The Company generally warrants its products to be free from defects in material and workmanship for a period of one year from the date of installation and repairs or replaces defective products under warranty without charge to its customers.

Competition

The market for the Company's products is highly competitive and is characterized by advanced technology, rapid change and broad product support. Many of the Company's competitors, both in the United States and globally, are large companies that manufacture and distribute a wide range of telephone products, and provide services such as installation and maintenance. Management believes that the competitive factors in its product lines are price, quality, reliability, product innovation, timely delivery, service and product support.

The Company's largest competitors in the United States and the United Kingdom are IPC Information Systems, Inc. ("IPCI") and British Telecom NA. The Company believes that these two markets, the United States and United Kingdom, comprise 60%-65% of the global market for the Company's products. The competitors in markets served by ProMX products are primarily RFL Technologies, Pulsar Technologies, the Centronics Division of NORTEL and ASEA Brown Boveri.

The Company believes that its primary competitive advantages are the quality and features of its products and its service and product support. While the Company is able to provide these advantages to all customers in the market places it serves, the relatively greater size of the Company's competitors has been perceived to be a competitive disadvantage for the Company.

Backlog

As of October 31, 1998, 1997 and 1996, the Company's backlog of purchase orders that management believes to be firm was $4.3 million, $3.8 million and $8.3 million, respectively. The Company expects to deliver all products and services from its October 31, 1998 backlog during fiscal 1999. The Company generally delivers large system configured products to customers within six to twelve weeks of its receipt of firm orders. Where the Company makes direct end-user installations, smaller to mid-sized system deliveries generally occur four to eight weeks from receipt of firm orders. Management does not believe that the Company's backlog is a meaningful indication of future sales.

Employees

As of October 31, 1998, the Company had 110 full-time employees, of whom 19 were product development and production personnel, 69 were sales, marketing and service support personnel, and 22 were administrative personnel. This compares to 186 at October 31, 1997 and 199 at October 31, 1996. The decrease from 1997 was primarily attributable to the Company's restructuring plan.

Many of the Company's employees are highly skilled, and the Company's success will depend, in part, on its ability to attract and retain such employees. None of the Company's employees are covered by a collective bargaining agreement; however, four employees of a wholly owned subsidiary of the Company, all of whom work in the Boston service center, are members of a local collective bargaining unit. The Company believes its relations with its employees are good.

                          Private Securities Litigation
                        Reform Act Safe Harbor Statement

When used in this Annual Report on Form 10-K and in other public statements by the Company and Company officers, the words "expect", estimate", project", "intend" and similar expressions are intended to identify forward looking statements regarding events and financial trends which may affect the Company's future operating results and financial condition. Such statements are subject to risks and uncertainties that could cause the Company's actual results and financial condition to differ materially. Such factors include, among others:
(i) the intense competition in the market places for the Company's products and services; (ii) the sensitivity of the Company's business to general economic conditions and the economic conditions of the industries which purchase the Company's products and services; (iii) the performance of the Company's suppliers and subcontractors; (iv) changes in accounting principles, policies, or guidelines; and (v) other economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and prices. Additional factors are described in this Annual Report on Form 10-K and in the Company's other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revision of these forward looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Item 2.    Properties

The Company's executive offices, engineering, assembly, quality assurance, and repair business operations are located at a 15,000 square foot leased facility located at 3 Westchester Plaza, Elmsford, New York.

Leases for the Company's domestic sales and service support locations include approximately: 2,500 square feet located in New York City; 1,300 square feet located in Boston, Massachusetts; 2,600 square feet in Chicago, Illinois; and 983 square feet in San Francisco, California.

Licom's headquarters and operations were relocated in May of 1997 to the corporate headquarters.

As part of a plan to reduce and consolidate its office space, the Company has subleased its former 8,900 square foot sales office in New York City, has relocated its executive offices and engineering facilities to 3 Westchester Plaza, Elmsford, New York, and has signed a contract to assign the lease of a former 20,000 square foot production facility located 20 miles southeast of London.

Management believes that all of its facilities are in good condition and working order and have adequate capacity to meet its needs for the foreseeable future.

Item 3.    Legal Proceedings

In October 1994, the Company commenced an action against Technical Telephone Systems, Inc. ("TTSI") in New York State Supreme Court, Westchester County, for minimum payments due to the Company in the amount of $650,000 under a distribution agreement between the Company and TTSI. In November 1994, TTSI filed a counterclaim against the Company denying all allegations stated in the Company's complaint and alleging a breach of good faith and fair dealing by the Company, claiming damages of $1 million. The Company has been in discussions with TTSI and expects that a settlement of this proceeding will be concluded in the near future which will not have a material impact on the consolidated financial condition of the Company.

In June 1998, IEC Electronics Corp. ("IEC Electronics") commenced an action against the Company in New York State Supreme Court, Wayne County, asserting claims for the payment of $299,914 for products delivered to the Company, $186,385 for inventory having that value, $12,404 for materials and labor in work in progress, an unspecified amount for incidental expenses incurred in the storage, transportation and sale of inventory and work in progress, and an unspecified amount for the costs and disbursements of the action. The Company has filed an answer denying liability for the claims and asserting a counterclaim against IEC Electronics in an amount in excess of $500,000.

The Company is a party to other legal proceedings commenced against it by suppliers and former employees. The Company believes that none of these proceedings will have a material impact on the consolidated financial condition of the Company.

Item 4.    Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of security holders during the fourth fiscal quarter of the year ended October 31, 1998.

                                     Part II

Item 5.    Market for the Registrant's Common Equity and Related Stockholder
           Matters

The Company's Common Stock is listed for quotation in the National Association of Securities Dealers OTC Bulletin Board under the symbol "VBAN". The following table shows the high and low closing bid prices for the Company's Common Stock during each of the fiscal quarters identified below. These bid prices were obtained from IDD Information Services. The quotations represent prices in the over-the-counter market between dealers in securities and do not include retail markup, markdown, or commissions.

Fiscal 1998                                          High                Low
-----------                                          ----                ---

Fourth Quarter                                      $ .41              $ .13
Third Quarter                                       $ .38              $ .11
Second Quarter                                      $ .88              $ .25
First Quarter                                      $ 1.75              $ .63

Fiscal 1997                                          High                Low
-----------                                          ----                ---

Fourth Quarter                                     $ 2.44             $ 1.50
Third Quarter                                      $ 2.44             $ 1.38
Second Quarter                                     $ 2.00             $ 1.25
First Quarter                                      $ 2.50             $ 1.25

As of January 31, 1999, there were approximately 500 holders of record of the Company's Common Stock.

The Company has never paid a regular dividend on its shares, and does not anticipate paying dividends in the near future.

Under the terms of the Credit Agreement dated as of May 28, 1997, between the Company and National Bank of Canada, New York Branch, the Company is restricted from declaring or paying dividends if an event of default has occurred and is continuing thereunder.

Item 6.  Selected Financial Data

The selected financial data presented below have been derived from the audited financial statements of the Company, and should be read in connection with those statements, which are included herein.

                                For the Year Ended October 31,

                                             1998          1997           1996          1995         1994
                                           --------      --------      --------     --------      --------
                                                         (in 000's, except per share data)
Sales ................................     $ 18,573      $ 31,081      $ 32,886     $ 29,351      $ 31,078

Income (loss) before cumulative effect
    of accounting change .............       (4,369)       (8,512)           27      (11,594)          627

Cumulative effect of accounting change           --            --            --           --         1,242
                                           --------      --------      --------     --------      --------
Net income (loss) per basic and
diluted common share .................     $ (4,369)     $ (8,512)     $     27     $(11,594)     $  1,869
                                           ========      ========      ========     ========      ========

Per share data:
    Income (loss) before cumulative
        effect of accounting change ..     $   (.81)     $  (1.58)     $    .01     $  (2.18)     $    .12
    Cumulative effect of accounting
        change .......................           --            --            --           --           .23
                                           --------      --------      --------     --------      --------
    Net income (loss) ................     $   (.81)     $  (1.58)     $    .01     $  (2.18)     $    .35
                                           ========      ========      ========     ========      ========

Weighted average number of basic and
    diluted common shares outstanding         5,423         5,372         5,323        5,322         5,311

Cash dividends per common share ......     $    .00      $    .00      $    .00     $    .00      $    .00

Working capital ......................     $  1,395      $  5,151      $ 10,619     $  9,622      $ 18,935

Total assets .........................     $  8,807      $ 14,552      $ 22,042     $ 21,212      $ 36,027

Shareholders' equity .................     $  1,920      $  6,097      $ 14,488     $ 14,398      $ 26,039

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

As an aid to understanding the Company's operating results, the following table shows, for the periods indicated, the percentage relationship which each item bears to sales.

                                                   Fiscal Year Ended October 31,
                                                  ------------------------------
                                                   1998       1997        1996
                                                  ------      -----      ------
Sales
    Equipment ..............................        66.8 %     81.8%       84.2 %
    Service ................................        33.2       18.2        15.8
                                                  ------      -----      ------
Total sales ................................       100.0      100.0       100.0
Cost of sales
    Equipment(*) ...........................        69.0       73.8        59.2
    Service(*) .............................        67.8       76.7        62.2
                                                  ------      -----      ------
Total cost of sales ........................        68.6       74.3        59.7
                                                  ------      -----      ------
Gross Profit ...............................        31.4       25.7        40.3
Selling, general and administrative expenses        44.6       39.2        31.0
Research and development expenses ..........         9.2       11.5         9.5
                                                  ------      -----      ------
Operating loss .............................       (22.4)     (25.0)       (0.1)
                                                  ======      =====      ======
Net income (loss) ..........................       (23.5)%    (27.4)%       .01%
                                                  ======      =====      ======

*  Presented as a percentage of the related sales categories.

Sales

Sales for the year ended October 31, 1998 were $18.6 million, a $12.5 million, or 40% decrease from sales for 1997. The decline in 1998 sales was primarily due to a decrease in large exchange floor installations and a general decline in demand for the Company's products. Equipment sales, which include new equipment installations plus moves, adds, and changes for customers' existing systems, decreased by 51% from $25.4 million in 1997 to $12.4 million in 1998. Of this $13.0 million decrease, $7.0 million was attributable to a decline in large exchange floor installations and $6.0 million was attributable to a decrease in the sale of the Company's other products.

Sales in 1998 to non-financial customers (i.e., communication control centers for utilities, and government agencies, etc.) accounted for $4.0 million, or 21% of sales, a $1.5 million increase from 1997 non-financial customer sales. The increase was attributable to a $0.7 million increase in sales of the Company's Licom products and several specific sales of the Company's product in diverse applications in 1998.

Sales for the year ended October 31, 1997 were $31.1 million, a $1.8 million, or 5% decrease from sales for 1996. The decline in 1997 sales was primarily due to a decrease in sales of the Company's Licom subsidiary and was partially offset by an increase in the Company's service sales. Equipment sales, which include new equipment installations plus moves, adds, and changes for customers' existing systems, decreased by 8% from $27.7 million in 1996 to $25.4 million in 1997. Of this $2.3 million decrease, $1.5 million was attributable to a decline in the sales of Licom's products and $.8 million was attributable to a decrease in the sale of the Company's other products. The decline in the sale of the Company's Licom products was primarily due to a decline in the number of units sold resulting from increased competition in the market for Licom's products and the Company's emphasis on the sale of its other products.

Sales in 1997 to non-financial customers (i.e., communication control centers for utilities and government agencies) accounted for $2.5 million, or 8% of sales, a $3.5 million decrease from 1996 non-financial customer sales. The decrease was related primarily to several specific sales of the Company's product in diverse applications in 1996.

Since the Company sells products to its foreign customers and distributors for U.S. dollars, it is unaffected by currency translations. The Company's United Kingdom operation primarily transacts sales in pounds sterling or US dollars. Those sales transacted in pound sterling were not materially impacted by foreign exchange rate fluctuations during 1998 or 1997.

Direct sales were $16.4 million, or 88% of total sales in 1998, as compared to $24.9 million and $28.4 million, or 80% and 86% of sales in 1997 and 1996, respectively.

Gross Profit Margins

Gross profit margins for 1998 and 1997 were 31% and 26% respectively. The equipment gross profit margin was 31% in 1998 as compared to 26% in 1997. The increase in equipment gross profit margins in 1998 was attributable to modifications to existing systems and Licom new systems installed representing a higher percentage of total equipment sales. In general, both of these types of sales generate higher gross profit margins than new installations of the Company's core products. The service gross profit margin increased to 32% in 1998 from 23% in 1997. This was primarily attributable to efficiencies gained as a result of the January 1998 restructuring, and new maintenance contracts entered into 1998.

Gross profit margins for 1997 and 1996 were 26% and 40% respectively. The equipment gross profit margin was 26% in 1997 as compared to 41% in 1996. The decrease in equipment gross profit margins for 1997 was attributable to special fourth quarter 1997 expense adjustments, including an $.8 million write-down of certain field and supplier inventory and a $.5 million increase in inventory reserves related to components for older product lines. In addition, the gross profit margin was unfavorably impacted by large customer contracts, for which the Company obtained lower gross profit margins, large manufacturing variances, due to a lower volume of purchases during the year, service variances, due to large contracts where the Company incurred additional warranty costs, and a decrease in gross profit margins from the Company's Licom business due to increased production costs. The service gross profit margin decreased to 23% in 1997 from 38% in 1996. This was primarily attributable to increased costs in the Company's service operations and an increase in the amount of technicians providing warranty services related to several large contracts.

Operating Expenses

Total operating expenses for 1998 decreased to $10.0 million, representing a 37% decrease from $15.8 million for 1997. Operating expenses as a percentage of sales were 54% in 1998 as compared to 51% in 1997. The selling, general and administrative expenses increase as a percentage of sales to 45% in 1998 from 39% in 1997 was attributable to a $1.0 million restructuring charge in 1998.

Total operating expenses for 1997 increased to $15.8 million, representing an 18% increase from $13.3 million for 1996. Operating expenses as a percentage of sales were 51% in 1997 as compared to 40% in 1996. The selling, general and administrative expenses increased as a percentage of sales to 39% in 1997 from 31% in 1996.

Selling, general and administrative costs for 1998 decreased $3.9 million to $8.3 million, or 32%, from $12.2 million in 1997. The decrease in selling, general and administrative expenses was primarily attributable to cost reductions initiated in the January 1998 restructuring program and the 1997 write-off of the remaining value of the goodwill of $2.3 million related to the Company's London operation.

Selling, general and administrative costs for 1997 increased $2 million to $12.2 million, or 20%, from $10.2 million in 1996. The increase in selling, general and administrative expense was primarily attributable to the Company writing off the remaining value of the goodwill of $2.3 million related to the Company's London operation.

Research and development expenses for 1998 of $1.7 million decreased $1.9 million, or 52% from $3.6 million in 1997. Research and development expenses as a percentage of sales decreased to 9% in 1998 as compared to 11% in 1997. The decrease is primarily due to the maturation of the Company's current product line and the suspension of development of a new generation product line.

Research and development expenses for 1997 of $3.6 million increased $.5 million, or 15%, from $3.1 million in 1996. Research and development expenses as a percentage of sales increased to 11% in 1997 as compared to 9% in 1996. The increase was primarily due to prototype and development expenses for specific customer contracts.

Other Income and Expense

Interest expense was $195,000 for 1998 and $80,000 in 1997, which was primarily due to the debt incurred related to the credit facility obtained by the Company in May 1997. No interest expense was reported in 1996.

Provision for Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") "Accounting for Income Taxes." Under SFAS 109, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between the financial statement carrying amount and the tax basis of assets and liabilities using presently enacted tax rates. During 1996, the Company reduced the deferred tax asset and valuation allowance by $208,000. During 1997, the Company increased the deferred tax asset and valuation allowance by $3,105,000 and $3,805,000 respectively. During 1998, the Company increased both the deferred tax asset and valuation allowance by $2,786,000. The total valuation allowance as of October 31, 1998 of $11,409,000 reduces the deferred tax asset to zero. The Company's 1998, 1997, and 1996 tax provisions of $0, $700,000, and $5,000, reflect effective tax rates of 0%, (9)%, and 16%, respectively.

Net Income (Loss) Per Basic and Diluted Common Share

For 1998, the Company recorded a net loss of $4.4 million or ($.81) per share, as compared to a net loss of $8.5 million or ($1.58) per share in 1997. The loss was primarily attributable to reduction in the overall sales level, partially offset by a reduction in operating expenses.

For 1997, the Company recorded a net loss of $8.5 million or ($1.58) per share, as compared to net income of $27,000 or $.01 per share in 1996. The loss was primarily attributable to the write-off of goodwill related to the Company's London operation, the write-down of spare and prototype inventory, the write-down of the Company's deferred tax asset, and a reduction in the Company's gross profit margin.

Liquidity and Capital Resources

The Company's cash at October 31, 1998 increased $.6 million, to $.9 million, compared to the $.3 million balance reported at October 31, 1997. Accounts receivable decreased $5.3 million, to $2.8 million in 1998 from $8.1 million in 1997 primarily due to retainage due on a large customer contract as of October 31, 1997, increased collection efforts, and a decline in the demand for the Company's products. Short-term debt decreased $1.5 million, and inventories decreased $.5 million.

The Company's cash at October 31, 1997 declined $2 million, to $.3 million, compared to the balances reported at October 31, 1996. Accounts receivable increased $1.4 million, to $8.1 million in 1997 from $6.7 million in 1996 primarily due to retainage due on a large customer contract. Other current liabilities (excluding short-term debt) decreased $2.1 million. Offsetting these items, short-term debt increased $2.9 million and inventory decreased $3.1 million.

The Company's working capital was $1.4 million as of October 31, 1998, a $3.8 million decrease from $5.2 million as of October 31, 1997. The reduction in working capital as of October 31, 1998 was primarily attributable to losses incurred by the Company.

The Company's working capital was $5.2 million as of October 31, 1997, a $5.4 million decrease from $10.6 million as of October 31, 1996. The reduction in working capital as of October 31, 1997 was primarily attributable to the increase in short-term debt and decreases in inventory and cash and cash equivalents. Working capital was $10.6 million as of October 31, 1996, a $1 million increase from $9.6 million as of October 31, 1995.

The Company's losses for 1998 and 1997 have had a substantial impact on its working capital and liquidity. On May 28, 1997 the Company entered into a Credit Agreement (the "Credit Agreement") with National Bank of Canada, New York Branch (the "Bank") which expires on May 28, 2000. The Credit Agreement provides a $2 million credit facility to V Band Corporation secured by substantially all of the assets of the Company and its domestic subsidiaries. As a result of the Company's results of operations in the past, the Bank amended the financial covenants of the Credit Agreement. The Company's operations are dependent upon the continued availability of funding under the Credit agreement. The continued availability of funding under the Credit Agreement is dependent, in turn, upon the Company's ability to satisfy the amended financial covenants set forth in the Credit Agreement. The amended financial covenants require, among other things, an improvement in the Company's results of operations during the second fiscal quarter of 1999 and a return to profitability commencing in the third fiscal quarter of 1999. There is no assurance that the Company will be able to satisfy these requirements.

The Company has no significant commitments for capital expenditures as of October 31, 1998.

Year 2000

The Company utilizes software and related technologies throughout its business that may be affected by the date change in the year 2000. Systems modifications or replacement are underway which are expected to make all computer systems at the Company compliant with the year 2000 requirement. A committee consisting of key employees from the engineering, IT, production, and finance and management functions established procedures for testing all Company products, software and vendors for year 2000 compliance. To date, major product lines have been tested and found to be year 2000 compatible. Vendors have been formally contacted and asked to certify that year 2000 issues will not interfere with delivery of goods or services. A contingency plan will be finalized after the results of all testing and vendor responses are received. The Company's financial software is supported by an independent firm which licenses its products and services to the Company. Although the vendor has certified that its applications are in compliance with the year 2000 requirements, full testing coupled with a visit to the vendor's facility are planned during the second quarter of 1999. In the event major problems are discovered, the Company expects that new software can be installed and tested during the year.

All applicable testing for year 2000 compliance is scheduled for completion by June 30, 1999, which the Company believes will leave sufficient time to resolve any problems that might be discovered. As most costs are associated with time spent by employees or vendors, the Company expects to incur less than $50,000 of costs for year 2000 compliance issues.

Although there can be no assurance that the Company, its vendors, third party providers of goods and services (utilities, telecommunications etc.) or the Company's customers will not discover year 2000 compliance problems, the Company is currently unaware of any that would have an adverse affect on its operations and financial conditions. Failure by the Company to identify and correct any year 2000 issues on a timely basis could result in lost revenues, increased operating expenditures, loss of customers coupled with related litigation expenses and a business interruption, any of which could have a material adverse effect on the Company's financial condition.

A contingency plan will be finalized after the results of all testing and vendor responses are received.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Although the Company currently invoices its customers in US dollars or UK pounds, exchange rates for these and other local currencies in countries where the Company may operate in the future may fluctuate in relation to the US dollar. Such fluctuations may have an adverse effect on the Company's earnings or assets when local currencies are exchanged for US Dollars. Any weakening of the value of such local currency against the US dollar could result in lower revenues and earnings for the Company. To date, gains and losses related to foreign currency transactions and foreign currency translation have not been material for the Company. Included in the Company's consolidated balance sheet at October 31, 1998 are net assets of the Company's United Kingdom subsidiary of $816,000.



Item 8.   Financial Statements and Supplementary Data

The response to this item is incorporated by reference to pages F-1 through F-12 and S-1 herein.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

                                    PART III

Item 10.      Directors and Executive Officers of the Registrant

Name                                          Age              Office Held
----                                          ---              -----------
Thomas E. Feil (1)                            57      Chief Executive Officer, Director
Thomas Hughes                                 39      President, Chief Operating Officer
Marc Teichman                                 57      Vice President - HR and Administration
Nicholas Nestora                              48      Vice President - Sales and Operations
Luke P. La Valle, Jr. (2)(3)                  56      Director
Thomas H. Lenagh (2)                          74      Director
Brian S. North (1)                            47      Director
Robert O. Riiska                              37      Chief Financial Officer
A. Eugene Sapp, Jr. (1)                       62      Director
J. Stephen Vanderwoude (2)(3)                 55      Chairman, Director

(1)  Member of stock option committee.
(2)  Member of audit committee.
(3)  Member of compensation committee.


There is no family relationship among any of the directors or executive officers of the Company. Information with respect to the directors and executive officers of the Company, based upon information furnished by them, is set forth below.

Thomas E. Feil served as Chairman of the Company from April 1985 to June 1998, as a Director since its inception and as Chief Executive Officer from April 1985 to August 1988 and from August 1993 to present. From the Company's inception until April 1985, Mr. Feil was President of the Company.

Thomas Hughes was appointed President and Chief Operating Officer of the Company in May 1997. He has been the Chief Operating Officer of the company since 1995 and was its Vice President of Marketing and Product Planning from 1993 to 1995. Mr. Hughes began his career with the Company in 1988 as a Staff Engineer and held various engineering management positions of increasing responsibility until his appointment as Vice President. Prior to joining the Company, he worked as a researcher at CBS Laboratories' Technology Center and a Systems Engineer at United Technologies.

Robert O. Riiska was appointed Chief Financial Officer in May 1998. Mr. Riiska is employed by Morris-Anderson & Associates, Ltd., a management consulting firm retained by the Company in April 1998.

Marc Teichman was appointed Vice President of HR and Administration in May 1998. Mr. Teichman joined V Band in August 1996 as Director of Human Resources. Prior to joining V Band, Mr. Teichman was Vice President and Senior Consultant at Guidelines Management Consultants. Prior to his employment at Guidelines, he served as Vice President of Human Resources for Cunard Line and The Chas P. Young Company, a financial printer. Mr. Teichman also held various director level human resource positions with Hilt AG and The Hertz Corporation, where his last position was as Director of Personnel for Hertz Rent-A-Car.

Nicholas Nestora was appointed Vice President, Sales and Operations of V Band in May 1998. Previously, Mr. Nestora served the Company as Vice President of Field Operations from 1997 to 1998. Prior to joining V Band, he was Director of Operations at BT (British Telecom) North America, from 1989 to 1997.

Luke P. La Valle, Jr. has served as a Director of the Company since June 1992. Since 1980, Mr. La Valle has been President and Chief Investment Officer of American Capital Management, Inc., a New York City based investment management firm for individuals, trusts, pension and profit sharing accounts. Prior to forming American Capital Management, Inc., Mr. La Valle worked for United States Trust Company of New York for 13 years specializing in small company investing in the Pension and Institutional Investment Division.

Thomas H. Lenagh has served as a Director of the Company since June 1993. Mr. Lenagh has served as an independent financial consultant for the last six years. He was formerly Chairman and Chief Executive Officer of Greiner Engineering from 1984 to 1986. Prior to that he was Financial Vice President of Aspen Institute until 1984. Previously, he was Treasurer and Portfolio Manager of the Ford Foundation. Mr. Lenagh is a retired Captain of the United States Naval Reserve. Mr. Lenagh is also a Director of CML, Inc., Gintel Funds, Adams Express, Clemente Growth Fund, ICN Pharmaceuticals, Inc., Irvine Sensors Corporation and Franklin Quest.

Brian S. North has served as a Director of the Company since September 1988. Mr. North is an attorney with the law firm of Buchanan Ingersoll Professional Corporation in Philadelphia. From 1995 to 1997 he practiced law with White and Williams. From 1987 to 1994, he was a member of the law firm of Elliott, Reihner, Siedzikowski, North & Egan, P.C. and predecessor law firms. From 1980 to 1987, he was Senior Corporate Counsel of Sun Company, Inc.

A. Eugene Sapp, Jr. has served as a Director of the Company since August 1994. Mr. Sapp, employed by SCI Systems since 1962, has been its President, Chief Operating Officer and Director since 1981. Mr. Sapp also serves as a Director of Irvine Sensors Corp., Computer Products, Inc. of Boca Raton, Florida, and CMS, Inc. of Tampa, Florida.

J. Stephen Vanderwoude has served as Director of the Company since May 1994 and as Chairman since June 1998. Mr. Vanderwoude is currently Chairman and Chief Executive Officer of Madison River Telephone Company LLC. He was President, Chief Executive Officer and Director for Video Lottery Technologies in Atlanta, Georgia from 1994 to 1995. Prior to that, he was the President and Chief Operating Officer of Sprint Corporation's Local Telecommunication Division until September 1993. Prior to the merger of Sprint and Centel corporations in March 1993, Mr. Vanderwoude was President and a Director of Centel Corporation from 1988 and held various executive and management positions with Centel since 1971. Mr. Vanderwoude is a Director of First Midwest, a bank holding company.

Each officer is elected by and serves at the pleasure of the Board of Directors. Directors are elected annually by the shareholders, except when the Board of Directors may elect a director to fill a vacancy on the Board. The executive officers of the Company are elected annually by the Board of Directors.

The Board of Directors has three standing committees: Stock Option, Executive Compensation and Audit Committees. The Stock Option Committee exercises the responsibilities of the Board in granting options under and administering the Company's 1982 Incentive Stock Option Plan and its 1984 Stock Option Plan. The Executive Compensation Committee's principal functions are to recommend to the Board of Directors the compensation arrangements for the executive officers of the Company. The Audit Committee's principal functions are to review with internal financial staff and the Company's independent public accountant, the
Company's   reporting  process  and  internal  controls  and  to  recommend  the selection, retention or termination of the independent public accountants. The Company has entered into Indemnity Agreements with each of its directors and its officers, pursuant to which the Company is obligated to reimburse or pay certain expenses incurred by its directors and officers arising out of claims made against them in connection with their services to the Company.


Item 11.      Executive Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth information for each of the fiscal years ended October 31, 1998, 1997 and 1996 concerning the compensation of the Company's Chairman and Chief Executive Officer and each of its other executive officers whose salary and bonus for fiscal 1998 exceeded $100,000:

                                                                                               Long-term
                                                       Annual Compensation                 Compensation (1)
                                       ------------------------------------------------     ----------------
                                                                                              Securities
Name/                                                                     Other Annual        Underlying        All Other
Principal Position                     Year     Salary        Bonus       Compensation        Options (#)     Compensation (2)
------------------                     ----     ------        -----       ------------        ----------      --------------
Thomas E. Feil, (3)                    1998    $200,000    $        -          $     -                -       $       100
Chief Executive                        1997     200,000             -                -                -             1,627
Officer and Director                   1996     200,000             -                -                -             2,000

Thomas Hughes, (4)                     1998     150,000             -            6,000                -             1,500
President-                             1997     150,000             -            4,000           30,000             1,570
Chief Operating Officer                1996     150,000         2,000                -           90,000             1,500

Nicholas Nestora                       1998     132,000             -            6,000           40,000             1,320
Vice President-
Sales and Operations

-----------------
(1) Other than the Company's 401(k) Plan and its stock option and stock purchase plans, the Company does not have any long-term incentive plans and does not grant restricted stock awards.
(2) Includes amounts contributed by the Company under the Company's 401(k) Plan during the fiscal year and any additional discretionary annual contributions related to the prior fiscal year.
(3) Mr. Feil waived the receipt of $143,000 of his compensation during fiscal year 1998.
(4) Mr. Hughes is a party to an agreement with the Company which entitles him to receive approximately one year's compensation should there be a change of control of the Company during the term of his employment or within six months thereafter.

STOCK OPTIONS

The following tables summarize option grants during the fiscal year ended October 31, 1998 to the named officers and the value of the options held by such persons at the end of such fiscal year. None of the named officers exercised any stock options during the fiscal year ended October 31, 1998. The Company does not maintain any pension plans or any supplementary pension award plans.

Option Grants in Fiscal 1998
                                                                                                    Potential Realizable Value
                                                                                                    at Assumed Annual Rates of
                                                                                                    Stock Price Appreciation
                                                  Individual Grants                                      for Option Term
                        -----------------------------------------------------------------------------------------------------
                                              Percentage of
                            Number of         Total Options
                            Securities         Granted to
                            Underlying        Employees in        Exercise Price      Expiration
  Name                  Options Granted      Fiscal Year          (per share)           Date             5%              10%
  ----                  ---------------      -----------          -----------           ----            -------        ------
Marc Teichman                40,000               8.6%              $.25 - .50           2008           $ 1,212        $4,822
Nicholas Nestora             40,000               8.6%              $.25 - .50           2008           $   808        $3,572


Aggregate Option Exercises in Fiscal 1998 and Fiscal Year-end Option Value

                                                                                        Value of Unexercised In-the
                                                     Number of Unexercised Options           Money Options at
                                                               at FY-End                          FY-End
                                                    -------------------------------------------------------------------
                           Shares
                         Acquired on      Value
Name                      Exercise      Realized     Exercisable    Unexercisable     Exercisable     Unexercisable
----                      --------      --------     -----------    -------------     -----------     -------------
Thomas Hughes                -             -           130,567            15,000            -                -
Marc Teichman                -             -                 -            40,000            -                -
Nicholas Nestora             -             -                 -            40,000            -                -

During the year ended October 31, 1998, the Company reduced the exercise price of 145,567 of the above options to $.50 per share from original prices ranging from $1.44 to $4.75 per share.

COMPENSATION OF DIRECTORS

Each outside director of the Company is entitled to receive an annual director's fee of $7,500 plus $500 for each board meeting attended (up to a limit of six meetings per year), plus deferred cash compensation, payable upon termination of service as a director, in an amount equal to $2,000 for each year of service as a director. Pursuant to the Company's Stock Compensation Plan for Non-Employee Directors, each outside director may elect to have all or a portion of his compensation paid by the Company by means of the issuance of the Company's Common Stock in lieu of cash. Additionally, each director is reimbursed for out-of-pocket travel expenses incurred to attend a board meeting and may receive reasonable compensation for chairing any committee of the board. Outside directors also receive, upon election or re-election as a director, a grant of stock options under the Company's 1984 Stock Option Plan covering 2,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. La Valle, and Vanderwoude comprise the Compensation Committee. Messrs. Feil, North and Sapp comprise the Stock Option Committee. Messrs. La Valle, Lenagh and Vanderwoude comprise the Audit Committee. Mr. Feil is an officer and employee of the Company, but is not eligible to receive stock options while serving on the Stock Option Committee.

Item 12.  Security Ownership of Certain Beneficial Owners and Management

Set forth below is information concerning the stock ownership of all persons known by the Company to own beneficially more than 5% of the Company's shares of Common Stock. Each director of the Company, each executive officer named in the executive compensation table and all directors and executive officers of the Company as a group, as of January 31, 1999.

                                                                    Number of Shares              Percentage of
                                                                   Beneficially Owned                  Class
                                                                   ------------------                  -----
Thomas E. Feil                                                            1,430,472 (1)                26.4%
3 Westchester Plaza, Elmsford, NY  10523

Thomas Hughes                                                               130,567 (2)                  *
3 Westchester Plaza, Elmsford, NY  10523

Luke P. La Valle, Jr.                                                        12,000 (2)                  *
50 Broad Street, Suite 1609, New York, NY  10004

Thomas H. Lenagh                                                             10,000 (2)                  *
6 Greenwich Office Park, Greenwich, CT 06831

Brian S. North                                                               25,000 (2)                  *
1400 Eleven Penn Center, Philadelphia, PA  19103

A. Eugene Sapp, Jr.                                                           8,000 (2)                  *
2101 West Clinton Ave., Huntsville, AL  35807

J. Stephen Vanderwoude                                                        8,000 (2)                  *
2316 Young Road, Southern Pines, NC  28388

All directors and executive officers as a group (10 persons)              1,624,039 (1)                29.9%

-------------------
* -  less than 1%

(1) Excludes 80,000 shares held in an irrevocable trust for Mr. Feil's daughter, over which Mr. Feil holds no voting or investment power.

(2) Includes shares that may be acquired upon exercise of options, which are currently exercisable or are exercisable within 60 days, as follows: Mr. Hughes, 130,567 shares; Mr. LaValle, 12,000 shares; Mr. Lenagh, 10,000 shares; Mr. North, 25,000 shares; Mr. Sapp, 8,000 shares; Mr. Vanderwoude, 8,000 shares; and all directors and executive officers as a group, 193,567 shares.


Item 13.     Certain Relationships and Related Transactions

During the year ended October 31, 1998, the Chief Executive Officer of the Company waived $143,000 of his compensation. The Company has recorded such amount as compensation expense and a capital contribution.

                                     Part IV

Item 14.     Exhibits, Financial Statement Schedule, and Reports on Form 8-K

(a) 1. Financial Statements:

                                   Description

Independent Auditors' Report
Consolidated Balance Sheets as of October 31, 1998 and 1997
Consolidated  Statements of Operations for the Years Ended October
    31, 1998, 1997 and 1996
Consolidated  Statements  of  Shareholders'  Equity  for the Years
    Ended October 31, 1998, 1997 and 1996
Consolidated  Statements of Cash Flows for the Years Ended October
    31, 1998, 1997 and 1996
Notes to Consolidated Financial Statements



2. Financial Statement Schedule:

VIII Valuation and Qualifying Accounts S-1 All other schedules not listed above have been omitted because the information has been otherwise supplied in the financial statements or the notes thereto or they are not applicable, or the amounts are insignificant or immaterial.

                  (b)      Reports on Form 8-K:

                           None.

                  (c)      Exhibits:

                            3.1    Restated Certificate of Incorporation. (5)
                            3.2    Amended By-Laws. (1)
                            10.1 Lease dated April 22, 1988 between registrant and URBCO, Inc. for premises at 565 Taxter Road, Elmsford, New York. (3)
                            10.2 Amended and Restated 1982 Incentive Stock Option Plan, as amended. (10)
                            10.3 1984 Stock Option Plan adopted by Registrant on June 27, 1984, as amended. (7)
                            10.4 1986 Employee Stock Purchase Plan, as adopted by Registrant in December 1985, as amended.
                                   (7)
                            10.5 Rights Agreement, dated as of February 20, 1989 between the Company and Registrar & Transfer Company, as rights agent. (4)
                            10.6 Letter of Registrant to Thomas E. Feil dated August 29, 1989. (1)
                            10.7 Adoption of Non-Standardized Retirement Plan and Trust (401-K) dated January 1, 1989, as amended. (5)
                            10.8 Amendment dated October 14, 1991 to a lease dated April 22, 1988 between the Company and URBCO, Inc. for premises at 565 Taxter Road, Elmsford, New York. (7)

                            10.9   Second Amendment dated February 20, 1992 to a
                                   lease  dated  April  22,  1988   between  the
                                   Company and URBCO,  Inc.  for premises at 565
                                   Taxter Road, Elmsford, New York. (7)
                            10.10  Third Amendment dated May 28, 1993 to a lease
                                   dated April 22, 1988  between the Company and
                                   URBCO,  Inc. for premises at 565 Taxter Road,
                                   Elmsford, New York. (6)
                            10.11  Fourth  Amendment  dated  June  8,  1994 to a
                                   lease  dated  April  22,  1988   between  the
                                   Company and URBCO,  Inc.  for premises at 565
                                   Taxter Road, Elmsford, New York. (6)
                            10.12  Agreement  dated  July 1,  1992  between  the
                                   Company   and    California    Institute   of
                                   Technology. (9)
                            10.13  Share  Acquisition  Agreement  dated July 28,
                                   1994, relating to TR Financial Communications
                                   plc,  together  with Deed of  Covenant of the
                                   same date  between  the  Company  and Mercury
                                   Communications Limited. (8)
                            10.14  Stock   Compensation  Plan  for  Non-Employee
                                   Directors. (10)
                            10.15  Agreement  dated  May 28,  1997  between  the
                                   Company and National Bank of Canada, New York
                                   Branch. (11)
                            10.16  Agreement  dated  June 4,  1998  between  the
                                   Company and National Bank of Canada, New York
                                   Branch. (12)
                            10.17  Fifth  Amendment  dated  March 26,  1998 to a
                                   lease  dated  April  22,  1988   between  the
                                   Company  and  Taxter  Park   Associates,   as
                                   successor  in  interest to URBCO,  Inc.,  for
                                   premises at 565 Taxter  Road,  Elmsford,  New
                                   York. (13)
                            16     Letter   regarding   change   in   certifying
                                   accountant (3)
                            21     Subsidiaries
                            23.1   Consent of Deloitte & Touche LLP
                            27     Financial Data Schedules

                              Footnotes to Exhibits

               1. Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1989, and incorporated herein by reference.
               2. Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1988, and incorporated herein by reference.
               3. Filed as an exhibit to the Company's Current Report on Form 8-K filed March 18, 1994, and incorporated herein by reference.
               4. Filed as an exhibit to the Company's registration statement on Form 8-A filed February 22, 1989, and incorporated herein by reference.
               5. Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1990, and incorporated herein by reference.
               6. Filed as an exhibit to the Company's Annual Report on Form 10-K for the period ended October 31, 1994, and incorporated herein by reference.
               7. Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1992, and incorporated herein by reference.
               8. Filed as an exhibit to the Company's Current Report on Form 8-K filed August 12, 1994, and incorporated herein by reference.
               9. Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended January 31, 1994, and incorporated herein by reference.
              10. Filed as an exhibit to the Company's registration statement on Form S-8 filed November 29, 1996, and incorporated herein by reference.
              11. Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended July 31, 1997, and incorporated herein by reference.
              12. Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended July 31, 1998, and incorporated herein by reference.
              13. Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1998, and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

                                      V BAND CORPORATION

Dated:  March 17, 1999          By:  /s/Robert O. Riiska
                                     -------------------
                                     Robert O. Riiska, Chief Financial Officer

                                    (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Thomas E. Feil and Robert O. Riiska his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


Signature                                 Title                        Date
---------                                 -----                        ----
/s/ Thomas E. Feil          Chief Executive Officer and Director  March 17, 1999
------------------          (Principal Executive Officer)
Thomas E. Feil


/s/ Thomas Hughes           President and
-----------------           Chief Operating Officer               March 17, 1999
Thomas Hughes


/s/ Robert O. Riiska
---------------------       Chief Financial Officer (Principal    March 17, 1999
Robert O. Riiska            Financial and Accounting Officer)


/s/ Luke P. La Valle, Jr.   Director                              March 17, 1999
-------------------------
Luke P. La Valle, Jr.


/s/ Thomas H. Lenagh        Director                              March 17, 1999
--------------------
Thomas H. Lenagh


/s/ Brian S. North          Director                              March 17, 1999
-------------------
Brian S. North


/s/ A. Eugene Sapp, Jr.     Director                              March 17, 1999
-----------------------
A. Eugene Sapp, Jr.


/s/ J. Stephen Vanderwoude  Director                              March 17, 1999
--------------------------
J. Stephen Vanderwoude

                          INDEPENDENT AUDITORS' REPORT





Board of Directors and Stockholders
V Band Corporation

We have audited the accompanying consolidated balance sheets of V Band Corporation and subsidiaries as of October 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended October 31, 1998. Our audits also included the financial statement schedule listed at Item 14(a)2. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of V Band Corporation and subsidiaries as of October 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses from operations. The Company's operations are dependent upon the continued availability of funding under its bank credit agreement. These items raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.






/s/DELOITTE & TOUCHE  LLP
-------------------------
DELOITTE & TOUCHE  LLP

Stamford, Connecticut
March 2, 1999

                               V BAND CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEETS
                                    OCTOBER 31, 1998 AND 1997
                                  (in 000's, except share data)


                                                                           1998          1997
                                                                        --------       --------

      ASSETS
Current Assets:
Cash .............................................................      $    915       $    336
Accounts receivable, less allowance for doubtful
      accounts of $289 in 1998 and $498 in 1997 ..................         2,813          8,079
Inventories, net .................................................         4,241          4,733
Prepaid expenses and other current assets ........................           313            458
                                                                        --------       --------
                         Total current assets ....................         8,282         13,606
                                                                        --------       --------

Fixed Assets:
Furniture, fixtures, equipment and leasehold improvements ........         7,811          9,539
Less: Accumulated depreciation and amortization ..................        (7,444)        (8,786)
                                                                        --------       --------
                         Total fixed assets ......................           367            753
                                                                        --------       --------

Other Assets .....................................................           158            193
                                                                        --------       --------

      TOTAL ASSETS ...............................................      $  8,807       $ 14,552
                                                                        ========       ========

      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Short-term debt ..................................................      $  1,425       $  2,943
Accounts payable .................................................         2,434          2,557
Accrued wages ....................................................           842            894
Customer deposits ................................................         1,389            959
Other accrued expenses ...........................................           797          1,102
                                                                        --------       --------

                         Total  current liabilities ..............         6,887          8,455
                                                                        --------       --------

Commitments and Contingencies (Note 6)

                               V BAND CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEETS
                                    OCTOBER 31, 1998 AND 1997
                                  (in 000's, except share data)


                                                                           1998          1997
                                                                        --------       --------

Shareholders' Equity:
Common stock, $.01 par value; authorized 20,000,000 shares;
      issued 7,147,943 shares in 1998 and 7,131,913 shares in 1997            71             71
Capital in excess of par value ...................................        20,016         19,872
Deficit ................... ......................................        (6,639)        (2,270)
Cumulative translation adjustment ................................           240            192
                                                                        --------       --------

                                                                          13,688         17,865

Less  -  Treasury stock, at cost; 1,719,322 shares................       (11,768)       (11,768)
                                                                        --------       --------

                         Total shareholders' equity...............         1,920          6,097
                                                                        --------       --------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................      $  8,807      $  14,552
                                                                        ========      =========

                           See notes to consolidated financial statements.

                              V BAND CORPORATION AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEARS ENDED OCTOBER 31, 1998, 1997 AND 1996
                               (in 000's, except per share data)



                                                           1998          1997          1996
                                                         --------      --------      --------
Sales
       Equipment ...................................     $ 12,415      $ 25,413      $ 27,703
       Service .....................................        6,158         5,668         5,183
                                                         --------      --------      --------
            Total sales ............................       18,573        31,081        32,886
                                                         --------      --------      --------

Cost of Sales
       Equipment ...................................        8,566        18,748        16,404
       Service .....................................        4,172         4,350         3,224
                                                         --------      --------      --------
            Total cost of sales ....................       12,738        23,098        19,628
                                                         --------      --------      --------

            Gross profit ...........................        5,835         7,983        13,258
                                                         --------      --------      --------

Operating Expenses
       Selling, general and administrative .........        8,287        12,188        10,189
       Research and development ....................        1,708         3,573         3,118
                                                         --------      --------      --------
            Total operating expenses ...............        9,995        15,761        13,307
                                                         --------      --------      --------

            Operating  loss ........................       (4,160)       (7,778)          (49)

Interest Expense ...................................         (195)          (80)
Other Income (Expense) .............................          (14)           46            81
                                                         --------      --------      --------
            Income (loss) before income taxes ......       (4,369)       (7,812)           32

Provision for Income Taxes .........................                        700             5
                                                         --------      --------      --------

            Net income (loss) ......................     $ (4,369)     $ (8,512)     $     27
                                                         ========      ========      ========

Net income (loss) per basic and diluted common share     $   (.81)     $  (1.58)     $    .01
                                                         ========      ========      ========

Weighted average number of basic and diluted
    common shares outstanding ......................        5,423         5,372         5,323
                                                         ========      ========      ========

     See notes to consolidated financial statements

                                         V BAND CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 FOR THE YEARS ENDED OCTOBER 31, 1998, 1997 AND 1996
                                                      (in 000's)


                                                                      Capital in     Retained     Cumulative
                                                       Common     Excess of Par   Earnings    Translation   Treasury
                                                        Stock         Value       (Deficit)    Adjustment     Stock
                                                      --------      --------     --------      --------     --------
Balance, November 1, 1995 .......................     $     70      $ 19,776     $  6,215      $    105     $(11,768)

Net income ......................................                                      27
Translation adjustment ..........................                                                    63
                                                      --------      --------     --------      --------     --------

Balance, October 31, 1996 .......................           70        19,776        6,242           168      (11,768)

Proceeds from employee
   stock purchase plan ..........................            1            96
Net loss ........................................                                  (8,512)
Translation adjustment ..........................                                                    24
                                                      --------      --------     --------      --------     --------

Balance, October 31, 1997 .......................           71        19,872       (2,270)          192      (11,768)

Proceeds from employee
   stock purchase plan ..........................                          1
Waiver of Chief Executive Officer's compensation                         143
Net loss ........................................                                  (4,369)
Translation adjustment ..........................                                                    48
                                                      --------      --------     --------      --------     --------

Balance, October 31, 1998 .......................     $     71      $ 20,016     $ (6,639)     $    240     $(11,768)
                                                      ========      ========     ========      ========     ========


                 See notes to consolidated financial statements

                                         V BAND CORPORATION AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                FOR THE YEARS ENDED OCTOBER 31, 1998 AND 1997 and 1996
                                                      (in 000's)

                                                                                 1998           1997           1996
                                                                               --------       --------       --------
Cash Flows from Operating Activities
    Net income (loss) ..................................................      $ (4,369)      $ (8,512)      $     27
    Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
       Depreciation ....................................................           443            566            742
       Amortization and write-off of other assets ......................            49          2,598            458
       Provision  (benefit) for doubtful accounts ......................           142            117            (53)
       Provision for inventory reserves ................................           334            473
       Deferred income taxes ...........................................                          700
       Waiver of Chief Executive  Officer's  compensation ..............           143
     Changes in assets
       and liabilities:
           Accounts receivable .........................................         5,124         (1,459)        (1,901)
           Inventories .................................................           158          2,592           (202)
           Prepaid expenses and other current assets ...................           145            222           (250)
           Other assets ................................................           (14)            74             (9)
           Accounts payable and other current liabilities ..............           (49)        (2,043)           740
           Foreign currency translation adjustment .....................            48             24             63
                                                                               --------       --------       --------
               Net cash provided by (used in) operating activities .....         2,154         (4,648)          (385)
                                                                              --------       --------       --------

Cash Flows from Investing Activities
    Sales of marketable securities .....................................                                         187
    Capital expenditures ...............................................           (57)          (209)          (284)
                                                                              --------       --------       --------
               Net cash used in investing activities ...................           (57)          (209)           (97)
                                                                              --------       --------       --------

Cash Flows from Financing Activities
    Debt issuance costs ................................................                         (105)
    Proceeds from employee stock purchase plan .........................             1             97
    Proceeds from short-term debt ......................................        17,321          9,007
    Payments of short-term debt ........................................       (18,840)        (6,064)
                                                                              --------       --------       --------
               Net cash provided by (used in) financing activities .....        (1,518)         2,935           --
                                                                               --------       --------      --------
Net increase (decrease) in cash ........................................           579         (1,922)          (482)
                                                                                                            --------
Cash at beginning of year ..............................................           336          2,258          2,740
                                                                              --------       --------       --------
Cash at end of year ....................................................      $    915       $    336       $  2,258
                                                                              ========       ========       ========
Supplementary Disclosures
    Income taxes paid ..................................................      $   --         $    384       $     65
                                                                              ========       ========       ========
    Interest paid ......................................................      $    195       $     61       $   --
                                                                              ========       ========       ========

                 See notes to consolidated financial statements

                       V BAND CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  The Company and basis of presentation

V Band Corporation and its wholly-owned subsidiaries (the "Company") designs, manufactures, sells, installs and services specialized telephone systems consisting of sophisticated telephone consoles and supporting common equipment for switching and access to telephone network facilities. These systems are sold primarily to financial services firms for use by traders in the trading and dealing of stocks, bonds, commodities and other financial instruments. The Company also designs, manufactures and distributes a family of digital communications multiplexers specifically designed for the "mission critical" communications of the electric power industry. Other markets include command and control applications for "right-of-way" companies such as utilities and transportation companies, and emergency service organizations.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company's ability to continue as a going concern is uncertain based on the matters discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon the Company's ability to return to profitablity and to maintain compliance with its amended bank covenants.

The Company has incurred recurring losses from operations. As a result of the Company's results of operations, the bank amended the financial covenants of the Credit Agreement (see Note 5).The amended financial covenants require, among other things, an improvement in the Company's results of operations during the second fiscal quarter of 1999 and a return to profitability commencing in the third fiscal quarter of 1999. The Company's operations are dependent upon the continued availability of funding under the Credit Agreement. The continued availability of funding under the Credit Agreement is dependent, in turn, upon the Company's ability to satisfy the amended financial covenants set forth in the Credit Agreement and upon the ability of the Company to generate sufficient revenue and results from operations to support such funding. The Company is presently seeking additional sales orders in order to improve the results of its operations. There is no assurance that the Company will be able to improve the results of its operations to satisfy the amended financial covenants.

Note 2:  Significant accounting policies

Consolidation

The accompanying consolidated financial statements include the accounts of V Band Corporation and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

Furniture, fixtures, equipment and leasehold improvements

Furniture, fixtures, equipment and leasehold improvements are carried at cost. Depreciation is computed using the straight-line method over 3-10 years, the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the improvements.

Revenue recognition

Equipment  revenue,  for new system  installations and modifications to existing systems at customer locations, is recognized as the product is shipped. For long-term contracts, equipment revenue is recognized under the percentage-of-completion method. Service revenue, which includes maintenance contract revenue and repairs, is recognized when the service has been completed.

Income taxes

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the income tax basis of the Company's assets and liabilities using presently enacted tax rates.

Income (loss) per share

During 1998, the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share". SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share. It also requires dual presentation of basic and diluted earnings per share on the face of the statement of operations. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares outstanding and dilutive common equivalent shares (common stock options) outstanding.

Foreign currency translation

For translation of the financial statements of its United Kingdom operations, the Company has determined that the local currency is the functional currency. Assets and liabilities of foreign operations are translated at year-end exchange rates and income statement accounts are translated at average exchange rates for the year. The resulting translation adjustments are made directly to the Cumulative Translation Adjustment component of Shareholders' Equity. Foreign currency transactions are recorded at the exchange rate prevailing at the transaction date.

Management estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

Impact of recently issued accounting standards

In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement No. 130, Reporting Comprehensive Income and Statement No. 131, Disclosure about Segments of an Enterprise and Related Information. The Company is in the process of evaluating the new statements, which are effective for Fiscal 1999. The adoption of these statements is not expected to have a material effect on the Company's consolidated financial statements.

Disclosure about Fair Value of Financial Instruments

The carrying value of the Company's credit facilities approximates fair value and is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral.

Impairment of Long-Lived Assets

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the anticipated undiscounted operating cash flows generated by these assets are less than the assets' carrying value.

Note 3:  Inventories

Inventories are as follows, at October 31:

                                                   1998                 1997
                                               -----------          -----------
Finished goods .......................         $ 3,812,000          $ 3,374,000
Parts and components .................           3,339,000            3,935,000
                                               -----------          -----------
                                                 7,151,000            7,309,000
Less:  Inventory reserves ............          (2,910,000)          (2,576,000)
                                               -----------          -----------

                                               $ 4,241,000          $ 4,733,000
                                               ===========          ===========

Note 4: Other assets

In July 1994, the Company acquired all of the issued share capital of Mercury Dealing Systems ("MDS"), a subsidiary of Mercury Communications Limited. MDS had been a distributor of the Company's products in the United Kingdom since 1987. The aggregate purchase price for the share capital of MDS was $4,634,000, inclusive of liabilities assumed. The acquisition was accounted for under the purchase method, whereby the excess of the purchase price over the fair value of the net assets acquired was $3,389,000, and was being amortized over a ten-year period. During the year ended October 31, 1997, the Company decided that the future operations of the MDS business could not support the carrying value of the goodwill and therefore wrote-off the remaining net book value of $2.3 million to selling, general and administrative expense.

Note 5:  Short-term Debt

In May 1997, the Company entered into a Credit Agreement with National Bank of Canada (the "Credit Agreement"), which expires in May 2000. The Credit Agreement provided a revolving loan and letter of credit facility of up to $4 million. The Company's obligations under the Credit Agreement are secured by a security interest in all of the assets of V Band Corporation and its domestic subsidiaries. Under the terms of the Credit Agreement, the Company is restricted from paying dividends if an event of default has occurred and is continuing thereunder. Due to the Company's results of operations for 1997, the Company failed to satisfy the financial covenants set forth in the Credit Facility. On February 9, 1998, National Bank of Canada waived the Company's failure to satisfy those covenants at October 31, 1997 and amended the covenants for fiscal year 1998. In addition, the interest rate on the outstanding borrowings was modified to prime plus 2 percent effective February 1, 1998. The amended financial covenants were not satisfied for the three-month period ended April 30, 1998. On June 4, 1998, National Bank of Canada waived the Company's failure to satisfy those covenants at April 30, 1998 and amended the covenants for the remainder of fiscal year 1998. The Company satisfied the amended financial covenants for the three-month periods ended July 31, 1998 and October 31, 1998, but was in violation of a non-financial covenant as of October 31, 1998. As of October 31, 1998, the balance outstanding was $1,425,000 and the prime rate was 8%. On February 18, 1999, National Bank of Canada waived the non-financial covenant default, amended the financial covenants for all periods through expiration, and reduced the revolving loan and letter of credit facility to $2 million.

Note 6:  Commitments and contingencies

(a) Litigation In October 1994, the Company commenced an action against Technical Telephone Systems, Inc. ("TTSI") in New York State Supreme Court, Westchester County, for minimum payments due to the Company in the amount of $650,000 under a distribution agreement between the Company and TTSI. In November 1994, TTSI filed a counterclaim against the Company denying all allegations stated in the Company's complaint and alleging a breach of good faith and fair dealing by the Company, claiming damages of $1 million. The Company has been in discussions with TTSI and expects that a settlement of this proceeding will be concluded in the near future which will not have a material impact on the consolidated financial condition of the Company.

In June 1998, IEC Electronics Corp. ("IEC Electronics") commenced an action against the Company in New York State Supreme Court, Wayne County, asserting claims for the payment of $500,000 for products delivered to the Company, inventory, and an unspecified amount for incidental expenses and costs. The Company has filed an answer denying liability for the claims and asserting a counterclaim against IEC Electronics in an amount in excess of $500,000.

The Company is a party to other legal proceedings commenced against it by suppliers and former employees. The Company believes that none of these proceedings will have a material impact on the consolidated financial condition of the Company.

(b) Operating leases
The Company leases office and production space under leases expiring through 2005. Certain of these lease agreements provide the option for renewals and include escalations based on increases in certain costs. Future minimum annual rental payments under these leases for the years ended October 31 are as follows:


            1999                        $743,000
            2000                         527,000
            2001                         448,000
            2002                         224,000
            2003                          99,000
         Thereafter                      165,000

The Company has subleased one facility and has signed a contract to assign the lease of another facility. Future minimum payments of $1,300,000 relating to these facilities are included in the table above. The Company anticipates that the respective sublessee and assignee will actually make such payments.

Rent expense for the years ended 1998, 1997, and 1996 was $606,000, $956,000 and $1,007,000, respectively.

(c) Employment arrangements
In December 1998, the Company entered into employment agreements with certain officers and employees that provide for compensation and other benefits upon change of control of the Company. The aggregate compensation to be paid under these agreements is $365,000, and such future compensation has not been reflected in the accompanying consolidated financial statements. Agreements with aggregate compensation totaling $215,000 have an expiration date of December 31, 1999, while an agreement with compensation to be paid of $150,000 is in effect during the term of the officer's employment and six months thereafter.

During the year ended October 31, 1998, the Chief Executive Officer of the Company waived $143,000 of his compensation. The Company has recorded such amount as compensation expense and a capital contribution.

(d) Accounts payable

During the year ended October 31, 1998, the Company entered into arrangements with several vendors whereby each vendor agreed that the Company could satisfy all or a portion of its existing accounts payable balance by remitting periodic payments generally throughout fiscal year 1999. Certain of these arrangements contain provisions for the payment of interest.

Note 7:  Stock options

The Company has stock option plans that provide for the granting of options, at fair market value, to certain key employees and directors to acquire common stock of the Company. During the year ended October 31, 1998, the Company reduced the exercise price of 145,567 options to $.50 per share from original prices ranging from $1.44 to $4.75 per share. Such repricing has been reflected below.

The following is a summary of stock option transactions for the three years in the period ended October 31, 1998:

                                                Shares           Exercise Prices
                                                ------           ---------------
 Shares under option - November 1, 1995 .....  687,194      $   .50  to   $ 6.88
    Options granted ........................   358,700          .50  to     2.63
    Options cancelled ......................  (169,637)        1.88  to     6.88
                                              --------
Shares under option - October 31, 1996 .....   876,257          .50  to     6.00
    Options granted ........................   180,000          .50  to     1.75
    Options cancelled ......................  (117,506)        1.44  to     5.00
                                              --------
Shares under option - October 31, 1997 .....   938,751          .50  to     6.00
      Options granted ......................   462,933          .25  to      .75
      Options cancelled ....................                    .25  to     6.00
                                              (407,316)
                                              --------
Shares under option -October 31, 1998 ......   994,368          .25  to     6.00
                                              ========
Options exercisable at:
      October 31, 1997 .....................   648,151      $   .50  to   $ 6.00
                                              ========
      October 31, 1998 .....................   663,435          .25  to     6.00
                                              ========


The following table summarizes information about stock options outstanding at October 31, 1998:

                                               Options Granted                       Options Exercisable
                                 -------------------------------------------     ---------------------------
                                                    Weighted     Weighted                        Weighted
    Year         Range of             Number        Average       Average            Number       Average
     of          Exercise          Outstanding     Remaining     Exercise         Exercisable    Exercise
   Grant          Prices            10/31/98      Life (Years)     Price           10/31/98        Price
-----------------------------    -------------------------------------------     ---------------------------

    1989      $5.75 - $5.75            20,000          .92       $ 5.75               20,000        $ 5.75
    1990         .50 - 4.00            31,202         1.74         3.12               31,202          3.12
    1991         .50 - 3.88            70,633         2.70         3.50               70,633          3.50
    1992         .50 - 6.00            79,350         3.71         4.75               79,350          4.75
    1993       3.88 - 5.50             10,000         4.53         4.08               10,000          4.08
    1994         .50 - 5.13            81,234         5.18         4.45               81,234          4.45
    1995         .50 - 5.00            71,666         6.35         2.74               71,666          2.74
    1996         .50 - 2.63           239,850         7.39         1.44              239,850          1.44
    1997         .50 - 1.75            86,500         8.43         1.16               59,500          1.27
    1998        .25 - .75             303,933         9.37          .47                    -          -
                                      =======         ====        =====              =======         =====
                                      994,368         6.87       $ 2.04              663,435        $ 2.80
                                      =======         ====       ======              =======        ======

All stock options become exercisable upon a change of control, as defined.

The estimated fair value of options granted during 1998, 1997, and 1996 was $.33 per share, $1.75 per share, and $1.88 per share, respectively. The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option and purchase plans. No compensation cost has been recognized for the Company's fixed stock option plans and stock purchase plan. Had compensation costs for the Company's stock option plans and stock purchase plan been determined based on the fair value, at the option grant dates for awards, in accordance with the accounting provisions of Statement of Financial Accounting Standards No. 123 ("SFAS 123") "Accounting for Stock-Based Compensation", the Company's net income (loss) and net income (loss) per share for the years ended October 31, 1998, 1997 and 1996 would have been reduced to the pro forma amounts indicated in the following table:

Net income (loss) applicable to common shareholders:

                                              1998           1997         1996
                                           --------       --------      ------
         As reported                       $ (4,369)      $ (8,512)     $   27
         Pro forma                           (4,520)        (8,655)       (317)

Net income (loss) per common share and common share equivalent

         As reported                       $   (.81)      $  (1.58)     $  .01
         Pro forma                             (.83)         (1.60)       (.06)



The fair value of options granted under the Company's fixed stock option plans during 1998 was estimated on the dates of grant using the Black-Scholes options-pricing model with the following weighted-average assumptions used: dividend yield of zero, expected volatility of approximately 49%, risk free interest rate of approximately 5.5%, and expected lives of option grants of 10 years. Pro forma compensation cost related to shares purchased under the 1995 Incentive Stock Option Plan is measured based on the discount from market value. The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future pro forma effects.

Note 8:  Income taxes
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred income taxes reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts. The valuation allowance reduces the deferred tax asset to the amount that management believes will ultimately be realized.

Realization of the deferred tax asset is dependent upon sufficient future taxable income during the period that temporary differences and carryforwards are expected to be available to reduce taxable income.

As  of  October  31,  1998,   the  Company  had  available  net  operating  loss
carryforwards for tax return purposes of approximately $18,322,000 that begin to expire in 2011.

The income tax provision (benefit) consists of the following:

                                                1997                 1996
                                              ---------            --------
Current
    Federal .............................                         $
    State and local .....................                             5,000
                                                                  ---------
                                                                      5,000
Deferred                                                          ---------
    Federal .............................     $ 658,000
    State and local .....................        42,000
                                              ---------
                                                700,000
                                              ---------
                                              $ 700,000            $  5,000
                                              =========            ========

The difference between the recorded income tax provision (benefit) and the income taxes computed by applying the statutory Federal income tax rate was the following:

                                                 1998            1997             1996
                                            -----------      -----------      -----------

U.S. statutory rate applied to pretax
    income (loss) .....................     $(1,478,000)     $(2,657,000)     $    11,000
Dividends received deduction and
    tax-exempt interest
Goodwill amortization .................                          350,000          127,000
State and local taxes, net of federal
    tax benefit .......................                         (385,000)           3,000
Increase (decrease) in valuation
    allowance .........................       1,438,000        3,359,000         (208,000)
Reversal of current liability for taxes
Other, net ............................          40,000           33,000           72,000
                                            -----------      -----------      -----------
                                            $      --        $   700,000      $     5,000
                                            ===========      ===========      ===========

The net deferred income tax asset at October 31, 1998 and 1997 consists of the following:


Deferred tax assets(liabilities)                           1998              1997
--------------------------------                       ------------      ------------
Depreciation ....................................     $    354,000      $    280,000
Amortization ....................................          712,000           624,000
Inventory reserves ..............................        2,266,000         2,237,000
Accrued expenses ................................          114,000           190,000
Bad debt reserve ................................           82,000           169,000
State and local taxes, net of federal tax benefit             --           1,282,000
Net operating loss carry forwards ...............        7,881,000         3,841,000
                                                      ------------      ------------
                                                        11,409,000         8,623,000
Valuation allowance .............................      (11,409,000)       (8,623,000)
                                                      ------------      ------------
                                                      $          -      $          -
                                                      ============      ============

Note 9:  Segment information

(a) Significant customers

Morgan Guaranty Trust Company of New York and affiliates (including sales through its vendor, AT&T Solutions) accounted for 15%, 6% and 10% of the Company's sales in 1998, 1997 and 1996, respectively. During 1998, 1997 and 1996, the Chicago Board of Trade and its general contractor accounted for 8%, 10% and 21%, respectively, of the Company's sales. During 1997, The New York Mercantile Exchange accounted for 16% of the Company's sales.

(b) Foreign sales

In 1998, 1997 and 1996, foreign sales represent 41%, 37% and 29%, respectively, of consolidated sales and include the following geographical areas:

                                                1998                 1997                 1996
                                            -----------          -----------         ------------
Pacific Rim                                 $ 1,500,000          $ 2,600,000         $  1,900,000
Europe (including UK)                         5,300,000            6,300,000            6,900,000
All others                                      900,000            2,500,000              900,000
                                            -----------          -----------         ------------

                                            $ 7,700,000         $ 11,400,000         $  9,700,000
                                            ===========         ============         ============

Note 10:  Capital transactions

 (a) Stock rights plan

On February 20, 1989, the Board of Directors of the Company adopted a common share purchase rights plan and declared a dividend distribution of one common share purchase right (the "Right") on each of its common shares to shareholders of record on March 7, 1989. Each Right will entitle the registered holder to purchase from the Company one outstanding common share, par value $.01 per share, at a purchase price of $45.00 per share, subject to anti-dilutive adjustments (the "Purchase Price"). The Rights generally become exercisable if a person or group acquires, or tenders for, 20% or more of the Company's common shares. In such event, the holder of a Right will have the right to receive, upon exercise of the Right at the then current Purchase Price, a number of common shares with a total market value of two times the Purchase Price. The Rights expired on February 19, 1999.

(b) Employee stock purchase plan

Under the Company's 1986 Stock Purchase Plan (the "Purchase Plan"), all eligible employees may authorize payroll deductions of up to 10% of their base salary to purchase shares of the Company's Common Stock at 85% of the market price. There are no charges or credits to income in connection with the Purchase Plan. In January 1999, the Company discontinued the Purchase Plan for periods after December 31, 1998.

Note 11:  Employee 401(K) Savings Plan

The Company has a tax-deferred employee 401(k) savings plan covering substantially all employees. Contributions by the Company are made at the Company's discretion. Contributions to the plan in 1998, 1997 and 1996 were $39,000, $40,000 and $49,000, respectively.

Note 12:  Fourth quarter results

During the fourth quarter of 1997 the Company recorded the following expense adjustments:

Inventory reserves and write-offs                                $ 1,300,000
Intangible asset write-off                                         2,300,000
Cost of goods sold                                                   800,000
Deferred tax asset valuation allowance                               700,000
Warranty reserves                                                    200,000
Severance and other                                                  200,000
Allowance for doubtful accounts                                      200,000

                                                                                                                      Schedule VIII
                                           V BAND CORPORATION AND SUBSIDIARIES
                                            VALUATION AND QUALIFYING ACCOUNTS
                                   FOR THE YEARS ENDED OCTOBER 31, 1998, 1997, AND 1996


Column A                                Column B           Column C - Additions                 Column D                 Column E
--------                                --------           --------------------                 --------                 --------
                                                              (1)           (2)
                                       Balance at        Charged to      Charged to                                     Balance at
                                       Beginning of       costs and         other                                         End of
Description                              Period           expenses        accounts            Deductions                  Period
-----------                              ------           --------        --------            ----------                  ------
Allowance for doubtful accounts
      October 31, 1998              $     498,000       $   142,000                        $    351,000 (a)         $        289,000

      October 31, 1997              $     381,000       $   117,000                                                 $        498,000

      October 31, 1996              $     456,000       $   (53,000)                       $     22,000 (a)         $        381,000

Inventory reserve
      October 31, 1998              $   2,576,000       $   334,000                                                 $      2,910,000

      October 31, 1997              $   2,103,000       $   473,000                                                 $      2,576,000

      October 31, 1996              $   2,144,000                                          $     41,000 (b)         $      2,103,000

Warranty reserve
      October 31, 1998              $     273,000       $   247,000                        $    386,000 (c)         $        134,000

      October 31, 1997              $     343,000       $   589,000                        $    659,000 (c)         $        273,000

      October 31, 1996              $     415,000       $   289,000                        $    361,000 (c)         $        343,000

Reserve for Notes Receivable
      October 31, 1997              $     110,000                                          $    110,000 (d)

      October 31, 1996              $     110,000                                                                   $        110,000

Valuation allowance for deferred
income tax asset
      October 31, 1998              $   8,623,000                         $  2,786,000                              $     11,409,000

      October 31, 1997              $   4,818,000       $   700,000       $  3,105,000                              $      8,623,000

      October 31, 1996              $   5,026,000                                          $    208,000             $      4,818,000

(a) Doubtful accounts written off, net of cash recovered.
(b) Consumption of obsolete or slow moving inventory, which was reserved for in the prior year.
(c) Warranty labor charges combined with actual cash payments.
(d) Note receivable written off, net of cash received.

                                                                        EX-10.17
                            FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease (the "Fifth Amendment"), made this 26th day of March, 1998, by and between TAXTER PARK ASSOCIATES (hereinafter referred to as "Landlord") and V BAND CORPORATION (hereinafter referred to as "Tenant").

                                  WITNESSETH:

WHEREAS, Taxter Park Associates, as successor in interest to Urbco, Inc., is the Landlord under an agreement of Lease entered into with Tenant, dated as of April 22, 1988 (the "Original Lease"), which has been previously amended via that certain First Lease Amendment dated October 14, 1991, that certain Second Lease Amendment dated February 20, 1992, that certain Third Amendment to Lease dated May 28, 1993 and that certain Fourth Amendment to Lease dated June 8, 1994 (the Original Lease, together with the First Lease Amendment, Second Lease Amendment, Third Amendment to Lease, Fourth Amendment to Lease and this Fifth Amendment to Lease are hereinafter collectively referred to s the "Lease"), pursuant to which Landlord leased to Tenant certain premises (the "Demised Premises") consisting of 22,801 rentable square feet on the sixth (6th) floor in the building located at 565 Taxter Road in Elmsford, Westchester County, New York.

WHEREAS, Landlord and Tenant wish to further amend the Lease to provide that Landlord shall pay to Tenant a sum of money in lieu of the Second Extension Allowance and to delete the Renewal Option contained in the Lease and to revise certain other provisions of the Lease in connection with such amendments, upon and subject to the terms and conditions of this Fifth Amendment.

NOW, THEREFORE, in consideration of the promises herein made, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agrees as follows:

1. Paragraph 5 of the Fourth Amendment to Lease is hereby deleted in its entirety as though it had never been contained in the Lease and the following is hereby inserted in its place:

"Landlord shall have no liability or obligation of any kind to pay or reimburse Tenant for any alterations made or performed by Tenant to the Demised Premises. In lieu thereof, Landlord hereby agrees that:

(a) So long as Tenant pays the monthly installment of Rent payable for April 1998 on or before April 1, 1998 then Landlord shall pay to Tenant no later than April 15, 1998 an amount equal to Fifteen Thousand and 00/100 Dollars ($15,000.00).

(b) So long as Tenant pays the monthly installment of Rent payable for May 1998 on or before May 1, 1998 then Landlord shall pay to Tenant no later than May 15, 1998 an amount equal to Fifteen Thousand and 00/100 Dollars ($15,000.00).

(C) So long as Tenant pays the monthly installment of Rent payable for June 1998 on or before June 1, 19998 then Landlord shall pay to Tenant no later than June 15, 1998 an amount equal to Fifteen Thousand and 00/100 Dollars ($15,000.00).

(d) So long as Tenant pays the monthly installment of Rent payable for July 1998 on or before July 1, 1998 then Landlord shall pay to Tenant no later than July 15, 1998 an amount equal to One Hundred Five Thousand and 00/100 Dollars ($105,000).

Except for the foregoing, Landlord shall have no liability or obligation to pay to Tenant any allowance or sum of money of any kind whatsover.

2. Paragraph 6 of the Fourth Amendment to Lease is hereby deleted in its entirety as though it had never been contained in the Lease and is hereby null and void with absolutely no further force or effect whatsover. Tenant hereby understands, acknowledges and agrees that Tenant has and shall have no right or option of any kind to renew or extend the term of the Lease.

Notwithstanding the foregoing, Landlord hereby agrres that if, on or before July 31, 1998, Landlord receives written notice from Tenant of Tenant's desire to renew or extend the term of the lease for all or a portion of the Demised Premises, then Landlord shall negotiate the terms and conditions of such a renewal or extension in good faith with Tenant for a period of thirth (30) days from the receipt of such written notice from Tenant. Tenant understands, acknowledges and agrees that such a renewal or extension shall be upon terms and conditions satisfactory to Landlord, in Landlord's sole discretion, and that Landlord shall have no obligation to renew or extend the Lease unless ther terms and conditions of such renewal or extension are satisfactory to Landlord. Tenant further understands, acknowledges and agrees that market rental rates are significantly higher than tbe rental rate payable by Tenant as of the date of this Fifth Amendment and that tenant concessions are lower than those available at the time Tenant entered into the Fourth Amendment to Lease.

3. Landlord and Tenant each represent to the other that this Fifth Amendment was not brought aboaut or procured by any real estate broker and Landlord and Tenant agree to indemnify and hold the other harmless from and against any cost, expenses or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Fifth Amendment or the negotiation hereof.

Except as specifically amended hereby, the terms, conditions and provisions of the Lease shall remain unmodified and continue in full force and effect and, as amended hereby, all of the terms, covenants, conditions and provisions of the Lease are hereby ratified and confirmed in all respects.

This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

TENANT:                     LANDLORD:
V BAND CORPORATION          TAXTER PARK ASSOCIATES
a New York corporation      a New York General Partnership

/s/Thomas E. Feil           Dean Witter Realty Income Partnership II, L.P.,
-----------------           its General Partner
Name:  Thomas E. Feil
Title: CEO                  Dean Witter Realty Income Properties II, Inc.,
                            its managing partner

                            /s/Robert B. Austin
                            -------------------
                            Robert B. Austin
                            Vice President

                            Dean Witter Realty Income Partnership III, L.P., its General Partner

                            Dean Witter Realty Income Properties III., Inc., its Managing General Partner

                            /s/Robert B. Austin
                            -------------------
                            Robert B. Austin
                            Vice President

                            Dean Witter Realty Income Partnership IV, L.P., its General Partner

                            Dean Witter Realty Fourth Income Properties, Inc., its Managing General Partner

                            /s/Robert B. Austin
                            -------------------
                            Robert B. Austin
                            Vice President

                                                                      EXHIBIT 21

                                  Subsidiaries
                                  ------------




V Band PLC        - organized under the laws of England

Licom, Inc.       - incorporated under the laws of the State of Delaware

                                                                    EXHIBIT 23.1







                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in V Band Corporation's Registration Statements Nos. 2-94923, 33-7540, 33-19146 and 33-62458 on Form S-8 of our report dated March 2, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing on page F-1 of the Annual Report on Form 10-K for the year ended October 31, 1998.


/s/DELOITTE & TOUCHE  LLP
-------------------------
DELOITTE & TOUCHE  LLP

Stamford, Connecticut
March 12, 1999